Exhibit I

EIB Statutory Bodies

The composition of the Bank's statutory bodies, the curriculum vitae of their members and additional information on the remuneration arrangements are regularly updated and posted on the EIB's website: www.eib.org.

Board of Governors

Chairman	Tommaso PADOA-SCHIOPPA (Italy)	
Belgium	Didier REYNDERS	Ministre des Finances
Bulgaria	Plamen ORESHARSKI	Minister for Finance
Czech Republic	Miroslav KALOUSEK	Ministr financí
Denmark	Bendt BENDTSEN	Økonomi-og erhvervsminister
Germany	Peer STEINBRÜCK	Bundesminister der Finanzen
Estonia	Ivari PADAR	Rahandusminister
Greece	Georgios ALOGOSKOUFIS	Minister of Economy and Finance
Spain	Pedro SOLBES MIRA	Vicepresidente Segundo del Gobierno y Ministro de Economía y Hacienda
France	Jean-Louis BORLOO	Ministre de l'Économie, des Finances et de l'Industrie
Ireland	Brian COWEN	Minister for Finance
Italy	Tommaso PADOA-SCHIOPPA	Ministro dell'Economia e delle Finanze
Cyprus	Michalis SARRIS	Minister of Finance
Latvia	Oskars SPURDZIŅŠ	Finanšu ministrs
Lithuania	Rimantas ŠADŽIUS	Finansų ministras
Luxembourg	Jean-Claude JUNCKER	Premier Ministre, Ministre d'État, Ministre des Finances
Hungary	János VERES	Pénzügyminiszter
Malta	Lawrence GONZI	Prim Ministru
Netherlands	Wouter BOS	Minister van Financiën
Austria	Wilhelm MOLTERER	Bundesminister für Finanzen
Poland	Zyta GILOWSKA	Ministra Finansów
Portugal	Fernando TEIXEIRA DOS SANTOS	Ministro de Estado e das Finanças
Romania	Varujan VOSGANIAN	Ministrul Finanțelor Publice
Slovenia	Andrej BAJUK	Minister za finance
Slovakia	Ján POČIATEK	Minister financií
Finland	Mari KIVINIEMI	Ministeri, Valtiovarainministeriö
Sweden	Anders BORG	Finansminister
United Kingdom	Gordon BROWN	Chancellor of the Exchequer

Audit Committee

Chairman	Maurizio DALLOCCHIO	Senior Professor of Corporate Finance at SDA Bocconi School of Management and Holder of Lehman Brothers Chair of Corporate Finance, Bocconi University, Milan
Members	Constantinos KARMIOS	Chief Accountant, in charge of the Accounting and Financial Services Directorate, Treasury, Cypriot Ministry of Finance
	Ortwin KLAPPER	Former Chief Executive Officer of Bank Austria Creditanstalt Leasing Group Managing Director of Mizuho Corp. Bank-BA Investment Consulting and Chairman of the Multilease Association, Brussels/Bratislava
Observers	Nikolaos PHILIPPAS	Assistant Professor and Member of the University Senate, University of Piraeus, Greece and Member of the Board of Directors of Piraeus Port Authority
	Éric MATHAY	Company auditor, cabinet Bollen, Mathay & Co., Brussels
	José RODRIGUES DE JESUS	Chartered auditor, Oporto

Management Committee

President	Philippe MAYSTADT	The EIB's President also chairs the Bank's Board of Directors.
Vice-Presidents	Gerlando GENUARDI	
	Philippe de FONTAINE VIVE CURTAZ	
	Ivan PILIP	
	Torsten GERSFELT	
	Simon BROOKS	
	Carlos da SILVA COSTA	
	Matthias KOLLATZ-AHNEN	
	(...)	

Situation at 18 June 2007

Board of Directors

The Board of Directors consists of 28 Directors, with one Director nominated by each Member State and one by the European Commission. There are 18 Alternates, meaning that some of these positions will be shared by groupings of States.

Furthermore, in order to broaden the Board of Directors’ professional expertise in certain fields, the Board is able to co-opt a maximum of 6 experts (3 Directors and 3 Alternates), who participate in the Board meetings in an advisory capacity, without voting rights.

Directors

Olivier HENIN Directeur adjoint, responsable de la Cellule Marchés financiers internationaux, Ministère des finances, Brussels

Dimiter IVANOVSKI Deputy Minister, Ministry of Finance, Sofia

Zdenek HRUBÝ Member of the Board of Directors of the EIB, Prague

Sigmund LUBANSKI Kontorchef, Økonomi- og Erhvervsministeriet, Copenhagen

Carsten PILLATH Ministerialdirektor, Abteilungsleiter Europapolitik im Bundesministerium der Finanzen, Berlin

Aare JÄRVAN Secretary General, Department of EU and International Affairs, Ministry of Finance, Tallinn

Konstantinos MOUSOUROULIS General Secretary of Investments and Development, Ministry of Economy and Finance, Athens

Isabel RIAÑO Directora General, Dirección General de Financiación Internacional, Ministerio de Economía y Hacienda, Madrid

Claire WAYSAND Sous-directrice “Affaires européennes”, Direction du Trésor et de la politique économique, Ministère de l’Économie, des Finances et de l’Industrie, Paris

Kevin CARDIFF Second Secretary, Banking, Finance and International Division, Department of Finance, Dublin

Ignazio ANGELONI Direttore per i Rapporti finanziari internazionali, Dipartimento del Tesoro, Ministero dell’Economia e delle Finanze, Rome

Kyriacos KAKOURIS Senior Economic Officer, Ministry of Finance, Nicosia

Irena KRUMANE State Secretary, The Ministry of Finance of the Republic of Latvia, Riga

Natalija GUSEVA Deputy Head of International Financial Institutions Division, Ministry of Finance, Vilnius

Gaston REINESCH Directeur général, Ministère des Finances, Luxembourg

János ERÖS Chief Executive Officer, Magyar Fejlesztési Bank Rt., Budapest

Vince GRECH Director General (Financial Administration), Ministry of Finance and Economic Affairs, Valetta

(…) …

Kurt BAYER Stellvertretender Generaldirektor für Wirtschaftspolitik und Internationale Finanzinstitutionen, Bundesministerium für Finanzen, Vienna

(…) …

M. - Alexandra da COSTA GOMES Membro do Conselho de Administração do BEI, Lisbon

(…) …

Sibil SVILAN Member of the Board and CEO, Slovene Export Corporation, Ljubljana

Katarina KASZASOVÁ Director General of the State Reporting Section, Ministry of Finance, Bratislava

Tytti NORAS Lainsäädäntöneuvos, valtiovarainministeriö, Helsinki

Kurt Arne HALL Finansråd, Internationella avdelningen, Finansdepartementet, Stockholm

Stephen PICKFORD Director Europe, H.M. Treasury, Finance Directorate, London

Klaus REGLING Director General, Directorate General for Economic and Financial Affairs, European Commission, Brussels

Experts

Pierre RICHARD Administrateur délégué, DEXIA, Paris

Rainer MASERA Presidente, Rete Ferroviaria Italiana, Rome

Timothy STONE International Chairman, PPP Advisory Services, KPMG Corporate Finance, London

Alternates

Karl-Ernst BRAUNER Ministerialdirektor, Bundesministerium für Wirtschaft und Arbeit, Berlin

Ralph MÜLLER Leiter des Referats Haushalt der Europäischen Union, Bundesministerium der Finanzen, Berlin

Benoît de la CHAPELLE BIZOT Chef du bureau ”Stratégie et coordination européenne”, Direction du Trésor et de la politique économique, Ministère de l’Économie, des Finances et de l’Industrie, Paris

Jean-Michel SEVERINO Directeur général, Groupe Agence Française de Développement, Paris

Stefania BAZZONI Dirigente, Direzione Rapporti Finanziari Internazionali, Dipartimento del Tesoro, Ministero dell’Economia e delle Finanze, Rome

Giampaolo BOLOGNA Dirigente, Direzione del Contenzioso Comunitario, Dipartimento del Tesoro, Ministero dell’Economia e delle Finanze, Rome

Jean-Christophe GRAY Head of EU Coordination and Strategy, H.M. Treasury, London

Andrej KAVČIČ Head of International Finance Department, Ministry of Finance, Ljubljana

Alicia VARELA Subdirectora General, Subdirección General de Instituciones Financieras Europeas, Madrid

Rudolf de KORTE Plaatsvervangend lid van de Raad van Bewind van de EIB, Wassenaar

Michael SOMERS Chief Executive, National Treasury Management Agency, Dublin

Kristina SARJO Financial Counsellor Financial Markets Department, Helsinki

Madis ÜÜRIKE Advisor to the Ministry of Finance, Ministry of Finance, Tallinn

Tamsyn BARTON Head of European Union Department, Department for International Development, London

Zsuzsanna VARGA Deputy Director General of the Department of International Relations at the Hungarian

Ministry of Finance, Budapest

(…) …

(…) …

Dirk AHNER Director General, Regional Policy Directorate-General, European Commission, Brussels

Alternate experts

Óscar FANJUL Vicepresidente, Omega Capital S.L., Madrid

Antoni SALA Vice-President, Bank Gospodarstwa Krajowego, Warsaw

Detlef LEINBERGER Mitglied des Aufsichtsrats der Deutschen Energie-Agentur GmbH, Berlin ; Mitglied des Verwaltungsrats des EIF

Situation at 18 June 2007

EIB financing in 2006

In 2006, the European Investment Bank (EIB) lent a total of 45.7 billion euros1 in support of the objectives of the Euro-pean Union: 39.8 billion in the Member States of the Union and 5.9 billion in the partner countries.

Under its new strategy, the Bank pursues five operational priorities in Europe: economic and social cohesion in the enlarged European Union; fostering innovation; developing trans-European networks and their access routes; protecting and improving the environment; and supporting small and medium-sized enterprises (SMEs).

Economic and social cohesion in the enlarged European Union therefore remains the Bank’s prime operational priority. In 2006, financing operations aimed at reducing economic disparities between the regions accounted for almost two thirds of loans granted in the European Union. Individual loans totalled 20.2 billion, including 11.5 billion targeting the poorest regions under Objective 1. More than half of the projects were carried out in the transport and energy sectors. Credit lines in these regions amounted to an estimated 6.5 billion.

By fostering innovation, the Bank assists the development of a knowledge-based economy. Since May 2000, when the Innovation 2010 Initiative (i2i) was launched, loans worth 45.7 billion have already been signed, while the objective is to reach 50 billion by the end of the decade. In 2006, the Bank advanced 10.9 billion in three areas: research, development and innovation (6.7 billion); education and training (2.1 billion); and the creation and dissemination of information and communications technologies (1.7 billion). The European Investment Fund also supports i2i by taking stakes in venture capital funds2.

Efficient communications and energy transfer networks are a key factor in economic integration. The Bank provided 7.3 billion for trans-European transport networks (TENs) within the European Union, 37% of which for priority projects, and 740 million for major transport arteries in the neighbouring countries. At the same time, it pumped 321 million into trans-European energy networks.

In 2006, individual loans for capital projects relating to the environment ran to 10.9 billion, accounting for 24% of total lending. The bulk of loans went to projects in the European Union (9.6 billion). Financing centred on the urban environment (4.6 billion), water treatment and pollution reduction (2.8 billion), combating climate change (2.3 billion) and a range of projects involving nature conservation, environmental efficiency and waste management (1.1 billion).

Investment by small and medium-sized enterprises is supported through credit lines extended to financial intermediaries. In 2006, these amounted to 11.3 billion in the European Union, of which an estimated 5.8 billion served to assist SMEs.

The EIF also furthers this objective by investing in venture capital funds that take stakes in fledgling SMEs and by providing guarantees for SME portfolios2.

1 Unless otherwise indicated, all amounts are expressed in EUR.

2 See section on EIF activity.

8 EIB Group

Financing 2002-2006: 218 billion

European Union Partner Countries

2006

2005

2004

2003

2002

0 25 50

In its multiannual Corporate Operational Plan, the Bank continues to accord priority to human capital. Financing for health and education in the European Union reached 5.3 billion.

EIB backing for EU development aid and cooperation policies in the partner countries amounted to 5.9 billion in 2006.

In the Mediterranean countries, the development of the private sector is given top priority. Loans signed under the Facility for Euro-Mediterranean Investment and Partnership (FEMIP) totalled 1.4 billion. With an active portfolio of 380 million euros of risk capital operations committed to the private sector in the Mediterranean partner countries, the EIB has become, thanks to EU budgetary funds, the most active international financial institution in terms of private equity investments in the region.

Loans in South-East Europe 3 amounted to 3.2 billion, including 739 million for Bulgaria and Romania. In the Western Balkans, the EIB is pressing ahead with its financing for the rebuilding of basic infrastructure and its support for local authorities.

Lastly, the EIB continued its lending operations in Asia and Latin America (483 million), the African, Caribbean and

Pacific (ACP) countries (745 million) and South Africa (80 million).

During the year, the Bank took account of the development of EU policies and the objectives of the next COP for the period 2007-2009 were adapted accordingly:

In line with the renewed Cohesion Policy 2007-2013, the Bank will gear its activities to the objective of the convergence of the less developed regions of the European Union. These largely correspond to the areas currently classified under Objective 1. With a target of 40% to 50% of total lending in the Union, convergence will remain the Bank’s primary objective.

Energy has been made a specific priority in the COP for the period 2007-2009. Projects meeting this objective involve one of the following: renewable energies; energy efficiency; research, development and innovation; and security of internal and external supply. The Bank has set itself an annual target of 4 billion in support of projects in this sector, including 600 to 800 million for renewable energies.

3 Albania, Bosnia and Herzegovina, Bulgaria, Croatia, Montenegro, Romania, Serbia, Turkey.

Financial report 2006 9

EIB Borrowing Activity

A leading international debt issuer

Borrowing: strategy adds value for customers

The Bank remained committed to making best use of its financial strength, founded notably on support from shareholders – the EU Member States – to secure funding at optimal cost and thus to add value for customers. In the pursuit of these objectives, the Bank maintained a consistent funding strategy, entailing both continuity and innovation in its benchmark programmes and tailor-made issuance. The resulting achievements benefited loan customers, both in the EU and local developing markets targeted by the Bank.

The funding volume of EUR 48bn was similar to last year. Funds were raised via 303 transactions (before swaps) in a record 24 currencies, including six currencies in synthetic format. There was increased demand in non-core currencies (notably Australian dollars), which generated funding for EUR 8bn, compared with EUR 6bn in 2005. However, core currencies (euro, sterling and US dollars) remained the main source of funding, accounting for EUR 40bn of funding (EUR 44bn in 2005).

The market’s favourable reception for the EIB’s funding activities was reflected in the EuroWeek poll, where market participants voted the Bank ‘Most Impressive Borrower’, ‘Most Innovative Borrower’ and ‘Best Supranational or Agency Borrower’ for the third consecutive year. The Bank was also voted ‘Most Exciting and Challenging Borrower for the year ahead’.

Core currencies – sovereign class and innovation

Benchmark programmes strengthened the unique positioning as a multi-currency sovereign-class benchmark issuer. The EIB is exceptional in offering highly comprehensive yield curves across EUR, GBP and USD. Benchmark issues in the Bank’s three core currencies remained a cornerstone of cost-effective funding, and raised EUR 28bn equivalent (59% of total funding). Of this, the largest amount was raised in euro (EUR 10.6bn), followed by USD (EUR 9.7bn equivalent) and GBP (EUR 8.0bn equivalent).

In its benchmark programmes, the Bank remained responsive to investor requirements. It therefore continued to pay particular attention to market-sensitive execution, for example in terms of timing, sizing, maturity selection and fairness of pricing. Such attention to quality of execution, coupled with the Bank’s attention to the secondary market in its benchmark bonds, has supported strong aftermarket performance. Investor demand for benchmark issues in the three core currencies remained well diversified, with Europe, Asia and the US providing the largest volumes of demand.

A number of innovations and distinctive features differentiated 2006 activities in core currencies. In EUR, where the Bank raised EUR 17.4bn, there was continued proactive alignment with sovereign issuance features, including an issue size of EUR 5bn for benchmark ‘EARN’ issues – with two new EUR 5bn transactions in the 5-year and 10-year sectors. This helped deliver the funding advantage associated with the strong performance of European sovereign-class bonds in 2006. Further attention to sovereign class liquidity was visible in the EUR 580m increase of the 2008 EARN, via an auction-based liquidity allocation procedure. The Bank remains the only borrower to complement sovereigns with benchmark issues in Global format of EUR 5bn size with outstanding maturities from 3 years to 30 years. EUR benchmark outstandings reached EUR 68bn as of end-2006.

An important highlight in EUR targeted and structured issuance (raising EUR 6.9bn in total) was the first issue to be launched via a Public Offering in all 12 countries of the euro area (termed European Public Offering of Securities or ‘EPOS’). The issue was a EUR 1bn structured bond linked to eurozone inflation. It was a practical proposition thanks to the ‘passporting mechanism’ foreseen in the EU Prospectus Directive4. This was the first time that the passporting mechanism was used on this scale in the bond market. The

4 This Directive sets out an efficient mechanism for the ‘passporting’ of prospectuses in the Member States of the European Union: a prospectus approved by the competent authority in one Member State (‘home country regulator’) can be used as a valid prospectus in any other Member State (‘host Member State’) without the need for any further prospectus approval (‘mutual recognition’).

10 EIB Group

Borrowing activity 2002-2006 : 228 billion

2006

2005

2004

2003

2002

0 10 20 30 40 50

EUR GBP USD Others

issue is therefore noteworthy as a contribution to EUR capital market development.

In GBP the Bank maintained its position as the leading alternative to Gilts, with total GBP outstandings at end-2006 equivalent to approximately 10% of the GBP non-Gilt market. In GBP the Bank raised GBP 5.7bn (EUR 8.4bn). There were transactions in 15 different benchmark maturities out to 2054, the widest range of benchmark issuance maturities other than the Gilt. Also, two new benchmark lines were established in the 3 and 10-year maturities. This range of benchmark issuance provided further evidence of the Bank’s maintenance of its GBP yield curve. In structured products, the Bank conducted one new issue and increased the existing 2016 inflation-linked issue for a total of GBP 297m.

In USD, the Bank raised an amount of USD 17.6bn (EUR 14.2bn), making it one of the largest non-US issuers in this currency. The Bank issued five benchmarks in Global format across all key maturities: 3-year, 5-year, 10-year (twice) and 30-year. The USD 1bn 30-year issue extended the EIB benchmark yield curve and was the first benchmark issue in this part of the curve after the re-introduction of the ‘long bond’ by the US Treasury. The second new USD 3bn 10-year issue represented the largest transaction in this maturity by a non-US AAA borrower, reinforcing the strength of liquidity offered by the EIB. The Bank also issued two Eurodollar bonds in the 7-year sector, for USD 1bn and USD 1.5bn respectively. The latter was the largest eurobond in its asset class this year. Structured transactions amounted to USD 1.4bn (EUR 1.2bn).

Product diversification

Responsiveness to investor requirements through tailor-made issuance of non-structured and structured products remained an important hallmark of the Bank’s funding. The Bank achieved a range of innovations in structured products in 2006. Among these, the inflation-linked product was expanded to two new currencies, SEK and AUD. This means the Bank has historically issued in plain vanilla inflation-linked format in five currencies (also EUR, GBP, JPY). In structured inflation-linked format, the EUR 1bn ‘EPOS’ issue was a significant innovation, both in terms of size and its widespread distribution in eurozone markets. Also, the Bank brought the first public CHF structured issue to the market. Total structured issuance amounted to EUR 5.9bn through 106 transactions (12% of total funding).

Currency diversification

Outside its three core currencies, the Bank raised EUR 8.0bn equivalent via 15 additional currencies. Also, the Bank issued in six further currencies in synthetic format (booked under other payment currencies), for an amount of EUR 589m. The largest source of growth in non-core currencies was in Aus-tralian dollars (AUD), and the three largest contributors in these other currencies, each contributing funding for over EUR 1bn equivalent, were AUD (EUR 1.8bn), Japanese yen (JPY – for EUR 1.3bn) and Turkish lira (TRY – for EUR 1.1bn). In geographic terms, the main sources of funding were currencies of Asia/Pacific (EUR 4.2bn equivalent), other European currencies (EUR 2.2bn equivalent) and EU new Member/Accession States (EUR 1.4bn equivalent).

Development impact

Developmental work in currencies of the new EU Member States, Accession and Partner Countries remained an important feature. Borrowing in these and other currencies of countries targeted for Bank lending serves to remove currency risk, where funding and on-lending can be combined.

Among new Member State and Accession Country currencies, the largest source of demand remained in Turkish lira, where the Bank raised EUR 1.1bn equivalent and continued to develop its liquidity and yield curve. In Bulgarian leva (BGN) the Bank launched its first floating rate note. The Bank issued in three further currencies from this region (Czech koruna (CZK), Hungarian forint (HUF) and Polish zloty (PLN)).

Outside Europe, there were significant developmental results in Partner Country currencies of the Mediterranean region and Africa. Of particular note were the Bank’s first issue in Egyptian pounds (EGP), then also the longest-dated synthetic issue in that market, and issues in Botswana pula (BWP) and Namibian dollars (NAD), both the first from an international issuer (in synthetic format). Also, the Bank maintained a leadership role in South African rand (ZAR), raising

Financial report 2006 11

“The Way to Buy Europe” Snapshot of the EIB as an issuer

Joint EU sovereign ownership underpins top-class credit quality and means EIB bonds can be seen as “The Way to Buy Europe”.

Ownership by all EU sovereigns means EIB bonds offer a unique and diversified sovereign-class investment.? The Bank is rated Aaa/AAA/AAA by Moody’s/Standard & Poors/Fitch.

The Bank’s strategic approach to markets involves a strong focus on liquidity and transparency. It combines comprehensive benchmark programmes in the Bank’s three core currencies (EUR, GBP and USD) with tailor-made issuance across a wide range of currencies and products.

The EIB is one of the largest and most frequent borrowers in the international capital markets. In 2006 it issued a total of EUR 48bn.

The Bank has historically contributed to the development of capital markets in currencies of new EU Member States, EU-Acceding/Accession and EU-Partner Countries. Here issuance in local currencies can support the development of lending activities.

ZAR 2.8bn (EUR 312m). As part of this the 8% January 2013 ZAR issue was increased to ZAR 4.5bn, becoming the largest Eurorand bond. In other regions, there was a first synthetic issue in Indonesian rupiah (IDR), and repeat issuance in synthetic format in Brazilian real (BRL) and Russian ruble (RUB).

New ground in other European currencies

In the Swiss franc (CHF), the Bank introduced a new benchmark, a 30-year CHF 300m issue, which was the longest dated benchmark issue in the market at the time of issuance. In the Danish krone (DKK) market the Bank issued the then longest dated ‘blue-stamped’ 2% bond (2% June 2026 DKK 2.6bn), responding to investor demand for tax-efficient duration products in a segment supported by the Government. In Swedish krona (SEK), the Bank launched the first inflation-linked bond in the international market to be issued by a supranational (SEK 1.5bn issue maturing 2020). The Bank was also present in the Icelandic krona (ISK) and Norwegian krone (NOK) markets.

Asia/Pacific growth

The EIB strengthened its role as a prominent issuer in the Asia/Pacific markets. In Australian dollars (AUD), the Bank achieved the strongest growth and largest volume of issuance among non-core currencies (AUD 3.0bn/EUR 1.8bn vs. AUD 1.2bn/EUR 0.8bn in 2005) and was the largest AAA ‘Kangaroo’ (foreign) issuer. In this market, the Bank issued the first Kangaroo inflation-linked bond, an AUD 250m CPI-linked bond due 2020. The Bank also raised EUR 0.9bn equivalent in the New

Zealand dollar (NZD) market. Of particular note in Japanese yen (JPY) was the 20-year Global JPY 50bn issue, which was at launch the only current coupon 20-year benchmark from a sovereign-class issuer in the international markets. In Hong Kong dollars (HKD), the Bank issued a HKD 1bn 2-year bond, which was the first supranational transaction after relaxation of Hong Kong legislation permitting issues shorter than 3 years for supranationals.

12 EIB Group

Borrowings signed and raised in 20065 vs. 2005 (EUR million)

Before swaps:

After swaps:

2006

2005

2006

2005

EUR

17 439

36.3%

19 311

38.8%

31 820

66.2%

32 179

64.6%

CZK

18

0.0%

18

0.0%

19

0.0%

DKK

235

0.5%

235

0.5%

GBP

8 392

17.5%

10 057

20.2%

3 067

6.4%

3 096

6.2%

HUF

110

0.2%

222

0.4%

97

0.2%

53

0.1%

PLN

32

0.1%

73

0.1%

32

0.1%

49

0.1%

SEK

309

0.6%

174

0.4%

309

0.6%

468

0.9%

Total EU

26 535

55%

29 838

60%

35 577

74%

35 864

72%

AUD

1 840

3.8%

692

1.4%

BGN

102

0.2%

CHF

703

1.5%

709

1.4%

259

0.5%

HKD

101

0.2%

ISK

501

1.0%

162

0.3%

JPY

1 277

2.7%

1 352

2.7%

MXN

183

0.4%

NOK

424

0.9%

38

0.1%

88

0.2%

38

0.1%

NZD

933

1.9%

1 077

2.2%

TRY

1 095

2.3%

1 222

2.5%

USD

14 225

29.6%

14 309

28.7%

12 305

25.6%

13 581

27.3%

ZAR

312

0.7%

219

0.4%

80

0.2%

63

0.1%

Total non-EU

21 515

45%

19 962

40%

12 473

26%

13 941

28%

TOTAL

48 050

100%

49 800

100%

48 050

100%

49 805

100%

5 Resources raised under the global borrowing authorisation for 2006, including ‘pre-funding’ of EUR 2.9 billion completed in 2005.

Financial report 2006 13

EIB Group

Financial Statements

EIB Group - Financial Statements 2006 19

RESULTS FOR THE YEAR

For the EIB Group, the year 2006 was marked by an increase in the profit to be appropriated and a slight decrease in the balance sheet total (-2%). The profit to be appropriated for the reporting year stands at EUR 3 235 million, an increase of EUR 2 048 million (+173%). It includes, however, an exceptional item of EUR 975 million due to the reversal of the Fund for general banking risks and its proposed appropriation to the Additional Reserves by the Board of Governors (see note L).

Barring this special item, the profit before movements to/from the Fund for general banking risks for 2006 amounts to EUR 2 260 million, an increase of EUR 1 013 million or 81%. (In 2005 an amount of EUR 60 million was added to the Fund for general banking risks.)

The main contributing factors to the increase in profit are:

– The result on financial operations, which mainly comprises the net results on derivatives, loans and borrowings, with application of the fair value option under IAS 39, increased by EUR 881 million (see Note N).

– The credit loss expense, together with the movements in the specific provision for credit risk, resulted in a profit of EUR 102 million, compared with a loss of EUR 38 million in 2005, a positive impact of EUR 140 million.

– The lower impairment on venture capital operations (Note E) gave a positive impact on the result of EUR 19 million.

– General administrative expenses (Note P) increased, giving a negative impact on the result of EUR 82 million. This was mainly due to an increase in expenses relating to the Group’s defined benefit post-employment schemes (Note K) under IAS19, as compared with 2005.

– The net result of interest and similar income and charges stands at EUR 1 690 million in 2006, i.e. a positive impact on the result of EUR 15 million (items 1 and 2 of the Income Statement).

EIB Group – Financial Statements 2006 21

CONSOLIDATED BALANCE SHEET AS AT 31 DECEMBER 2006 (in EUR’ 000)

ASSETS 31.12.2006

31.12.2005

1.

Cash in hand, balances with central banks and

post office banks

14 676

13 168

2.

Treasury bills eligible for refinancing with central banks (Note B)

2 701 696

2 798 645

3.

Loans and advances to credit institutions

a) repayable on demand

165224

285 200

b) other loans and advances (Note C)

14598326

23 567 366

c) loans (Notes D)

115846949

114 643 969

130 610 499

138 496 535

4.

Loans and advances to customers

a) loans (Notes D)

141866003

133700679

b) specific provisions (Note D.2)

- 82 417

- 292 500

141 783 586

133 408 179

5.

Debt securities including fixed-income securities (Notes B)

a) issued by public bodies

719 292

1 585 300

b) issued by other borrowers

10 572 110

11 323 079

11 291 402

12 908 379

6.

Shares and other variable-yield securities (Note E)

1 671 533

1 299 762

7.

Intangible assets (Note F)

5 131

6 146

8.

Property, furniture and equipment (Note F)

219 884

180 113

9.

Other assets

a) sundry debtors (Note H)

293 211

181 326

b) positive replacement values (Note R)

14 315 907

20 550 421

14 609 118

20 731 747

10.

Subscribed capital and receivable reserves, called but not paid

(Note V)

1 444 700

1 684 188

11.

Prepayments and accrued income

80 726

41 364

TOTAL ASSETS

304 432 951

311 568 226

The bracketed notes refer to the notes to the Consolidated Financial Statements

22 EIB Group

LIABILITIES

31.12.2006

31.12.2005

1.

Amounts owed to credit institutions (Note I)

a) with agreed maturity dates or periods of notice

218 967

393 048

218 967

393 048

2.

Debts evidenced by certificates (Note J)

a) debt securities in issue

251 742 473

260 021 070

b) others

1 090 202

1 138 266

252 832 675

261 159 336

3.

Other liabilities

a) sundry creditors (Note H)

1483201

1 674 677

b) sundry liabilities (Note H)

39 739

50 668

c) negative replacement values (Note R)

15437071

16462569

16 960 011

18 187 914

4.

Accruals and deferred income (Note G)

344 285

333 792

5.

Provisions

a) staff pension plan (Note K)

869 174

748 568

869 174

748 568

TOTAL LIABILITIES

271 225 112

280 822 658

6.

Capital (Note V)

- Subscribed

163 653 737

163 653 737

- Uncalled

-155471050

- 155 471 050

8 182 687

8 182 687

7.

Consolidated reserves

a) reserve fund

16 365 374

16 365 374

b) additional reserves

2 511 342

1 856 290

18 876 716

18 221 664

8.

Funds allocated to structured finance facility

1 250 000

500 000

9.

Funds allocated to venture capital operations

1 663 824

1 679 333

10.

Fund for general banking risks after appropriation (Note L)

0

975 000

11.

Profit for the financial year

Before appropriation from Fund for general banking risks

2 259 612

1 246 884

Appropriation for the year from Fund for general banking risks

975 000

- 60 000

Profit to be appropriated

3 234 612

1 186 884

TOTAL EQUITY

33 207 839

30 745 568

TOTAL LIABILITIES AND EQUITY

304 432 951

311 568 226

EIB Group – Financial Statements 2006 23

CONSOLIDATED INCOME STATEMENT

for the year ended 31 December 2006 in EUR ‘000

31.12.2006

31.12.2005

1.

Interest and similar income (Note M)

12 083 641

10 150 405

2.

Interest expense and similar charges (Note M)

- 10 393 526

- 8 474 775

3.

Income from shares and other variable-yield securities

29 869

10 245

4.

Fee and commission income (Note O)

89 298

84 687

5.

Fee and commission expense (Note O)

- 589

- 442

6.

Result on financial operations (Note N)

716 303

- 164 832

7.

Other operating income

28 881

13 058

8.

General administrative expenses (Note P)

- 372 156

- 290 064

a) staff costs

-298220

-222206

b) other administrative costs

- 73 936

- 67 858

9.

Depreciation and amortisation (Note F)

- 18 257

- 18 037

a) intangible assets

- 3 250

- 3 558

b) tangible assets

- 15 007

- 14 479

10.

Credit loss expense

102 191

- 38 240

11.

Impairment losses on shares and other variable-yield securities (Note E)

- 6 043

- 25 121

12.

Profit for the period

2 259 612

1 246 884

13.

Transfer from (+) / to (-) the Fund for general banking risks (Note L)

975 000

- 60 000

14.

Profit to be appropriated

3 234 612

1 186 884

The bracketed notes refer to the notes to the Consolidated Financial Statements

EIB Group 24

STATEMENT OF MOVEMENTS IN CONSOLIDATED OWN FUNDS

In EUR ‘000

For the year ended 31 December 2006

Subscribed

capital

Callable

capital

Fund for

general banking risks (**)

Funds allocated

to Structured Finance Facility

Funds allocated

to venture capital operations

Reserve

fund

Additional reserves

Profit of the

year before appropriation

Total

consolidated own funds

Other

AFS reserve

At 31 December 2004

163653737

-155471050

1050000

500000

1755067

16365374

424468

31610

1043797

29353003

Appropriation of prior year’s profit

0

0

-135000

0

0

0

1178797

0

-1043797

0

Transfer to additional reserves

0

0

0

0

- 75 734

0

75 734

0

0

0

Changes in fair value during the year

0

0

0

0

0

0

22 424

123 257

0

145 681

Net profit for the year

0

0

0

0

0

0

0

0

1 246884

1 246 884

At 31 December 2005

163653737

-155471050

915 000

500000

1 679333

16365374

1701423

154867

1 246884

30745568

Appropriation of prior year’s profit

0

0

60 000

500 000

0

0

686 884

0

-1246884

0

Transfer to additional reserves (*)

0

0

0

0

- 15 509

0

15 509

0

0

0

Transfer from additional reserves (***)

0

0

0

250 000

0

0

-250000

0

0

0

Changes in fair value during the year

0

0

0

0

0

0

0

202659

0

202 659

Net profit of the year

0

0

0

0

0

0

0

0

2 259612

2 259 612

At 31 December 2006

163 653 737

- 155 471 050

975 000

1 250 000

1 663 824

16 365 374

2 153 816

357 526

2 259 612

33 207 839

(*) An amount of EUR ‘000 15 509 resulting from the value adjustments on venture capital operations at 31 December 2005 has been transferred from the Funds allocated to venture capital operations to the Additional Reserves. (**) Before appropriation of current year profit.

(***) On 28 April 2006 the Board of Governors decided to transfer EUR ‘000 250 000 from the Additional reserve to the Funds allocated to Structured Finance Facility. Following those transfers, the Funds allocated to venture capital operations amount to EUR ‘000 1 663 824 and the fund allocated to Structured Finance Facility to EUR ‘000 1 250 000.

EIB Group – Financial Statements 2006 25

CONSOLIDATED CASH FLOW STATEMENT AS AT 31 DECEMBER 2006

In EUR '000

	31.12.2006	31.12.2005
A. Cash flows from operating activities:		
Profit for the financial year	**2 259 612**	**1 246 884**
Adjustments:		
Unwinding of the discount relating to capital and reserve called, but not paid in	- 61 508	- 63 956
Allowance to provision for guarantees issued	- 30 969	- 36 499
Depreciation and amortisation on tangible and intangible assets	18 257	18 037
Impairment losses on venture capital operations	12 190	25 121
Increase/Decrease in accruals and deferred income	10 493	- 13 313
Increase in prepayments and accrued income	- 34 009	- 34 131
Investment portfolio amortisation	- 18 180	22 104
Changes in replacement values on derivatives others than those associated with borrowing and loan	- 272 582	- 1 257 452
Profit on operating activities	**1 883 304**	- 93 205
Net loans disbursements	- 35 391 121	- 38 532 747
Repayments	21 143 605	22 997 158
Effects of exchange rate changes on loans	3 778 695	- 6 636 861
Increase in prepayments and accrued income on loans	- 72 258	- 97 206
Adjustment of loans (fair value option)	1 172 776	- 607 984
Changes in replacement values on derivatives associated with loan	- 1 323 349	448 839
Increase in operational portfolio	- 7 200	- 1 664 599
Increase in venture capital operations	- 160 886	- 151 562
Specific provisions on loans and advances	- 210 083	53 500
Increase in shares and other variable-yield securities	- 29 913	- 1 270
Increase in other assets	- 111 887	- 12 814
Decrease/Increase in other liabilities	- 44 540	343 775
Net cash from operating activities	**- 9 372 857**	**- 23 954 976**
B. Cash flows from investing activities:		
Sales of securities	444 272	340 259
Purchases of securities	- 323 639	- 408 704
Increase in asset backed securities	- 943 224	- 868 434
Purchase of property, furniture and equipment	- 54 778	- 55 801
Purchase of intangible fixed assets	- 2 235	- 3 135
Net cash from investing activities	**- 879 604**	**- 995 815**
C. Cash flows from financing activities:		
Issue of borrowings	45 549 825	52 627 352
Redemption of borrowings	- 39 904 317	- 32 061 496
Effects of exchange rate changes on borrowings and swaps	- 4 709 148	7 796 711
Adjustments of borrowings (fair value option)	- 6 299 275	1 267 904
Changes in replacement values on derivatives associated with borrowing	4 302 267	- 1 463 966
Decrease/Increase in accrual and deferred income on borrowings and swaps	- 253 792	357 637
Paid in by Member States	300 996	297 637
Decrease/Increase in commercial paper	- 207 278	2 734 713
Decrease in amounts owed to credit institutions	- 174 081	- 2 995
Net cash from financing activities	**- 1 394 803**	**31 553 497**
Summary statement of cash flows:		
Cash and cash equivalents at beginning of financial year	**29 899 127**	**23 296 421**
Net cash from:		
(1) operating activities	- 9 372 857	- 23 954 976
(2) investing activities	- 879 604	- 995 815
(3) financing activities	- 1 394 803	31 553 497
Cash and cash equivalents at end of financial year	**18 251 863**	**29 899 127**
Cash analysis:		
Cash in hand, balances with central banks and post office banks	**14 676**	13 168
Bills maturing within three months of issue	**3 473 637**	6 033 393
Loans and advances to credit institutions:		
Accounts repayable on demand	**165 224**	285 200
Term deposit accounts	**14 598 326**	23 567 366
	18 251 863	**29 899 127**

EUROPEAN INVESTMENT BANK GROUP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2006

Note A – Significant accounting policies

A.1. Basis of preparation

Statement of compliance

The Group’s consolidated financial statements (the “Financial Statements”) have been prepared in accordance with international financial reporting standards (IFRS), as endorsed by the European Union.

The accounting policies applied are in conformity, in all material respects, with the general principles of the Directive 86/635/EEC of the Council of the European Communities of 8 December 1986 on the annual accounts and consolidated accounts of banks and other financial institutions, as amended by Directive 2001/65/EC of 27 September 2001 and by Directive 2003/51/EC of 18 June 2003 on the annual and consolidated accounts of certain types of companies, banks and other financial institutions and insurance undertakings (the “Directives”). However, the Financial Statements do not include any management report. The Group prepares an Activity Report which is presented separately from the Financial Statements and its consistency with the Financial Statements is not audited.

Basis of consolidation

The Financial Statements comprise those of the European Investment Bank (the “Bank” or the “EIB”) having its registered office at 100, boulevard Konrad Adenauer and those of its subsidiary, the European Investment Fund (the “Fund” or the “EIF”), having its registered office at 43, avenue J.F. Kennedy, Luxembourg. The financial statements of the Fund are prepared for the same reporting year as the Bank, using consistent accounting policies.

After aggregation of the balance sheets and income statements, all intra-group balances, transactions, income and expenses resulting from intragroup transactions are eliminated.

The Bank holds 61.20% (2005: 61.90%) of the subscribed capital of the EIF.

Minority interests represent the portion of profit or loss and net assets not owned, directly or indirectly, by the Bank and are presented under item

6. Result on financial operations in the consolidated income statement and under item 3. Other liabilities—b) sundry creditors (Note A.4.21) in the consolidated balance sheet.

Assets held in an agency or fiduciary capacity are not assets of the Group and are reported in Note U.

A.2. Significant accounting judgements and estimates

In preparing the Financial Statements, the Management Committee is required to make estimates and assumptions that affect reported income, expenses, assets, liabilities and disclosure of contingent assets and liabilities. Use of available information and application of judgement are inherent in the formation of estimates. Actual results in the future could differ from such estimates and the differences may be material to the Financial Statements.

The most significant use of judgements and estimates are as follows:

Fair value of financial instruments

Where the fair values of financial assets and financial liabilities recorded on the balance sheet cannot be derived from active markets, they are determined using a variety of valuation techniques that include the use of mathematical models. The input to these models is taken from observable markets where possible, but where this is not feasible, a degree of judgement is required in establishing fair values. The judgements include considerations of liquidity and model inputs such as correlation and volatility for longer dated derivatives.

Impairment losses on loans and advances

The Group reviews its problem loans and advances at each reporting date to assess whether an allowance for impairment should be recorded in the consolidated income statement. In particular, judgement by management is required in the estimation of the amount and timing of future cash flows when determining the level of allowance required. Such estimates are based on assumptions about a number of factors and actual results may differ, resulting in future changes to the allowance. In addition to specific allowance against individually significant loans and advances, the Bank also makes a collective impairment allowance against exposures which, although not specifically identified as requiring a specific allowance, have a greater risk of default than when originally granted. This collective allowance is based on any deterioration in the internal rating of the loan or investment since it was granted or acquired. These internal ratings take into consideration factors such as any deterioration in country risk, industry, and technological obsolescence, as well as identified structural weaknesses or deterioration in cash flows.

Valuation of unquoted equity investments

Valuation of unquoted equity investments is normally based on one of the following: – recent arms length market transactions; – current fair value of another instrument that is substantially the same;

– the expected cash flows discounted at current rates applicable for items with similar terms and risk characteristics; or – other valuation models.

The determination of the cash flows and discount factors for unquoted equity investments requires significant estimation. The Group calibrates the valuation techniques periodically and tests them for validity using either prices from observable current market transactions in the same instrument or from other available observable market data.

Impairment of equity investments

The Group treats available-for-sale equity investments as impaired when there has been a significant or prolonged decline in the fair value below its cost or where other objective evidence of impairment exists. The determination of what is “significant “ or “prolonged “ requires judgement. The Group treats “significant “ generally as 20% or more and “prolonged “ greater than 6 months. In addition, the Group evaluates other factors, including normal volatility in share price for quoted equities and the future cash flows and the discount factors for unquoted equities.

Pension and other post employment benefits

The cost of defined benefit pension plans and other post employment medical benefits is determined using actuarial valuations. The actuarial valuation involves making assumptions about discount rates, expected rates of return on assets, future salary increases, mortality rates and future pension increases. Due to the long term nature of these plans, such estimates are subject to significant uncertainty.

A.3. Changes in accounting policies

The accounting policies adopted are consistent with those used in the previous financial year except as follows:

The Group adopted the amendment to IAS 39 Financial Instruments: Recognition and Measurement for financial guarantee contracts (issued in August 2005), which requires for financial guarantee contracts that are not considered to be insurance contracts to be recognised initially at fair value and to be remeasured at the higher of the amount determined in accordance with IAS 37 Provision, Contingent Liabilities and Contingent Assets and the amount initially recognised less, when appropriate, cumulative amortisation recognised in accordance with IAS 18 Revenue.

EIB Group – Financial Statements 2006 27

As of 1 January 2006, the Group adopted the amendments to IAS 19 Employee Benefits. As a result, additional disclosures are made providing information about trends in the assets and liabilities in the defined benefit plans and the assumptions underlying the components of the defined benefit cost. This change has resulted in additional disclosures being included for the years ending 31 December 2006 and 31 December 2005 but has not had a recognition or measurement impact, as the Group chose not to apply the new option offered to recognise actuarial gains and losses outside of the consolidated income statement.

Certain new standards, amendments and interpretations to existing standards have been published that are mandatory for the Group’s accounting periods beginning on or after 1 March 2006 or later periods but which the Group has not yet early adopted, as follows:

– IFRS 7 Financial Instruments: Disclosures (effective for annual periods beginning on or after January 1, 2007): the Standard requires the Group to make disclosures that enable users to evaluate the significance of the Group’s financial instruments and the nature and extent of risks arising from those financial instruments.

– Amendment to IAS 1 Presentation of Financial Statements (effective for annual periods beginning on or after January 1, 2007): this amendment requires the Group to make new disclosures to enable users of the financial statements to evaluate the Group’s objectives, policies and processes for managing capital.

– IFRIC 9 (effective for annual periods beginning on or after June 1, 2006): this interpretation establishes that the date to assess the existence of an embedded derivative is the date an entity first becomes a party to the contract, with reassessment only if there is a change to the contract that significantly modifies the cash flows. The Group is still evaluating the effect of this interpretation and expects that adoption of this interpretation will have no impact on the Group’s financial statements when implemented in 2007.

A.4. Summary of significant accounting policies

A.4.1. Foreign currency translation

The Financial Statements are presented in euro (EUR), the single currency of the Member States participating in the third stage of Economic and Monetary Union, as the functional currency and the unit of measure for the capital accounts and for presenting its Financial Statements.

The Group conducts its operations in euro, in the currencies of the Member States and in non-Community currencies.

Its resources are derived from its capital, borrowings and accumulated earnings in various currencies and are held, invested or lent in the same currencies.

Foreign currency transactions are translated, in accordance with IAS 21, at the exchange rate prevailing on the date of the transaction.

Monetary assets and liabilities denominated in currencies other than in euro are translated into euro at the exchange rate prevailing at the balance sheet date. The gain or loss arising from such translation is recorded in the consolidated income statement.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined.

Exchange differences arising on the settlement of transactions at rates different from those at the date of the transaction, and unrealised foreign exchange differences on unsettled foreign currency monetary assets and liabilities, are recognized in the consolidated income statement.

The elements of the consolidated income statement are translated into euro on the basis of the exchange rates prevailing at the end of each month. A.4.2. Derivatives All derivative instruments of the Group are measured at fair value through profit and loss accounts on the consolidated balance sheet and are reported as positive or negative replacement values. Fair values are obtained from quoted market prices, discounted cash flow models and option pricing models, which consider current market and contractual prices for the underlying instrument, as well as time value of money, yield curve and volatility of the underlying.

The Group uses derivative instruments mainly for hedging market exposure on borrowings and lending transactions, and also as part of its asset and liability management activities to manage exposures to interest rate and foreign currency risk, including exposures arising from forecast transactions. The Group applies the amended Fair Value Option of IAS 39 when balance sheet items, together with one or more derivative transactions meet the eligibility criteria of the amended Fair Value Option, more in particular when a significant reduction of the accounting mismatch is thus obtained.

The Group discontinued the use of hedge accounting in 2005. The existing hedge relationships at the moment of this decision have all been replaced by a choice in favour of the amended Fair Value Option, for the balance sheet items involved.

The majority of the Group’s swaps are concluded with a view to hedging specific bond issues. The Group enters into currency swaps, in which, at inception, the proceeds of a borrowing are converted into a different currency, mainly as part of its resource-raising operations and, thereafter, the Group will obtain the amounts needed to service the borrowing in the original currency.

Macro-hedging swaps used as part of asset/liability management are marked to market (fair value) using internal valuation models and are not the subject of hedge accounting. In general, derivative instruments transacted as economic hedges are treated in the same way as derivative instruments used for trading purposes, i.e. realized and unrealized gains and losses are recognized in Result on financial operations. Accrued interest on derivatives is part of the fair value recorded in the consolidated income statement and in the consolidated balance sheet.

A derivative may be embedded in a “host contract”. Such combinations are known as hybrid instruments and arise predominantly from the issuance of certain structured debt instruments. If the host contract is not carried at fair value with changes in fair value reported in the consolidated income statement, the embedded derivative is separated from the host contract and accounted for as a stand-alone derivative instrument at fair value if, and only if, the economic characteristics and risks of the embedded derivative are not closely related to the economic characteristics and risks of the host contract and the embedded derivative actually meets the definition of a derivative.

A.4.3. Financial assets

Financial assets are accounted for using the settlement date basis. A.4.4. Cash and Cash Equivalents

The Group defines cash equivalents as short-term, highly liquid securities and interest-earning deposits with original maturities of 90 days or less. A.4.5. Fee income The Group earns fee income from a diverse range of services it provides to its customers. Fee income can be divided into two broad categories: – income earned from services that are provided over a certain period of time, for which customers are generally billed on an annual or semi-annual basis, and – income earned from providing transaction-type services.

Fees earned from services that are provided over a certain period of time are recognised on an accrual basis over the service period. Fees earned from providing transaction-type services are recognized when the service has been completed. Fees or components of fees that are performance linked are recognized when the performance criteria are fulfilled. Issuance fees and redemption premiums or discounts are amortised over the period to maturity of the related borrowings, unless those borrowings are measured at fair value, in which case the recognition in the consolidated income statement is immediate.

A.4.6. Securities borrowing and lending

In April 2003, the Group signed an agreement for securities lending with Northern Trust Global Investment acting as an agent to lend securities from the Investment Portfolio, B1 ‘Credit Spread’ portfolio and B3 ‘Global Fixed income’ portfolio.

Securities borrowed and securities lent are recorded at the amount of cash collateral advanced or received, plus accrued interest. Securities borrowed and securities received as collateral under securities lending transactions are not recognized in the consolidated balance sheet unless control of the contractual rights that comprise these securities received is gained. Securities lent and securities provided as collateral under securities

28 EIB Group

borrowing transactions are not derecognised from the consolidated balance sheet unless control of the contractual rights that comprise these securities transferred is relinquished. The Group monitors the market value of the securities borrowed and lent on a daily basis and provides or requests additional collateral in accordance with the underlying agreements.

Fees and interest received or paid are recorded as interest income or interest expense, on an accrual basis.

A.4.7. Treasury bills and other bills eligible for refinancing with central banks and debt securities including fixed-income securities and other variable-yield securities With a view to clarifying management of its liquid assets and consolidating its solvency, the Group has established the following portfolio categories:

A.4.7.1. Held for trading portfolio

The held for trading portfolio (see Operational portfolio B3 in Note B) comprises listed debt securities issued and guaranteed by financial establishments, which are owned by the Group (“long” positions). Securities held in this portfolio are marked to market in the consolidated balance sheet, any gain or loss arising from a change in fair value being included in the consolidated income statement in the period in which it arises.

Gains and losses realized on disposal or redemption and unrealized gains and losses from changes in the fair value of trading portfolio assets are reported as Net trading income in the account “Result on financial operations”. Interest income on trading portfolio assets is included in interest income. The determination of fair values of trading portfolio assets is based on quoted market prices in active markets or dealer price quotations, pricing models (using assumptions based on market and economic conditions), or management’s estimates, as applicable.

A.4.7.2. Held-to-maturity portfolio

The held-to-maturity portfolio comprises the Group’s Investment portfolio and the operational portfolio A1 of EIB (see Note B).

The Investment portfolio consists of securities purchased with the intention of holding them to maturity. These securities are issued or guaranteed by:

– Governments of the European Union, G10 countries and their agencies;

– Supranational public institutions, including multinational development banks.

These securities are initially recorded at the purchase price, or more exceptionally the transfer price. The difference between entry price and redemption value is amortised prorata temporis over the remaining life of the securities.

The Group has decided to phase out the investment portfolio of the Bank, by ceasing to invest the redemption proceeds of matured securities in the portfolio.

The Operational portfolios A1 of the Group are held for the purpose of maintaining an adequate level of liquidity in the Group and comprise money market products with a maximum maturity of twelve months, in particular Treasury bills and negotiable debt securities issued by credit institutions. The securities are held until their final maturity and presented in the Financial Statements at their amortized cost.

A.4.7.3. Available for sale portfolio

The available for sale portfolio comprises the securities of the operational money market portfolio A2 and of the operational bond portfolios B1 and B2 (see Note B), the operational portfolio of the Fund, shares, other variable-yield securities and participating interests (see Note B). Securities are classified as available for sale where they do not appropriately belong to one of the other categories of financial instruments recognised under IAS 39, i.e. “held for trading” or “held-to-maturity”. The Management Committee determines the appropriate classification of its investments at the time of the constitution of a portfolio, financial instruments within one portfolio have always the same classification. Available-for-sale financial investments may be sold in response to or in anticipation of needs for liquidity or changes in interest rates, foreign exchange rates or equity prices. Available for sale financial investments are carried at fair value. Unrealised gains or losses are reported in consolidated reserves until such investment is sold, collected or otherwise disposed of, or until such investment is determined to be impaired. If an available for sale investment is determined to be impaired, the cumulative unrealised gain or loss previously recognised in own funds is included in consolidated income statement for the period. A financial investment is considered impaired if its carrying value exceeds the recoverable amount. Quoted financial investments are considered impaired if the decline in market price below cost is of such a magnitude that recovery of the cost value cannot be reasonably expected within the foreseeable future. For non-quoted equity investments, the recoverable amount is determined by applying recognized valuation techniques. On disposal of an available for sale investment, the accumulated unrealised gain or loss included in own funds is transferred to consolidated income statement for the period. Gains and losses on disposal are determined using the average cost method. Interest and dividend income on available-for-sale financial investments are included in “interest and similar income” and “income from securities with variable yield”.

The determination of fair values of available for sale financial investments is generally based on quoted market rates in active markets, dealer price quotations, discounted expected cash flows using market rates commensurate with the credit quality and maturity of the investment or based upon review of the investee’s financial results, condition and prospects including comparisons to similar companies for which quoted market prices are available. Venture capital operations and participating interests held represent medium and long-term investments and are measured at fair value, by using fair value measurement techniques including entity inputs, in absence of liquid market prices, commonly used by market participants. However, some are accounted for at cost when the fair value cannot be reliably measured. The nature of those investments is such that an accurate fair value can be determined only upon realization of those investments. The estimation by the Group of a fair value for venture capital investments for which the method and timing of realization have not yet been determined is therefore considered to be inappropriate in those instances. All venture capital operations are subject to review for impairment.

The Group assesses at each balance sheet date whether there is any objective evidence that a financial asset or a group of financial assets is impaired. A financial asset or a group of financial assets is deemed to be impaired if, and only if, there is objective evidence of impairment as a result of one or more events that has occurred after the initial recognition of the asset (an incurred “loss event”) and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or the group of financial assets that can be reliably estimated.

In the case of equity investments classified as available-for-sale, this would include a significant or prolonged decline in the fair value of the investments below its cost. Where there is evidence of impairment, the cumulative loss measured as the difference between the acquisition cost and the current fair value, less any impairment loss on that financial asset previously recognised in the consolidated income statement is removed from equity and recognised in the income statement. Impairment losses on equity investments are not reversed through the consolidated income statement; increases in their fair value after impairment are recognised directly in equity.

A.4.8. Loans and advances to credit institutions and customers

Loans and receivable include loans where money is provided directly to the borrower. A participation in a loan from another lender is considered to be originated by the Group, provided it is funded on the date the loan is originated by the lender.

Loans and receivable are recognized in the assets of the Group when cash is advanced to borrowers. They are initially recorded at cost (their net disbursed amounts), which is the fair value of the cash given to originate the loan, including any transaction costs, and are subsequently measured at amortized cost using the effective interest rate method.

Where loans meet the eligibility criteria of the amended Fair Value Option and have been designated as at Fair Value through Profit and Loss, they are measured at their fair value. The fair value measurement technique used is a discounted cash flow technique, using current yield curves and a spread which is equal to the spread at inception of the instrument, unless credit quality of the instrument varied.

A.4.8.1. Interest on loans

Interest on loans originated by the Group is recorded in the consolidated income statement (interest and similar income) and on the consolidated balance sheet (loans and advances) on an accruals basis.

A.4.8.2. Reverse repurchase and repurchase operations (reverse repos and repos)

A reverse repurchase (repurchase) operation is one under which the Group lends (borrows) liquid funds to (from) a credit institution which provides (receives) collateral in the form of securities. The two parties enter into an irrevocable commitment to complete the operation on a date and at a price fixed at the outset.

EIB Group – Financial Statements 2006 29

The operation is based on the principle of delivery against payment: the borrower (lender) of the liquid funds transfers the securities to the Group’s (counterparty’s) custodian in exchange for settlement at the agreed price, which generates a return (cost) for the Group linked to the money market. This type of operation is considered for the purposes of the Group to be a loan (borrowing) at a guaranteed rate of interest. Generally treated as collateralized financing transactions, they are carried at the amounts of cash advanced or received, plus accrued interest and are entered on the assets side of the consolidated balance sheet under item 3. Loans and advances to credit institutions—b) other loans and advances (on the liabilities side of the consolidated balance sheet under item 1. Amounts owed to credit institutions—a) with agreed maturity dates or periods of notice). The securities provided as collateral are maintained in the consolidated balance sheet accounts.

Securities received under reverse repurchase agreements and securities delivered under repurchase agreements are not recognized in the consolidated balance sheet or derecognized from the consolidated balance sheet, unless control of the contractual rights that comprise these securities is relinquished. The Group monitors the market value of the securities received or delivered on a daily basis, and provides or requests additional collateral in accordance with the underlying agreements.

Interest earned on reverse repurchase agreements and interest incurred on repurchase agreements is recognized as interest income or interest expense, over the life of each agreement.

A.4.8.3. Fees on loans

Front-end fees and commitment fees are deferred in accordance with IAS 18, together with the related direct costs of originating and maintaining the commitment, and are recognised as an adjustment to the effective yield, being recorded in the consolidated income statement over the period from disbursement to repayment of the related loan. If the commitment expires without the loan being drawn down, the fee is recognised as income on expiry.

A.4.8.4. Interest subsidies

Interest subsidies received in advance (see Note G) are deferred in accordance with IAS 18, and are recognised as an adjustment to the effective yield, being recorded in the consolidated income statement over the period from disbursement to repayment of the subsidized loan.

A.4.9. Credit loss expense

An allowance for credit losses is established if there is objective evidence that the Group will be unable to collect all amounts due on a claim according to the original contractual terms or the equivalent value. A “claim” means a loan, a commitment such as a letter of credit, a guarantee, a commitment to extend credit, or other credit product.

An allowance for credit losses is reported as a reduction of the carrying value of a claim on the consolidated balance sheet, whereas for an off-balance sheet item such as a commitment a provision for credit loss is reported in Other liabilities. Additions to the allowances and provisions for credit losses are made through credit loss expense.

A.4.9.1. Credit losses related to individual loans and advances

Specific provisions have been made for individual loans and advances outstanding at the end of the financial year and presenting objective evidence of risks of non-recovery of all or part of their amounts according to the original contractual terms or the equivalent value. Changes to these provisions are entered on the consolidated income statement as “Credit loss expense”. Allowances and provisions for credit losses are evaluated on the following counterparty specific based principle.

A claim is considered impaired when the Management Committee determines that it is probable that the Group will not be able to collect all amounts due according to the original contractual terms or the equivalent value. Individual credit exposures are evaluated based upon the borrower’s character, overall financial condition, resources and payment record, the prospects for support from any financially responsible guarantors and, where applicable, the realizable value of any collateral. The estimated recoverable amount is the present value of expected future cash flows, which may result from restructuring or liquidation. Impairment is measured and allowances for credit losses are established for the difference between the carrying amount and its estimated recoverable amount of any claim considered as impaired. The amount of the loss is the difference between the asset’s carrying amount and the present value of expected future cash flows discounted at the financial instrument’s original effective interest rate.

All impaired claims are reviewed and analysed at least semi-annually. Any subsequent changes to the amounts and timing of the expected future cash flows compared to the prior estimates will result in a change in the provision for credit losses and be charged or credited to credit loss expense. An allowance for impairment is reversed only when the credit quality has improved such that there is reasonable assurance of timely collection of principal and interest in accordance with the original contractual terms of the claim agreement. A write-off is made when all or part of a claim is deemed uncollectible or forgiven. Write-offs are charged against previously established provisions for credit losses or directly to credit loss expense and reduce the principal amount of a claim. Recoveries in part or in full of amounts previously written off are credited to credit loss expense.

Upon impairment the accrual of interest income based on the original terms of the claim is discontinued, and is replaced by an accrual based upon the impaired value; in addition, the increase of the present value of impaired claims due to the passage of time is reported as interest income.

A.4.9.2. Collective impairment

In addition to specific allowances against individually significant loans and advances, the Group also makes a collective impairment allowance against exposures which, although not specifically identified as requiring a specific allowance, have a greater risk of default than when originally granted. This collective allowance is based on any deterioration in the internal rating of the loan or investment since it was granted or acquired. These internal ratings take into consideration factors such as any deterioration in counterparty risk, value of collateral or security received, and sectorial outlook, as well as identified structural weaknesses or deterioration in cash flows. As at 31 December 2006, there was no need for collective impairment provisions, following this process.

A.4.9.3. Guarantees

In the normal course of business, the Group issues various forms of guarantees to support some institutions.

Under the existing rules, these guarantees don’t meet the definition of an insurance contract (IFRS 4 Insurance Contracts) and are accounted for under IAS 39 Financial Instruments: Recognition and Measurement, either as “Derivatives” or “Financial Guarantees”, depending on their features and characteristics as defined by IAS 39.

The accounting policy for Derivatives is disclosed under Note A.4.2.

Financial Guarantees are initially recognised at fair value in the consolidated balance sheet under item 3c. Other liabilities – sundry liabilities, being the premium received.

Subsequent to initial recognition, the Group’s liabilities under each financial guarantee are measured at the higher of 1) the amount initially recognized less, when appropriate, cumulative amortization recognized in accordance with IAS 18 and 2) the best estimate of expenditure required to settle any present financial obligation arising as a result of the guarantee in accordance with IAS 37.

Any increase in the liability relating to financial guarantee is taken to the consolidated income statement in “Credit loss expense”. The premium received is recognised in the consolidated income statement in “Fee and commission income” on the basis of an amortization schedule in accordance with IAS 18 over the life of the financial guarantee.

A.4.10. Property, furniture and equipment

Property, furniture and equipment include land, Group-occupied properties and other machines and equipment. Property, furniture and equipment are carried at cost less accumulated depreciation and accumulated impairment losses. Property, furniture and equipment are reviewed periodically for impairment.

Land and buildings are stated at acquisition cost less accumulated depreciation. The value of the Group’s headquarters building in Luxembourg-Kirchberg and its buildings in Luxembourg-Hamm, Luxembourg-Weimershof and Lisbon is depreciated on the straight-line basis as set out below. Office furniture and equipment were, until end-1997, depreciated in full in the year of acquisition. With effect from 1998, permanent equipment,

30 EIB Group

fixtures and fittings, furniture, office equipment and vehicles have been recorded in the consolidated balance sheet at their acquisition cost, less accumulated depreciation.

Depreciation is calculated on the straight-line basis over the estimated life of each item purchased, as set out below:

– Buildings in Kirchberg, Hamm and Weimershof

30years

– Building in Lisbon

25years

– Permanent equipment, fixtures and fittings .

10years

– Furniture

5years

– Office equipment and vehicles

3years

A.4.11. Intangible assets

Intangible assets comprise computer software. Software development costs are capitalized if they meet certain criteria relating to identifiability, to the probability that future economic benefits will flow to the enterprise, and to the reliability of cost measurement.

Intangible assets are recognized as assets and are amortized using the straight-line basis over their estimated useful economic life. At each consolidated balance sheet date, intangible assets are reviewed for indications of impairment or changes in estimated future benefits. If such indications exist, an analysis is performed to assess whether the carrying amount is fully recoverable. A write-down is made if the carrying amount exceeds the recoverable amount.

Internally developed software meeting these criteria is carried at cost less accumulated depreciation calculated on the straight-line basis over three years from completion.

Software purchased is depreciated on the straight-line basis over its estimated life (2 to 5 years).

A.4.12. Staff pension plan and health insurance scheme

The Group operates defined benefit pension plans to provide retirement benefits to substantially all of its staff. The Group also provides certain additional post-employment healthcare benefits to former employees in EIB. These benefits are unfunded, as defined by IAS 19. The cost of providing benefits under the plans is determined separately for each plan using the projected unit credit actuarial valuation method. Actuarial gains and losses are recognised as income or expense over the expected average remaining working lives of the employees participating in the plans. The charge to the consolidated income statement in respect of the defined benefit pension plan is based on the current service cost and other actuarial adjustments as determined by qualified external actuaries.

A.4.12.1. Pension plan

The Bank’s main pension plan is a defined benefit pension plan funded by contributions from staff and from the Bank which covers all employees. Commitments for retirements benefits are valued at least every year using the projected unit credit method, in order to ensure that the liability entered in the accounts is adequate. The results of the latest valuation are as at 30 September 2006, with an extrapolation to 31 December 2006. The main actuarial assumptions used by the actuary are set out in Note K. Actuarial surpluses and deficits are spread forward over the average expected remaining service lives of the plan participants.

The main pension scheme of the EIF is a defined benefit scheme funded by contributions from staff and from the EIF which covers all employees. The scheme entered into force in March 2003, replacing the previous defined contribution scheme. All contributions of the EIF and its members of staff are transferred to the EIB for management. The transferred funds allocated to the pension scheme are invested for by the Group, following the rules and principles applied by EIB for its own staff pension plan.

A.4.12.2. Health insurance plan

The Bank has set up its own health insurance scheme for the benefit of staff and Management Committee, financed by contributions from the Bank and the its employees. The health insurance scheme is subject to actuarial calculations as per the same dates as the pension plan. A specific provision is set aside on the liabilities side of the consolidated balance sheet. The EIF has set up its own health care coverage by subscribing to an external insurance plan provided by an insurance company.

A.4.12.3. Pension plan for members of the Management Committee

The related provision shown on the liability side of the Group’s balance sheet is determined, as for all schemes, in conformity with IAS 19. Benefits are based on years of service and a percentage of final gross base salary as defined in the scheme.

A.4.13. Debts evidenced by certificates

Debts evidenced by certificates initially are measured at cost, which is the fair value of the consideration received. Transaction costs and net premiums (discounts) are included in the initial measurement. Subsequent measurement is at amortised cost, and any difference between net proceeds and the redemption value is recognised in the consolidated income statement over the period of the borrowings using the effective yield method. Where borrowings meet the eligibility criteria of the amended Fair Value Option and have been designated as at Fair Value through Profit and Loss, they are measured at their fair value. The fair value measurement technique used, in the case of absence of liquid market prices, is a discounted cash flow technique, using current yield curves.

Combined debt instruments that are related to non-EIB equity instruments, foreign exchange or indices are considered structured instruments. For all the debt instruments including embedded derivatives, the Group has concluded a reversed swap agreement to fully hedge the exposure. It is the Group policy to hedge the fixed interest rate risk on debt issues and to apply the amended Fair Value Option when this results in a significant reduction of an accounting mismatch. The effect is such that the carrying value of the thus elected debt instruments is adjusted for changes in fair value rather than carried and accrued at cost (see Note R – Derivatives for further discussion).

Interest expense on debt instruments is included in the account “interest expense and similar charges” in the consolidated income statement and in the liabilities caption including the underlying debt instruments in the consolidated balance sheet.

A.4.14. Fund for general banking risks

Until 31 December 2005 the Group identified, as a separate balance sheet item, the amounts it decided to put aside to cover risks associated with loans and other financial operations, having regard to the particular risks attached to such operations.

Starting from 2006, the Group no longer identifies such separate balance sheet item. The decision to release it completely does not affect the ability of the Group to cover its risks. The Group will continue to compute the amount corresponding to the general banking risks, for internal and disclosure purposes (see Note L), according to the existing methodology (see Note Q and R).

The amount corresponding to the general banking risks with respect to operations of the Structured Finance Facility is disclosed in “Fund allocated to Structured Finance Facility” on the consolidated balance sheet.

A.4.15. Funds allocated to venture capital operations and to the Structured Finance Facility

A.4.15.1. Funds allocated to venture capital operations

This item comprises the amount of appropriations from the annual result of the Group, determined each year by the Board of Governors to facilitate instruments providing venture capital in the context of implementing the European Council Resolution on Growth and Employment.

A.4.15.2. Funds allocated to the Structured Finance Facility

This item comprises the amount of appropriations from the annual result of the Group, determined each year by the Board of Governors to facilitate implementation of operations with a greater degree of risk for this new type of instrument. Value adjustments on venture capital and structured finance operations are accounted for in the profit and loss accounts. Upon appropriation of the Group’s result, such value adjustments are taken into consideration for determining the amounts to be recorded in the “Funds allocated to venture capital operations” and “Funds allocated to the Structured Finance Facility’s accounts”.

EIB Group – Financial Statements 2006 31

A.4.16. Taxation

The Protocol on the Privileges and Immunities of the European Communities, appended to the Treaty of 8 April 1965 establishing a Single Council and a Single Commission of the European Communities, stipules that the assets, revenues and other property of the Group are exempt from all direct taxes.

A.4.17. Prepayments and accrued income – Accruals and deferred income These accounts comprise:

Prepayments and accrued income: expenditure incurred during the financial year but relating to a subsequent financial year, together with any income not disclosed in the reporting value of the underlying financial instrument which, though relating to the financial year in question, is not due until after its expiry.

Accruals and deferred income: income received before the balance sheet date but relating to a subsequent financial year, together with any charges not disclosed in the reporting value of the underlying financial instrument which, though relating to the financial year in question, will be paid only in the course of a subsequent financial year (principally interest on borrowings).

A.4.18. Interest and similar income

Interest is recorded on an accruals basis using the effective yield method. Interest is recognised on impaired loans through unwinding the discount used in the present value calculations applied to expected future cash flows.

In addition to interest and commission on loans, deposits and other revenue from the securities portfolio, this heading includes the indemnities received by the Group in respect of early loan reimbursements prepayments made by its borrowers.

In accordance with the provisions of the International Accounting Standard IAS 39 – Financial Instruments: Recognition and Measurement—the Group takes immediately into the consolidated income statement the indemnities received for early reimbursement of loans at the time of derecog-nition of those related loans instead of depreciating the indemnities over the remaining life of loans.

A.4.19. Fiduciary operations

Pursuant to Article 28 of its Statutes, the EIF acquires, manages and disposes of investments in venture capital enterprises, in its own name but on behalf and at the risk of the European Community, according to Fiduciary and Management Agreements concluded with the European Community (“ETF Start-up Facility”).

The EIF is also empowered to issue guarantees in its own name but on behalf and at the risk of the European Community according to the Fiduciary and Management Agreement concluded with the European Community (“SME Guarantee Facility”).

A.4.20. Assets held for third parties

Assets held for third parties, as set out below, represent trust accounts opened and maintained in the name of the Group entities but for the benefit of the Commission. Sums held in these accounts remain the property of the Commission so long as they are not disbursed for the purposes set out in relation to each project.

– Under the Growth and Environment Pilot Project, the EIF provides a free guarantee to the financial intermediaries for loans extended to SME’s with the purpose of financing environmentally friendly investments. The ultimate risk from the guarantee rests with the EIF and the guarantee fee is paid out of European Union budget funds.

– Under the SME Guarantee Facility and the MAP Guarantee programme, the EIF is empowered to issue guarantees in its own name but on behalf of and at the risk of the Commission.

– Under the ETF Start-Up Facility and the MAP Equity programme, the EIF is empowered to acquire, manage and dispose of ETF start-up investments, in its own name but on behalf of and at the risk of the Commission.

The support provided by the Seed Capital Action is aimed at the long-term recruitment of additional investment managers by the venture capital funds to increase the number of qualified personnel and to reinforce the capacity of the venture capital and incubator industries to cater for investments in seed capital.

The Investment Facility, which is managed by the EIB, has been established within the framework of the Cotonou Agreement on cooperation and development of the African, Caribbean and Pacific Group of States and the European Union and its Member States on 23 June 2000. The EIB prepares separate financial statements for the Investment Facility.

The Commission entrusted financial management of the Guarantee Fund to the EIB under an agreement signed between the two parties in November 1994.

The Femip Trust Fund, which is also managed by the EIB, was set up to enhance the existing activities of the EIB in the Mediterranean Partner Countries, with the support of a number of donor countries and with a view to directing resources to operations in certain priority sectors through the provision of technical assistance and risk capital. The EIB prepares separate financial statements for the Femip Trust Fund.

A.4.21. Commitment to purchase EIF shares

Under the terms of a replacement share purchase undertaking in respect of the remaining 776 shares (2005: 762 shares), the EIB is offering to buy these shares from EIF’s other shareholders at a price per share, which will correspond to the part of each share in the called capital of EIF, increased by the share premium account, the statutory reserves, the disclosed unrealised gains in venture capital operations, the profit bought forward and profit of the year. The commitment to purchase is shown in the consolidated balance sheet as a debt item under sundry creditors (see also Note H).

A.4.22. Reclassification of prior year figures

Where necessary, certain prior-year figures have been reclassified to conform with changes to the current year’s presentation for comparative purpose. Main reclassifications comprise: – the profit of the year of minority interests amounting to EUR ‘000 16 330 as at 31 December 2005 are presented under item 6. Result on financial operations in the consolidated income statement; – the sundry debtors related to derivative amounting to EUR ‘000 325 051 as at 31 December 2005 are reclassified under positive replacement values on derivatives; – the interest subsidies received in advances amounting to EUR ‘000 237 765 as at 31 December 2005 are reclassified under the item 4. Accruals and deferred income in the consolidated balance sheet; – the income and expenses related to premium/discount on foreign exchange transaction for a net amount of EUR ‘000 132 111 as at 31 December 2005 are reclassified under item 6. Result on financial operations in the consolidated income statement; – the provision for guarantees issued in respect of venture capital operations amounting to EUR ‘000 36 750 as at 31 December 2005 are reclassified under item 3.b) Other liabilities – Sundry liabilities.

A.4.23. Accounting for operating leases

Leases of assets under which all the risks and benefits of ownership are effectively retained by the lessor are classified as operating leases. Payments made under operating leases are charged to the consolidated income statement on a straight-line basis over the period of the lease. When an operating lease is terminated before the lease period has expired, any payment required to be made to the lessor by way of penalty is recognised as an expense in the period in which the termination takes place.

32	EIB Group

Note B – Debt securities portfolio *(in EUR '000)*

In addition to the asset backed securities, which represent acquisitions of interest pools of loans or receivables in connection with securitization transactions, the debt securities portfolio is made up of trading financial assets (Portfolio B3), available-for-sale financial assets (Portfolios A2, B1, B2 and operational portfolio-EIF) and financial assets held-to-maturity (Portfolio A1 and Investment Portfolio). The detail of each portfolio is as follows as at 31 December 2006 and 2005:

	31.12.2006	31.12.2005
Treasury bills eligible for refinancing with central banks (of which EUR '000 12 711 unlisted in 2006 and EUR '000 12 701 in 2005)	2 701 696	2 798 645
Debt securities including fixed-income securities (listed)	11 291 402	12 908 379
	13 993 098	**15 707 024**

At 31.12.2006	Classification	Book value	Market value
Group Investment portfolio	Held-to-maturity	2 895 917	2 896 500
Operational money market portfolios:			
- money market securities with a max. 3 month maturity A1	Held-to-maturity	3 473 637	3 473 637
- money market securities with a max. 18 month maturity A2	Available for sale	2 685 855 (1)	2 685 855
Operational bond portfolios			
- B1: Credit Spread	Available for sale	1 305 043 (2)	1 305 043
- B2: Alternative Investment	Available for sale	155 315 (3)	155 315
- B3: Global Fixed Income	Trading	691 918	691 918
Operational portfolio – EIF	Available for sale	51 092 (4)	51 092
Asset backed securities (Note D)	Held-to-maturity	2 734 321	2 734 321
		13 993 098	**13 993 681**

(1) including unrealised loss of EUR '000 -864
(2) including unrealised loss of EUR '000 -356
(3) including unrealised gain of EUR '000 5 315
(4) including unrealised gain of EUR '000 149

At 31.12.2005	Classification	Book value	Market value
Group Investment portfolio	Held-to-maturity	3 003 719	3 124 366
Operational money market portfolios:			
- money market securities with a max. 3 month maturity A1	Held-to-maturity	6 033 393	6 033 393
- money market securities with a max. 18 month maturity A2	Available for sale	3 101 493 (1)	3 101 493
Operational bond portfolios			
- B1: Credit Spread	Held-to-maturity	1 113 195 (2)	1 113 195
- B2: Alternative Investment	Available for sale	150 655 (3)	150 655
- B3: Global Fixed Income	Trading	464 596	464 596
Operational portfolio – EIF	Available for sale	48 877 (4)	48 877
Asset backed securities (Note D)	Held-to-maturity	1 791 096	1 791 096
		15 707 024	**15 827 671**

(1) including unrealised loss of EUR '000 -888
(2) including unrealised gain of EUR '000 2 001
(3) including unrealised gain of EUR '000 655
(4) including unrealised gain of EUR '000 226

The Group enters into collateralized securities lending transactions that may result in credit exposure in the event that the counterparty to the transaction is unable to fulfill its contractual obligations. The Group controls credit risk associated with these activities by monitoring counterparty credit exposure and collateral values on a daily basis and requiring additional collateral to be deposited with or returned to the Group when deemed necessary.
The security lending activity amounts to EUR '000 927 972 at the end of December 2006 (2005: EUR '000 836 768).

Note C – Loans and advances to credit institutions (other loans and advances) *(in EUR '000)*

The Group enters into collateralized reverse repurchase and repurchase agreements transactions that may result in credit exposure in the event that the counterparty to the transaction is unable to fulfill its contractual obligations. The Group controls credit risk associated with these activities by monitoring counterparty credit exposure and collateral values on a daily basis and requiring additional collateral to be deposited with or returned to the Group when deemed necessary.

	31.12.2006	31.12.2005
Term deposits	9 027 130	12 767 471
Tripartite reverse repos(*)	5 571 196	10 799 895
	14 598 326	**23 567 366**

(*) These operations are carried out with a third-party custodian who undertakes, on the basis of a framework contract, to guarantee compliance with the contractual terms and conditions, notably with respect to:
- *delivery against payment,*
- *verification of collateral,*
- *the collateral margin required by the lender which must always be available and adequate, with the market value of the securities being verified daily by the said custodian,*
- *organisation of substitute collateral provided that this meets all the contractual requirements.*

Note D – Summary statement of loans *(in EUR '000)*

D.1. Aggregate loans granted

Aggregate loans granted comprise both the disbursed and undisbursed portions of loans. The analysis is as follows:

	To intermediary credit institutions	Directly to final beneficiaries	Total 2006	Total 2005
Disbursed portion	115 846 949	141 866 003	257 712 952	248 344 648
Undisbursed loans	11 247 729	42 324 173	53 571 902	48 268 241
Aggregate loans granted	**127 094 678**	**184 190 176**	**311 284 854**	**296 612 889**

	31.12.2006	31.12.2005
Aggregate loans granted	311 284 854	296 612 889
Asset backed securities (Note B)	2 734 321	1 791 096
Aggregate loans including asset backed securities (Note D.3)	**314 019 175**	**298 403 985**

D.2. Specific provision for credit losses on loans and advances to customers

Movements in the specific provision are tabulated below:

	31.12.2006	31.12.2005
Specific provision at beginning of the year	292 500	239 000
Allowance (+) / Release (-) during the year	-210 404(**)	53 500(*)
Foreign exchange adjustment	321	0
Specific provision at end of the year	**82 417**	**292 500**

(*) *the amount of EUR '000 53 500 comprises EUR '000 36 000 for additional specific provisions on existing loan and EUR '000 17 500 with regards for an existing provision for guarantees issued which have been converted into loans during 2005.*

(**) *the amount of EUR '000 210 404 comprises an amount of EUR '000 189 171 which was released following the sale, during 2006, of loan assets for which a specific provision was established. The sale of those loan assets resulted in a realised loss of EUR '000 109 816.*

D.3. Geographical breakdown of lending by country in which projects are allocated (in EUR '000)

D.3.1. Loans for projects within the Union and related loans

Countries and territories in which projects are located	Number of loans	Aggregate loans granted	Undisbursed portion	Disbursed portion	% nominal 2006	% nominal 2005
Germany	817	46 610 173	1 925 396	44 684 777	15.00%	15.07%
France	384	33 607 617	4 661 459	28 946 158	10.81%	10.87%
Italy	626	38 892 321	5 133 135	33 759 186	12.51%	12.91%
United kingdom	214	27 619 656	6 007 019	21 612 637	8.88%	8.76%
Spain	585	45 525 030	4 103 173	41 421 857	14.65%	14.12%
Belgium	74	4 752 683	797 080	3 955 603	1.53%	1.50%
Netherlands	56	4 577 622	1 600 850	2 976 772	1.47%	1.30%
Sweden	82	3 393 690	924 981	2 468 709	1.09%	1.47%
Denmark	68	3 407 578	471 011	2 936 567	1.10%	1.55%
Austria	178	6 429 389	450 000	5 979 389	2.07%	1.92%
Poland	112	10 614 149	4 404 188	6 209 961	3.41%	3.04%
Finland	98	5 515 513	716 910	4 798 603	1.77%	1.76%
Greece	137	12 695 647	1 317 133	11 378 514	4.08%	4.09%
Portugal	239	16 695 212	1 572 517	15 122 695	5.37%	5.85%
Czech Republic	80	6 602 858	1 730 116	4 872 742	2.12%	1.97%
Hungary	74	5 334 848	1 785 198	3 549 650	1.72%	1.48%
Ireland	58	3 427 148	899 208	2 527 940	1.10%	1.05%
Slovak Republic	35	1 188 719	454 559	734 160	0.38%	0.45%
Slovenia	33	1 756 282	552 488	1 203 794	0.56%	0.51%
Lithuania	15	187 158	62 775	124 383	0.06%	0.06%
Luxembourg	32	818 788	172 952	645 836	0.26%	0.32%
Cyprus	25	1 249 353	580 000	669 353	0.40%	0.41%
Latvia	22	492 104	155 000	337 104	0.16%	0.18%
Estonia	13	255 432	105 000	150 432	0.08%	0.09%
Malta	3	16 943	10 200	6 743	0.01%	0.01%
TOTAL	**4 060**	**281 665 913**	**40 592 348**	**241 073 565**	**90.59%**	90.74%

D.3.2. Loans for projects outside the Union

Countries and territories in which projects are located

Number of loans

Aggregate loans granted

Undisbursed portion

Disbursed portion

% nominal 2006

% nominal 2005

ACP Countries/OCT

126

1 335 794

455 388

880 406

0.43%

0.51%

South Africa

32

993 980

268 287

725 693

0.32%

0.38%

Euro-Mediterranean Partnership Countriesand the Balkans

351

17736366

8 160 109

9 576 257

5.71%

5.41%

Russian Federation

3

84 246

20 375

63 871

0.03%

0.03%

Acceding Countries

81

4 944 478

2 863 835

2 080 643

1.59%

1.51%

EFTA Countries

21

1 565 672

278 379

1 287 293

0.50%

0.51%

Asia and latin American Countries

71

2 584 095

933 181

1 650 914

0.83%

0.91%

TOTAL

685

29244631

12 979 554

16265077

9.41%

9.26%

D.3.3. Geographical breakdown of lending by region in which projects are allocated

Countries and territories in which projects are located

Number of loans

Aggregate loans granted

Undisbursed portion

Disbursed portion

% nominal 2006

% nominal 2005

Loans for projects within the Union andrelated loans

4 060

281665913

40 592 348

241073565

90.59%

90.74%

Loans for projects outside the Union

685

29 244 631

12 979 554

16 265 077

9.41%

9.26%

IAS 39

3 108 631

0

3 108 631

TOTAL 2006

4 745

314019175(*)

53 571 902

260447273

100.00%

TOTAL 2005

4 776

298403985

48 268 241

250135744

100.00%

(*) Aggregate loans including asset backed securities

Note E – Shares and other variable-yield securities (in EUR ‘000)

This item comprises:

Venture Capital Operations

EBRD Shares

Shares acquired to guarantee recovery of loans and advances

Infrastructure Funds

TOTAL

Cost

At 1 January 2006

1338948

157500

(1)42794

0

1539242

Net additions

151 314

0

0

23 447

174 761

Foreign exchange adjustments

0

0

319

0

319

At 31 December 2006

1490262

157500

43113

23447

1714322

Unrealised Gains / Losses

At 1 January 2006

99 758

54 130

0

0

153 888

Net additions / releases

115 824

86 910

0

0

202 734

At 31 December 2006

215 582

141040

0

0

356 622

Impairment

At 1 January 2006

-366063

0

-27305

0

-393368

Net additions

-12 190

0

6 147

0

-6 043

At 31 December 2006

-378253

0

-21158

0

-399411

Net book value

At 31 December 2006

1327591

298540

21955(2)

23447(3)

1671533

At 31 December 2005

1072643

211630

15 489

0

1299762

(1) The actual capital paid in by the Group in respect of its subscription of EUR ‘000 600 000 to the capital of the EBRD amounts to EUR ‘000 157 500 at 31 December 2006 (2005: EUR ‘000 157 500).

The Group holds 3.03 % of the subscribed capital.

(2) The total number of Eurotunnel shares held by the Group as at 31 December 2006 is 58 971 193, equivalent to EUR ‘000 21 955. As at 31 December 2006, the depreciation in fair market value of the shares held in Eurotunnel is recognised in the consolidated income statement as this investment is considered impaired.

(3) The amount of EUR ‘000 23 447 net additions in 2006 include an amount of EUR ‘000 850, which was previously classified as loans and advances to credit institutions.

EIB Group – Financial Statements 2006 35

Note F – Property, furniture, equipment and intangible assets *(in EUR '000)*

	Land	Luxembourg buildings	Lisbon building	Furniture and equipment	Total Property, furniture and equipment	Total intangible assets
Historical cost						
At 1 January 2006	10 415	211 973	349	47 817	270 554	11 155
Additions	0	40 709	0	14 069	54 778	2 235
Disposals	0	0	0	-4 643	-4 643	-6 350
At 31 December 2006	**10 415**	**252 682**	**349**	**57 243**	**320 689**	**7 040**
Accumulated depreciation						
At 1 January 2006	0	-72 285	-280	-17 876	-90 441	-5 009
Depreciation	0	-4 895	-14	-10 098	-15 007	-3 250
Disposals	0	0	0	4 643	4 643	6 350
At 31 December 2006	**0**	**-77 180**	**-294**	**-23 331**	**-100 805**	**-1 909**
Net book value						
At 31 December 2006	**10 415**	**175 502**	**55**	**33 912**	**219 884**	**5 131**
At 31 December 2005	10 415	139 688	69	29 941	180 113	6 146

All of the land and buildings are used by the Group for its own activities. The Luxembourg buildings category includes cost relating to the construction of the new building for an amount of EUR '000 105 843 (2005: EUR '000 65 134), expected to be completed in 2008.

For subsequent measurement purposes the Group uses the "cost model" under IAS 16.

Note G – Accruals and deferred income *(in EUR '000)*

Accruals and deferred income	31.12.2006	31.12.2005
Interest subsidies received in advance (1)	209 438	237 765
Other	134 847	96 027
	344 285	**333 792**

(1) Part of the amounts received from the European Commission through EMS (European Monetary System) arrangements has been made available as a long-term advance which is entered on the liabilities side under item Accruals and deferred income, and comprises:

- amounts in respect of interest subsidies for loans granted for projects outside the Union, under Conventions signed with the ACP States and Protocols concluded with the Mediterranean Countries;
- interest subsidies, concerning certain lending operations put in place within the Union from the Group's own resources, made available in conjunction with the EMS under Council Regulation (EEC) No 1736/79 of 3 August 1979 and in conjunction with the financial mechanism established by the EFTA Countries under the EFTA Agreement signed on 2 May 1992;
- amounts received in respect of interest subsidies for loans granted from EC resources under Council Decisions 78/870/EEC of 16 October 1978 (New Community Instrument), 82/169/EEC of 15 March 1982 and 83/200/EEC of 19 April 1983 and under Council Regulation (EEC) No 1736/79 of 3 August 1979 as amended by Council Regulation (EEC) No 2790/82 of 18 October 1982.

Sundry creditors	31.12.2006	31.12.2005
– European Community accounts:		
• For Special Section operations and related unsettled amounts	416 478	589 147
• Deposit accounts	428 025	514 019
– Optional Supplementary Provident Scheme (Note K)	187 532	184 176
– Health Insurance Plan (Note K)	74 830	67 451
– Commitment of purchase of minority interests (Note A.4.21)	266 149	235 674
– Receipts on loans to be identified	95 694	36 313
– Other	14 493	47 897
	1 483 201	**1 674 677**

Sundry liabilities	31.12.2006	31.12.2005
– Financial guarantees issued in respect of venture capital operations	24 407	36 750
– Provision for employees' departure indemnities	15 332	13 918
	39 739	**50 668**

(*) The Group has entered into arrangements with an external financial institution, whereby permanently employed staff members may be granted staff loans in accordance with the Bank's staff regulations. The same interest rates, terms and conditions are applicable to all said employees.

Note H – Sundry debtors, sundry creditors and sundry liabilities *(in EUR '000)*

Sundry debtors	31.12.2006	31.12.2005
– Staff housing loans and advances(*)	26 406	31 533
– Loan instalments receivable	167 797	76 182
– Venture capital current account	44 528	35 280
– Advances on salaries and allowances	10 492	10 078
– Other	43 988	28 253
	293 211	**181 326**

Note I – Amounts owed to credit institutions with agreed maturity dates or periods of notice *(in EUR '000)*

	31.12.2006	31.12.2005
Short-term borrowings	212 892	382 923
Amounts due to EBRD including promissory notes issued in respect of paid-in capital of EBRD	6 075	10 125
	218 967	**393 048**

Note J – Debts evidenced by certificates as at 31 December *(in EUR '000)*

In its financing activity, one of the Group's objectives is to align its funding strategy with the funds required for the loans granted, notably in terms of currencies. The below table discloses the details per currency of debts outstanding at December 31, 2006, together with the cumulated notional amount of currency swaps associated with the debts issued, whose goal is to transform the initial currency of the debt into a new currency in line with the currency of the loan. The last column of the table indicates the total amount of debts per currency, taking into account the economic effect brought by the currency swaps in order to disclose a net exposure per currency of the debts outstanding at December 31, 2006.

	BORROWINGS					CURRENCY SWAPS AMOUNTS payable (+) / or receivable (-)				NET AMOUNT	
Payable in	Outstanding at 31.12.2005	Average rate	Outstanding at 31.12.2006	Average rate	Due dates	31.12.2005	Average rate	31.12.2006	Average rate	Outstanding at 31.12.2005	Outstanding at 31.12.2006
EUR	97 603 483	4.30	101 037 680	4.12	2007/2045	38 997 550 +	2.51	48 677 053 +	3.50	136 601 033	149 714 733
GBP	58 797 480	5.40	58 233 751	5.28	2007/2054	16 770 035 -	5.25	17 192 832 -	5.40	42 027 445	41 040 919
DKK	53 616	5.00	402 360	2.40	2010/2026	510 722 +	2.16	252 499 +	3.52	564 338	654 859
SEK	954 892	4.34	1 235 012	4.31	2007/2025	809 960 +	1.67	563 888 +	3.01	1 764 852	1 798 900
USD	67 957 589	4.03	60 291 687	4.40	2007/2045	10 975 898 -	4.19	12 528 476 -	5.05	56 981 691	47 763 211
CHF	2 958 009	3.35	3 288 692	3.12	2007/2036	368 555 -	0.00	1 063 521 -	0.00	2 589 454	2 225 171
JPY	7 082 923	1.87	6 619 308	1.15	2007/2036	1 856 928 -	0.17	5 826 549 -	0.27	5 225 995	792 759
NOK	425 798	6.03	782 957	4.99	2007/2025	226 675 -	2.41	410 529 -	3.56	199 123	372 428
CAD	400 729	6.20	261 763	5.80	2008/2045	69 289 -	0.00	55 625 -	0.00	331 440	206 138
AUD	2 365 138	5.29	3 592 062	5.45	2007/2021	2 325 719 -	0.00	3 545 929 -	0.00	39 419	46 133
CZK	1 232 383	4.73	1 193 006	4.68	2007/2030	1 177 699 +	2.01	1 837 287 +	2.43	2 410 082	3 030 293
HKD	714 961	5.57	1 038 975	4.24	2007/2019	714 961 -	0.00	1 030 698 -	0.00	0	8 277
NZD	1 576 144	6.22	2 142 056	6.25	2007/2014	1 576 144 -	0.00	2 142 056 -	0.00	0	0
ZAR	1 501 592	9.36	1 254 633	8.97	2007/2018	846 867 -	9.53	697 015 -	10.64	654 725	557 618
HUF	1 265 472	7.59	1 187 592	7.57	2007/2015	966 721 -	6.09	725 837 -	7.98	298 751	461 755
PLN	621 526	6.43	594 075	6.12	2008/2026	116 726 +	4.40	307 098 +	4.04	738 252	901 173
MXN	190 973	9.25	135 967	9.13	2007/2015	190 973 -	0.00	135 967 -	0.00	0	0
TWD	693 026	2.25	375 134	1.03	2007/2013	693 026 -	0.00	375 134 -	0.00	0	0
TRY	1 449 861	12.70	2 034 897	12.64	2007/2016	1 449 861 -	0.00	2 034 897 -	0.00	0	0
ISK	241 384	7.17	563 728	7.53	2007/2011	241 384 -	0.00	563 728 -	0.00	0	0
BGN	51 117	4.88	153 390	4.14	2009/2009	51 117 -	0.00	153 390 -	0.00	0	0
MTL	23 294	3.80	23 294	3.80	2009/2009	23 294 -	0.00	23 294 -	0.00	0	0
SIT	16 701	4.75	16 692	4.75	2014/2014	16 701 -	0.00	16 692 -	0.00	0	0
SKK	105 138	4.90	116 926	4.84	2023/2028	124 076 +	8.29	53 492 -	0.00	229 214	63 434
Fair Value Option Adjustment (IAS 39):	12 876 107		6 257 038								
Total	**261 159 336**		**252 832 675**								

Note K – Post employment plans *(in EUR '000)*

The Group operates 3 defined benefit pension plans. The Group also provides certain post-employment healthcare benefits to former employees of EIB. These benefits are unfunded as defined by IAS19. The cost of providing benefits under the plans is determined separately for each plan using the projected unit credit actuarial valuation method. Actuarial valuation took place at 30 September 2006 and was rolled forward to 31 December 2006.

An additional plan is not included in the figures below: it is the Optional Supplementary Provident Scheme (a contributory defined benefit pension plan). The corresponding amount of EUR 188 million (2005: EUR 184 million) is entered under "Sundry creditors" (Note H).

Net benefit expense (recognized in consolidated income statement) as at 31 December 2006:

	EIB Pension	Management Committee Pension	EIF Pension	Health Insurance	Total 2006
Net current service cost(1)	28 507	1 549	867	3 853	**34 776**
Interest cost on benefit obligation(2)	41 517	1 205	376	3 782	**46 880**
Amortization of unrecognized past service cost(1)	28 484	631	0	0	**29 115**
Special termination benefits(1)	3 363	0	0	0	**3 363**
Recognition of actuarial (gains)/losses(1)	18 828	582	133	1 420	**20 963**
Net benefit expense	**120 699**	**3 967**	**1 376**	**9 055**	**135 097**

Net benefit expense (recognized in consolidated income statement) as at 31 December 2005:

	EIB Pension	Management Committee Pension	EIF Pension	Health Insurance	Total 2005
Net current service cost (1)	22 861	1 213	609	3 558	**28 241**
Interest cost on benefit obligation (2)	38 330	1 218	295	3 756	**43 599**
Recognition of actuarial (gains)/losses (1)	10 133	315	45	- 2 534	**7 959**
Net benefit expense	**71 324**	**2 746**	**949**	**4 780**	**79 799**

(1) Recognised in General administrative expenses
(2) Recognised in Interest expense and similar charges

Benefit liabilities as at 31 December 2006:

	EIB Pension	Management Committee Pension	EIF Pension	Health Insurance	Total 2006
Benefit obligation	1 031 399	29 202	9 928	88 546	**1 159 075**
Unrecognised net actuarial losses	-202 839	-1 734	-999	-13 716	**-219 288**
Net liability	**828 560**	**27 468**	**8 929**	**74 830**	**939 787**

Unrecognised net actuarial losses will be recognised, from 2007 onwards, according to the average remaining service life of the participants of each plan, in accordance with IAS 19.

Benefit liabilities as at 31 December 2005:

	EIB Pension	Management Committee Pension	EIF Pension	Health Insurance	Total 2005
Benefit obligation	972 273	28 606	9 166	88 751	**1 098 796**
Unrecognised net actuarial losses	- 255 493	- 3 636	- 2 348	- 21 300	**- 282 777**
Net liability	**716 780**	**24 970**	**6 818**	**67 451**	**816 019**

Movements in the benefit (asset)/liability during the year ended 31 December 2006 are as follows (in EUR '000):

	EIB Staff Pension Plan	**Management Committee Pension Plan**	**EIF Staff Pension Plan**	**Total Pension Plans**	**Health Insurance Plan**
At 1 January 2006	716 780	24 970	6 818	748 568	67 451
Benefit expense	120 699	3 967	1 376	126 042	9 055
Benefit payments net of employee contributions	-8 919	-1 469	735	-9 653	- 1 676
At 31 December 2006	**828 560**	**27 468**	**8 929**	**864 957** (2)	**74 830** (1)
At 31 December 2005	716 780	24 970	6 818	748 568	67 451 (1)

(1) The obligation for the Health Insurance Plan is entered under "Sundry Creditors" (Note H).
(2) This amount excludes indemnities (EUR '000 4 217) that are not subject to IAS 19 actuarial valuations.

The principal assumptions used in determining pension and post-employment benefit obligations for the Group's plans are shown below:

	2006	2005
	(in %)	(in %)
Discount rate for pension plans	4.76	4.31
Discount rate for health insurance plans	4.76	4.31
Future salary increase (including inflation)	3.50	3.50
Future pension increases	1.50	1.50
Healthcare cost increase rate	3.50	3.50
Actuarial tables	LPP 2000	LPP 2000

The table below shows the sensitivity of both benefit expenses for 2006 and defined benefit obligation as at 31 December 2006 of the Health Insurance Plan to a 1% increase and decrease in the healthcare cost increase rate:

	1% increase	**1% decrease**
Benefit expenses	**2 791**	**-2 079**
Defined benefit obligation	23 033	-17 988

The table below shows the actuarial experience (gain)/loss for the different Plans during 2006 and 2005:

	EIB Pension	Management Committee Pension	EIF Pension	Health Insurance	**Total**
2006	35 011	(197)	430	1 629	**36 873**
2005	38 652	1 625	447	5 665	**46 389**

The table below shows the evolution of the Defined Benefit Obligation during the year under review:

	EIB Pension	Management Committee Pension	EIF Pension	Health Insurance	**Total 2006**
Obligation at the beginning of the year	972 273	28 606	8 635	88 751	1 098 265
Net current service cost	28 507	1 549	867	3 853	34 776
Employee contributions	9 546	0	513	0	10 059
Interest cost	41 517	1 205	376	3 782	46 880
Benefit payments	- 18 465	- 1 469	185	- 1 676	- 21 425
Experience (gain)/loss	35 011	- 177	430	1 629	36 893
Assumption (gain)/loss	- 68 837	- 1 143	- 1 078	- 7 793	- 78 851
Impact of plan changes	28 484	631	0	0	29 115
Special termination benefits	3 363	0	0	0	3 363
Benefit obligation as at 31 December 2006	**1 031 399**	**29 202**	**9 928**	**88 546**	**1 159 075**

Note L – Fund for general banking risks *(in EUR '000)*

Movements in the Fund for general banking risks are tabulated below:

	31.12.2006	**31.12.2005**
Fund at beginning of the year	975 000	915 000
Appropriated for the year	-975 000	60 000
Fund at end of the year	**0**	**975 000**

In line with Note A.4.14, the Group no longer identifies the fund for general banking risks as a separate balance sheet item but continues to compute the amount corresponding to this fund, according to last year methodology for disclosure purpose.

Evaluation of the amount representative of general banking risks:

	31.12.2006	**31.12.2005**
	1 000 000 (*)	975 000 (**)

(*) Of which EUR '000 35 700 for Structured Finance Facility operations
(**) Of which EUR '000 40 000 for Structured Finance Facility operations

Note M – Interest and similar income and interest expense and similar charges *(in EUR '000)*

M.1. Net interest income

	31.12.2006	31.12.2005
Interest and similar income		
Cash in hand, balance with central banks and post office banks	1 975	428
Treasury bills eligible for refinancing with central banks and debt securities including fixed-income securities	501 830	380 180
Loans and advances to credits institutions and customers	11 463 582	9 645 076
Interest subsidy from the E.U	53 857	58 086
Other	62 397	66 635
	12 083 641	**10 150 405**
Interest expense and similar charges		
Amounts owed to credit institutions	9 782	13 624
Debts evidenced by certificates and derivatives	10 286 744	8 368 903
Interest on third party mandates	39 955	32 558
Other	57 045	59 690
	10 393 526	**8 474 775**

M.2. Geographical analysis of "Interest and similar income"

	31.12.2006	31.12.2005
Germany	2 064 696	1 700 037
France	1 268 043	1 105 099
Italy	1 109 762	916 899
United Kingdom	1 049 415	1 046 542
Spain	1 383 077	1 074 982
Belgium	156 679	137 666
Netherlands	148 943	128 037
Sweden	106 849	108 983
Denmark	157 826	153 270
Austria	231 919	164 940
Poland	213 364	143 044
Finland	183 542	148 818
Greece	514 423	487 562
Portugal	637 323	589 135
Czech Republic	145 099	117 627
Hungary	124 049	73 339
Ireland	124 705	100 789
Slovak Republic	41 617	40 898
Slovenia	43 865	38 336
Lithuania	7 621	8 150
Luxembourg	36 915	24 732
Cyprus	25 426	20 969
Latvia	11 773	7 126
Estonia	5 688	5 078
Malta	339	366
	9 792 958	**8 342 424**
Outside the European Union	792 035	719 131
	10 584 993	**9 061 555**
Income not analysed[1]	1 498 648	1 088 850
	12 083 641	**10 150 405**

[1] Income not analysed:		
Revenue from investment portfolio securities	223 062	196 248
Revenue from short-term securities	353 650	256 135
Revenue from money-market operations	934 269	605 418
Unwinding of interest income from the present value adjustment of paid-in capital and reserve receivable	61 508	63 956
Adjustment on early repayments of loans	-73 841	- 32 907
	1 498 648	**1 088 850**

Note N – Result on financial operations *(in EUR '000)*

The result comprises the following components:

	31.12.2006	31.12.2005
Net result on derivatives under the fair value option	- 4 307 091	317 350
Net result on loans under the fair value option	- 1 180 487	649 834
Net result on borrowings under the fair value option	6 136 450	- 1 250 133
Net result on other assets and liabilities under the fair value option	1 830	- 903
	650 702	- 283 852
Discount/premiums on FX transactions	87 586	132 111
Minority interest	- 18 955	- 16 330
Foreign exchange gain/loss	5 530	914
Other financial operations	- 8 560	2 325
	716 303	**- 164 832**

Note O – "Fee and commission income" and "Fee and commission expense" *(in EUR '000)*

	31.12.2006	31.12.2005
O.1. Fee and commission income		
Commission on Investment Facility – Cotonou	33 912	32 455
Commission on other European Community	38 539	36 015
institutions and EU countries	16 847	16 217
Commission on financial guarantees	**89 298**	**84 687**
O.2. Fee and commission expense		
Commission expense	589	442

Note P – General administrative expenses *(in EUR '000)*

	31.12.2006	31.12.2005
Salaries and allowances(*)	173 330	147 504
Welfare contributions and other social costs	124 890	74 702
Staff costs	298 220	222 206
Other general and administrative expenses	73 936	67 858
	372 156	**290 064**

(*) Of which the amount for members of the Management Committee is EUR '000 2 597 at 31 December 2006 and EUR '000 2 634 at 31 December 2005.

The number of persons employed by the Group was 1 475 at 31 December 2006 (1 405 at 31 December 2005).

Note Q – Financial risk management

This section presents information about the Group's exposure to and its management and control of risks, in particular the primary risks associated with its use of financial instruments. These are:

- Market risk – exposure to observable market variables such as interest rates, exchange rates and equity market prices
- Credit risk – the risk of loss resulting from client or counterparty default and arising on credit exposure in all forms, including settlement risk
- Liquidity and funding risk – the risk that the Group is unable to fund assets or meet obligations at a reasonable price or, in extreme situations, at any price.

Q.1. Credit risk

Credit risk concerns mainly the Group's lending activity and, to a lesser extent, treasury instruments such as fixed-income securities held in the investment and operational portfolios, certificates of deposit and interbank term deposits.

The credit risk associated with the use of derivatives is also analysed hereafter in the "Derivatives" section (Note R).

Management of credit risk is based, firstly, on the degree of credit risk vis-à-vis counterparties and, secondly, on an analysis of the solvency of counterparties.

As regards lending, treasury and derivatives operations, credit risk is managed by an independent Risk Management Directorate under the direct responsibility of the Management Committee. The Group has thus established an operationally independent structure for determining and monitoring credit risk.

Q.1.1. Loans

In order to limit the credit risk on its loan portfolio, the Group lends only to counterparties with demonstrated creditworthiness over the longer term and sound guarantees.

In order to efficiently measure and manage credit risk on loans, the Group has graded its lending operations according to generally accepted criteria, based on the quality of the borrower, the guarantee and, where appropriate, the guarantor.

The structure of guarantors and borrowers relating to the loan portfolio as at 31 December 2006 is analysed below (in EUR million), excluding IAS 39 fair value adjustments, and including undisbursed portions:

Within the European Union:

Borrower / Guarantor (1)	Member States	Public institutions	Zone 'A' banks	Corporates	Total 2006	Total 2005
Member States	20 867	0	0	0	20 867	21 342
Public institutions	17 498	30 505	1 585	3 938	53 526	52 487
Zone 'A' banks	12 462	43 809	43 823	17 023	117 117	114 015
Corporates	16 949	5 498	28 881	39 269	90 597	78 785
Total 2006 (1)	**67 776**	**79 812**	**74 289**	**60 230**	**282 107 (2)**	
Total 2005 (1)	**67 182**	**78 354**	**68 067**	**53 026**		**266 629**

(1) This amount includes loans for which no formal guarantee independent from the borrower and the loan itself was required for a total of EUR 73 905 million as at 31 December 2006 (2005: EUR 49 108 million), the borrower's level of solvency itself representing adequate security. In the event of certain occurrences, appropriate contractual clauses ensure the Group's right to access independent security.

(2) This amount includes loans (EUR 2 911 million) authorised under the second paragraph of Article 18(1) of the Statute, located outside the territory of Member States of the Union, but offering benefits for the Union are considered as related to loans within the Union.

It also excludes EUR 2 470 million of loans in the 10 new Member States, which remain under the EC Mandates (2005: EUR 3 064 million).

Outside the European Union:

Secured by:	31.12.2006	31.12.2005
Member States	1 339	1 503
Community budget	24 735 (*)	25 233 (*)
Facilities	2 730	835
Total	**28 804 (**)**	**27 571 (**)**

(*) of which EUR 2 763 million in risk-sharing operations as explained below (2005: EUR 2 862 million).

(**) which includes EUR 2 470 million of loans in the 10 new Member States which remain under the EC Mandates (2005: EUR 3 064 million).

Loans outside the Community (apart from those under the Pre-Accession Facility and the Mediterranean Partnership Facility – "the Facilities") are, in the last resort, secured by guarantees of the Community budget or the Member States (loans in the ACP Countries and the OCT). In all regions (South Africa, non-member Mediterranean Countries, Central and Eastern Europe, Asia and Latin America), apart from the ACP Countries and the OCT, in the case of loans secured by a sovereign guarantee, all risks are, in the last resort, covered by the Community budget.

The agreements decided by the Council of the European Union on 14 April 1997 (Decision 97/256/EC) introduced the concept of risk sharing whereby certain Bank loans are secured by third-party guarantees with respect to the commercial risk, the budgetary guarantee applying in the case of political risks solely arising from currency non-transferability, expropriation, war and civil disturbance.

Loans granted under the Facilities (EUR 2 730 million) are not secured by guarantees of the Community budget or the Member States. Therefore, lending under the Facilities is from the Group's own resources and at the Group's own risk.

LOANS FOR PROJECTS OUTSIDE THE UNION (in EUR million)

(including loans in the new Member States before accession)

BREAKDOWN OF LOANS BY GUARANTEE AS AT 31 DECEMBER

AGREEMENT	Outstanding 31.12.2006	Outstanding 31.12.2005
75% Member States global guarantee		
– ACP/OCT Group 3rd Lomé Convention	12	31
– ACP/OCT Group 4th Lomé Convention	290	390
– ACP/OCT Group 4th Lomé Convention / 2nd Financial Protocol	657	862
Total 75% Member States global guarantee	**959**	**1 283**
75% Member States guarantee		
– Cotonou partnership agreement	380	220
Total 75% Member States guarantee	**380**	**220**
Total Member States guarantee	**1339**	**1 503**
100% Community budget guarantee		
– South Africa - 300m - BG Decision 19.06.95	103	130
– ALA I - 750m	177	244
– ALA interim (100% guarantee) -153m	40	65
– CEEC - 1bn - BG Decision 29.11.89	169	226
– CEEC - 3bn - BG Decision 02.05.94	930	1 092
– CEEC – 700m - BG Decision 18.04.91	36	71
– Russia - 100 m - 2/2002-2/2004	84	85
Total 100% Community budget guarantee	**1 539**	**1 913**
75% Community budget guarantee		
– Mediterranean Protocols	1 431	1 906
– Yugoslavia - Art 18 (1984)	3	4
– Yugoslavia - 1st Protocol	6	7
– Yugoslavia - 2nd Protocol	71	98
– Slovenia - 1st Protocol	81	91
Total 75% Community budget guarantee	**1 592**	**2 106**

AGREEMENT	Outstanding 31.12.2006	Outstanding 31.12.2005
70% Community budget guarantee		
– South Africa - 375m - Decision 29.01.97	197	239
– ALA II - 900m	313	428
– ALA interim (70% guarantee: risk sharing) - 122m	35	52
– Bosnia-Herzegovina - 100m 99/2001	97	99
– Euromed (EIB) - 2 310m - Decision 29.01.97	1 162	1 355
– FYROM - 150m - 1998/2000	133	139
– CEEC - 3 520m - Decision 29.01.97	2 022	2 276
Total 70% Community budget guarantee	**3 959**	**4 588**
65% Community budget guarantee		
– South Africa - 825m - 7/2000-7/2007	690	736
– ALA III – 2480m - 2/2000-7/2007	1 528	1 374
– Euromed II - 6520m - 2/2000-1/2007	6 024	6 019
– South Eastern Neighbours – 9185m 2/2000-7/2007	8 458	7 477
– Turkey special action – 450m – 2001-2006	356	424
– Turkey TERRA- 600m - 11/1999-11/2002	589	596
Total 65% Community budget guarantee	**17 645**	**16 626**
Total Community budget guarantee	**24 735**	**25 233**
Facilities		
– Pre-Accession Facility II – 2000/2006	2 730	835
Total Facilities	**2 730**	**835**
TOTAL	**28 804**	**27 571**

Collateral on loans (EUR million)

Among other credit mitigant instruments, the Group also uses pledges of financial securities. These pledges are formalized through a Pledge Agreement, enforceable in the relevant jurisdiction. The portfolio of collateral received in pledge contracts amounts to EUR 8 940 million, with the following composition:

Loan Financial Collateral (in EUR million) (1)

	Bonds						Equities & Funds	Cash	Total 2006
Moody's or equivalent rating	Govt	Supranational	Agency	Secured Bonds (Pfandbriefe, Cedulas)	Bank and Corporate Bonds	ABS			
Aaa	1 192	6	77	139	336	610	0	0	**2 360**
Aa1 to Aa3	1 168	0	0	0	913	0	0	0	**2 081**
A1	1 668	0	576	0	658	0	0	0	**2 902**
Below A1	1 002	0	0	0	55	0	0	0	**1 057**
Non-Rated	0	0	0	0	236	0	151	153	**540**
Total 2006	**5 030**	**6**	**653**	**139**	**2 198**	**610**	**151**	**153**	**8 940**

(1) Bonds are valued at their market value.

Loan Financial Collateral (in EUR million) [(1)]

Moody's or equivalent rating	Bonds						Equities & Funds	Cash	Total 2005
	Govt	Supranational	Agency	Secured Bonds (Pfandbriefe, Cedulas)	Bank and Corporate Bonds	ABS			
Aaa	1 136	229	91	119	310	2 397	0	0	**4 282**
Aa1 to Aa3	2 245	0	666	14	117	0	0	0	**3 042**
A1	96	0	0	0	8	0	0	0	**104**
Below A1	1 162	0	0	0	0	0	0	0	**1 162**
Non-Rated	155	0	0	0	276	0	141	172	**744**
Total 2005	**4 794**	**229**	**757**	**133**	**711**	**2 397**	**141**	**172**	**9 334**

(1) Bonds are valued at their market value.

A breakdown of disbursed loans outstanding, including asset backed securities (in EUR million) at 31 December according to the sectors in which borrowers are engaged is set out below:

Sector:	Maturity: not more than 1 year	1 year to 5 years	more than 5 years	Total 2006	Total 2005
Energy	2 288	9 464	12 906	**24 658**	24 983
Transport	3 276	16 486	60 651	**80 413**	75 893
Telecommunications	1 748	4 186	1 927	**7 861**	7 714
Water, sewerage	1 175	4 744	9 776	**15 695**	14 391
Miscellaneous infrastructure	769	3 553	11 317	**15 639**	15 388
Agriculture, forestry, fisheries	19	113	106	**238**	295
Industry	1 804	8 902	4 432	**15 138**	15 262
Services	202	1 829	6 438	**8 469**	7 800
Global loans	5 425	30 470	39 737	**75 632**	72 108
Health, education	175	2 231	11 190	**13 596**	12 098
TOTAL 2006	**16 881**	**81 978**	**158 480**	**257 339**	
TOTAL 2005	17 280	78 503	150 149		245 932
Positive fair value adjustment (IAS 39)				**3 108**	4 204
TOTAL 2006				**260 447**	
TOTAL 2005					**250 136**

Q.1.2. Treasury

The credit risk associated with treasury (the securities portfolio, commercial paper, term accounts, etc.) is rigorously managed through selecting first-class counterparties and issuers.

Limits governing the structure of the securities portfolio and outstanding treasury instruments have been laid down by Management, in particular on the basis of the ratings awarded to counterparties by the rating agencies (these limits are reviewed regularly by the Risk Management Directorate).

The table below provides a percentage breakdown of the credit risk associated with the securities portfolio and treasury instruments in terms of the credit rating of counterparties and issuers (as at 31 December):

Moody's or equivalent rating	Securities portfolio %		Treasury instruments %	
	2006	2005	**2006**	2005
Long-term rating:				
Aaa	**53**	58	**2**	5
Aa1 to Aa3	**39**	32	**68**	51
A1	**6**	3	**18**	16
Below A1	**2**	5	**0**	20
Short-term rating:				
A-1+P-1	**0**	2	**12**	8
Total	**100**	100	**100**	100

As part of its treasury management activities, the Group holds investments in capital guarantee notes, the coupons of which embedded options on the performance of funds of hedge funds. At 31 December 2006, the total nominal amount of such notes stood at EUR 150 million and are part of the Securities portfolio.

Collateral on Treasury transactions (EUR million)

Part of the Treasury transactions are tripartite reverse repos, for an amount of EUR 5 571 million (2005: EUR 10 800 million). These transactions are governed by a Tripartite Agreement, the exposure is fully collateralised, with daily margin calls. The market value of the collateral portfolio at 31 December 2006 amounts to EUR 5 886 million (2005: EUR 11 610 million), with the following classification:

Tripartite Agreements Collateral (in EUR million)

Bonds

Secured Bonds

Moody’s or

(Pfandbriefe,

Bank and

equivalent rating

Govt

Supranational

Agency

Cedulas)

Corporate Bonds

ABS

Total 2006

Aaa

281

699

68

40

806

1 243

3 137

Aa1 to Aa3

206

0

113

0

2 094

7

2 420

A1

12

0

0

0

226

1

239

Below A1

30

0

0

0

60

0

90

Non-Rated

0

0

0

0

0

0

0

Total 2006

529

699

181

40

3 186

1 251

5 886

Tripartite Agreements Collateral (in EUR million)

Bonds

Secured Bonds

Moody’s or

(Pfandbriefe,

Bank and

equivalent rating

Govt

Supranational

Agency

Cedulas)

Corporate Bonds

ABS

Total 2005

Aaa

729

780

324

150

2 021

2 083

6 087

Aa1 to Aa3

927

0

520

22

2 246

46

3 761

A1

288

0

1

0

760

4

1 053

Below A1

603

0

0

0

104

2

709

Non-Rated

0

0

0

0

0

0

0

Total 2005

2 547

780

845

172

5 131

2 135

11 610

Q.1.3. Securities lending

The market value of the bonds lent in the securities lending activities is at the end of 2006 of EUR 936 million (2005: EUR 891 million). These transactions are governed by an agreement signed with Northern Trust, the exposure is fully collateralised, with daily margin calls. The market value of the collateral portfolio at 31 December 2006 amounts to EUR 964 million (2005: EUR 901 million), with the following classification:

Securities Lending Collateral (in EUR million)

Bonds

Time Deposit

Total 2006

At 31.12.06

Secured Bonds

Moody’s or

(Pfandbriefe,

Certificate of

equivalent rating

Govt

Supranational

Agency

Cedulas)

Deposits

Aaa

503

0

0

0

30

10

543

Aa1 to Aa3

14

0

0

0

19

247

280

A1

2

0

0

0

29

110

141

Below A1

0

0

0

0

0

0

0

Non-Rated

0

0

0

0

0

0

0

Total 2006

519

0

0

0

78

367

964

Securities Lending Collateral (in EUR million)

Bonds

Time Deposit

Total 2005

At 31.12.05

Secured Bonds

Moody’s or

(Pfandbriefe,

Certificate of

equivalent rating

Govt

Supranational

Agency

Cedulas)

Deposits

Aaa

542

0

0

0

0

0

542

Aa1 to Aa3

0

0

0

0

68

266

334

A1

0

0

0

0

25

0

25

Below A1

0

0

0

0

0

0

0

Non-Rated

0

0

0

0

0

0

0

Total 2005

542

0

0

0

93

266

901

44 EIB Group

Q.2. Interest rate risk

The Group has established an organisational structure for the asset-liability function, applying best practices in the financial industry, and, in particular, an Asset-Liability Management Committee (ALCO) under the direct responsibility of the Group's Management Committee. Accordingly, it has decided on an asset-liability management strategy which involves maintaining an own funds duration of around 5 years, thereby safeguarding the Group against substantial fluctuations in its long-term revenues.
As a result of the above objective of an own funds duration equal to around 5 years, an increase in interest rates of 0.01% on all currencies would result in a decrease of EUR 15.5 million in the net present value of the Group's own funds.

The following table illustrates the Group's exposure to interest rate risk. It presents the nominal amounts according to maturities affected by the incidence of interest rate changes, as regards the main balance sheet items subject to reindexation:

Reindexation interval (in EUR million)

At 31.12.2006	not more than 3 months	3 months to 6 months	6 months to 1 year	1 year to 5 years	more than 5 years	**Total 31.12.2006**
Assets:						
Loans	165 487	6 169	5 075	33 479	50 237	**260 447**
Net liquidity	14 789	- 322	161	1 865	1 162	**17 655**
	180 276	5 847	5 236	35 344	51 399	**278 102**
Liabilities:						
Borrowings after swaps	183 487	4 381	1 791	24 168	34 263	**248 090**
Interest rate risk	**- 3 211**	**1 466**	**3 445**	**11 176**	**17 136**	

At 31.12.2005	not more than 3 months	3 months to 6 months	6 months to 1 year	1 year to 5 years	more than 5 years	**Total 31.12.2005**
Assets:						
Loans	159 671	3 709	6 138	35 651	44 967	**250 136**
Net liquidity	26 574	-586	179	1 619	1 134	**28 920**
	186 245	3 123	6 317	37 270	46 101	**279 056**
Liabilities:						
Borrowings after swaps	190 551	3 610	4 858	27 215	29 321	**255 555**
Interest rate risk	**- 4 306**	**-487**	**1 459**	**10 055**	**16 780**	

Q.3. Liquidity risk

The table hereafter analyses assets and liabilities by maturity on the basis of the period remaining between the consolidated balance sheet date and the contractual maturity date.
Assets and liabilities for which there is no contractual maturity date are classified under «Maturity undefined».

Liquidity Risk (in EUR million)

Maturity (at 31.12.2006)	not more than 3 months	3 months to 1 year	1 year to 5 years	more than 5 years	maturity undefined	Fair value adjustment	**Total 2006**
ASSETS							
Cash in hand, central banks and post office banks	15	0	0	0	0	0	**15**
Treasury bills eligible for refinancing with central banks	119	169	1 253	1 161	0	0	**2 702**
Other loans and advances:							
– Current accounts	165	0	0	0	0	0	**165**
– Others	14 570	28	0	0	0	0	**14 598**
	14 735	28	0	0	0	0	**14 763**
Loans:							
– Credit institutions	2 226	6 051	41 002	65 303	0	1 265	**115 847**
– Customers	1 555	7 046	39 935	91 411	0	1 837	**141 784**
	3 781	13 097	80 937	156 714	0	3 102	**257 631**
Debt securities including fixed-income securities	4 157	1 543	3 138	2 447	0	6	**11 291**
Positive replacement value	0	0	0	0	0	14 316	**14 316**
Other assets	0	0	0	0	3 715	0	**3 715**
TOTAL assets	**22 807**	**14 837**	**85 328**	**160 322**	**3 715**	**17 424**	**304 433**
LIABILITIES							
Amounts owed to credit institutions	213	3	3	0	0	0	**219**
Debts evidenced by certificates	20 123	21 579	97 551	107 323	0	6 257	**252 833**
Negative replacement value	0	0	0	0	0	15 437	**15 437**
Capital, reserves and profit	0	0	0	0	33 208	0	**33 208**
Other liabilities	0	0	0	0	2 736	0	**2 736**
TOTAL liabilities	**20 336**	**21 582**	**97 554**	**107 323**	**35 944**	**21 694**	**304 433**

Maturity (at 31.12.2005)	not more than 3 months	3 months to 1 year	1 year to 5 years	more than 5 years	maturity undefined	Fair value adjustment	Total 2005
ASSETS							
Cash in hand, central banks and post office banks	13	0	0	0	0	0	**13**
Treasury bills eligible for refinancing with central banks	150	266	1 248	1 063	0	72	**2 799**
Other loans and advances:							
– Current accounts	285	0	0	0	0	0	**285**
– Others	23 460	28	0	0	0	79	**23 567**
	23 745	28	0	0	0	79	**23 852**
Loans:							
– Credit institutions	1 712	6 013	38 683	66 692	0	1 544	**114 644**
– Customers	1 426	8 126	39 170	82 053	0	2 633	**133 408**
	3 138	14 139	77 853	148 745	0	4 177	**248 052**
Debt securities including fixed-income securities	6 698	1 702	2 854	1 628	0	26	**12 908**
Positive replacement value	0	0	0	0	0	20 550	**20 550**
Other assets	0	0	0	0	3 394	0	**3 394**
TOTAL assets	**33 744**	**16 135**	**81 955**	**151 436**	**3 394**	**24 904**	**311 568**
LIABILITIES							
Amounts owed to credit institutions	383	4	6	0	0	0	**393**
Debts evidenced by certificates	14 537	32 327	109 361	92 058	0	12 876	**261 159**
Negative replacement value	0	0	0	0	0	16 463	**16 463**
Capital, reserves and profit	0	0	0	0	30 746	0	**30 746**
Other liabilities	0	0	0	0	2 807	0	**2 807**
TOTAL liabilities	**14 920**	**32 331**	**109 367**	**92 058**	**33 553**	**29 339**	**311 568**

The "investment portfolio" (Note B) consists mainly of fixed-income securities issued by first-class counterparties, largely bonds issued by Member States, acquired with the intention of holding them until final maturity. See also Note A.4.7.
Some of the borrowings and associated swaps include early termination triggers or call options granted to the investors or the hedging swap counterparties. Certain liabilities could therefore be redeemed at an earlier stage than their maturity date.
If all calls were to be exercised at their next contractual exercise date, cumulated early redemptions for the period 2007 - 2009 would amount to EUR 12.3 billion.

Q.4. Foreign exchange risk

The sources of foreign exchange rate risk are to be found in the margins on operations and in general expenses incurred in non-euro currencies. The Group's objective is to eliminate exchange risk by reducing net positions per currency through operations on the international foreign exchange markets.
An FX hedging program was set up in 2004 in order to protect the known loan margins in USD and in GBP for the next 3 years.

Exchange position (in EUR million)

Other

Sub-Total

Total

Currency at 31.12.2006

EURO

Pounds Sterling

US Dollars

currencies

except Euros

2006

ASSETS

Cash in hand, central banks and postoffice banks

1

14

0

0

14

15

Treasury bills eligible for refinancing withcentral banks

2 702

0

0

0

0

2 702

Other loans and advances:

– Current accounts

125

5

16

19

40

165

– Others

8 126

196

4 772

1 504

6 472

14 598

8 251

201

4 788

1 523

6 512

14 763

Loans:

– Credit institutions

62 318

21 997

29 438

2 094

53 529

115 847

– Customers

105 089

17 371

11 778

7 546

36 695

141 784

167 407

39 368

41 216

9 640

90 224

257 631

Debt securities including fixed-incomesecurities

7 313

1 876

2 053

49

3 978

11 291

Positive replacement value

12 881

614

380

441

1 435

14 316

Other assets

3 153

300

197

65

562

3 715

TOTAL assets

201 708

42 373

48 634

11 718

102 725

304 433

LIABILITIES

Amounts owed to credit institutions

215

0

4

0

4

219

Debts evidenced by certificates:

– Debt securities in issue

104 117

58 985

61 200

27 441

147 626

251 743

– Others

305

599

0

186

785

1 090

104 422

59 584

61 200

27 627

148 411

252 833

Negative replacement value

61 472

-17 302

-12 668

-16 065

-46 035

15 437

Capital, reserves and profit

33 208

0

0

0

0

33 208

Other liabilities

2 395

88

98

155

341

2 736

TOTAL liabilities

201 712

42 370

48 634

11 717

102 721

304 433

Net position as at 31.12.2006

-4

3

0

1

4

Other

Sub-Total

Total

Currency at 31.12.2005

EURO

Pounds Sterling

US Dollars

currencies

except Euros

2005

ASSETS

Cash in hand, central banks and postoffice banks

1

12

0

0

12

13

Treasury bills eligible for refinancing withcentral banks

2 799

0

0

0

0

2 799

Other loans and advances:

– Current accounts

237

11

17

20

48

285

– Others

5 883

1 419

11 170

5 095

17 684

23 567

6 120

1 430

11 187

5 115

17 732

23 852

Loans:

– Credit institutions

59 704

21 865

31 255

1 820

54 940

114 644

– Customers

96 573

16 060

13 554

7 221

36 835

133 408

156 277

37 925

44 809

9 041

91 775

248 052

Debt securities including fixed-incomesecurities

7 577

3 087

1 204

1 040

5 331

12 908

Positive replacement value

19 142

556

409

443

1 408

20 550

Other assets

2 854

261

222

57

540

3 394

TOTAL assets

194 770

43 271

57 831

15 696

116 798

311 568

LIABILITIES

Amounts owed to credit institutions

393

0

0

0

0

393

Debts evidenced by certificates:

– Debt securities in issue

107 439

59 353

68 917

24 312

152 582

260 021

– Others

305

587

0

246

833

1 138

107 744

59 940

68 917

24 558

153 415

261 159

Negative replacement value

53 320

-16 759

-11 166

-8 932

-36 857

16 463

Capital, reserves and profit

30 746

0

0

0

0

30 746

Other liabilities

2 577

91

74

65

230

2 807

TOTAL liabilities

194 780

43 272

57 825

15 691

116 788

311 568

Net position as at 31.12.2005

- 10

-1

6

5

10

EIB Group – Financial Statements 2006 47

Note R – Derivatives

Derivatives are contractual financial instruments, the value of which fluctuates according to trends in the underlying assets, interest rates, exchange rates or indices.

R.1. As part of funding activity

The Group uses derivatives mainly as part of its funding strategy in order to bring the characteristics, in terms of currencies and interest rates, of the funds raised into line with those of loans granted and also to reduce funding costs.

Long-term derivatives transactions are not used for trading, but only in connexion with fund-raising and for the reduction of market risk exposure. All interest rate and currency swaps linked to the borrowing portfolio have maturities matching the corresponding borrowings and are therefore of a long-term nature.

The derivatives most commonly used are:—Currency swaps;—Interest rate swaps;—Asset swaps.

R.1.1. Currency swaps

Currency swaps are contracts under which it is agreed to convert funds raised through borrowings into another currency and, simultaneously, a forward exchange contract is concluded to re-exchange the two currencies in the future in order to be able to repay the funds raised on the due dates.

R.1.2. Interest rate swaps

Interest rate swaps are contracts under which, generally, it is agreed to exchange floating-rate interest for fixed-rate interest or vice versa.

R.1.3. Asset swaps

Asset swaps are arranged for investments in bonds that do not have the desired cash-flow features. Specifically, swaps are used to convert investments into floating-rate instruments with 3-month coupon payment and reset frequency. Thus, the Group eliminates interest-rate and/or exchange risk, while retaining, as intended, the credit risk.

Interest rate or currency swaps allow the Group to modify the interest rates and currencies of its borrowing portfolio in order to accommodate requests from its clients and also to reduce funding costs by exchanging its advantageous access conditions to certain capital markets with its counterparties. – Derivatives credit risk mitigation policy: The credit risk with respect to derivatives lies in the loss which the Group would incur were a counterparty unable to honour its contractual obligations. In view of the special nature and complexity of the derivatives transactions, a series of procedures has been put in place to safeguard the Group against losses arising out of the use of such instruments.

– Contractual framework:

All Group long-term derivatives transactions are concluded in the contractual framework of Master Swap Agreements and, where non-standard structures are covered, of Credit Support Annexes, which specify the conditions of exposure collateralisation. These are generally accepted and practised contract types.

– Counterparty selection:

The minimum rating at the outset is set at A1, the Group having the right of early termination if the rating drops below a certain level. – Limits have been set in terms of: • Total net present value of derivatives exposure with a counterparty; • Unsecured exposure to a counterparty; • Specific concentration limits expressed as nominal amount.

All limits are dynamically adapted to the credit quality of the counterparty. – Monitoring: The derivatives portfolio is regularly valued and compared against limits. – Collateralisation:

• Derivatives exposure exceeding the limit for unsecured exposure is collateralised by cash and first-class bonds. • Very complex and illiquid transactions require collateralisation over and above the current market value.

• Both the derivatives portfolio with individual counterparties and the collateral received are regularly valued, with a subsequent call for additional collateral or release.

The credit risk associated with derivatives varies according to a number of factors (such as interest and exchange rates) and generally corresponds to only a small portion of their notional amount.

The notional amount is a derivative’s underlying contract amount and is the basis upon which changes in the value of derivatives are measured. It provides an indication of the underlying volume of business transacted by the Group but does not provide any measure of risk. The majority of derivatives are negotiated as to amount, tenor and price, between the Group and its counterparties, whether other professionals or customers (OTC).

In the Group’s case, where only mutually agreed derivatives are negotiated, the credit risk is evaluated on the basis of the «current exposure» method recommended by the Bank for International Settlements (BIS). Hence, the credit risk is expressed in terms of the positive “fair value” or replacement value of the contracts, increased by the potential risks (add-on), contingent on the duration and type of transaction, weighted by a coefficient linked to the category of counterparty (BIS I weighted risk).

Positive replacement value represents the cost to the Group of replacing all transactions with a fair value in the Group’s favour if all the relevant coun-terparties of the Group were to default at the same time, and transactions could be replaced instantaneously. Negative replacement value is the cost to the Group’s counterparties of replacing all their transactions with the Group where the fair value is in their favour if the Group were to default. The total positive and negative replacement values are included in the consolidated balance sheet separately.

The following tables show the maturities of currency swaps (excluding short-term currency swaps – see S.2 below) and interest rate swaps plus DRS combined, sub-divided according to their notional amount and the associated credit risk:

48 EIB Group

Currency swaps at 31.12.2006 (in EUR million)	less than 1 year	1 year to 5 years	5 years to 10 years	more than 10 years	**Total 2006**
Notional amount	8 888	23 471	15 784	11 148	**59 291**
Net discounted value	- 1 215	- 908	- 447	- 6	**- 2 576**
Credit risk (BIS I weighted)	49	250	256	289	**844**

Currency swaps at 31.12.2005 (in EUR million)	less than 1 year	1 year to 5 years	5 years to 10 years	more than 10 years	**Total 2005**
Notional amount	13 951	24 858	8 144	9 443	**56 396**
Net discounted value	- 1 135	- 429	168	66	**- 1 330**
Credit risk (BIS I weighted)	81	416	166	251	**914**

Interest rate swaps at 31.12.2006 (in EUR million)	less than 1 year	1 year to 5 years	5 years to 10 years	more than 10 years	**Total 2006**
Notional amount	37 278	84 434	60 180	59 313	**241 205**
Net discounted value(*)	178	156	- 1 175	2 148	**1 307**
Credit risk (BIS I weighted)	70	334	327	1 085	**1 816**

Interest rate swaps at 31.12.2005 (in EUR million)	less than 1 year	1 year to 5 years	5 years to 10 years	more than 10 years	**Total 2005**
Notional amount	26 921	91 742	49 637	51 549	**219 849**
Net discounted value	412	943	473	3 271	**5 099**
Credit risk (BIS I weighted)	105	470	479	1 360	**2 414**

(*) *The net discounted value of Credit Default Swaps (CDS) has been included with the rest of derivatives, since according to IAS39, CDS are treated as derivatives, however, these transactions have not been included in the BIS computations, since in the Basel Agreement BIS I, they are assimilated to guarantees and their capital charge is computed in the loan portfolio.*

Notional amounts of EUR 540 million of futures contracts and EUR 823 million of Forward Rate Agreements, with respective fair values of EUR 2.6 million and EUR 0.2 million and a maturity less than 1 year are outstanding as at December 31, 2006.

The Group does not generally enter into any options contracts in conjunction with its risk hedging policy. However, as part of its strategy of raising funds on the financial markets at a lesser cost, the Group enters into borrowing contracts encompassing notably interest rate or stock exchange index options. Such borrowings are associated entirely with swap contracts with opposite market risk.

Tabulated below are the number and notional amounts of the various types of options embedded in borrowings:

	Option embedded		**Stock exchange index**		**Special structure coupon or similar**	
	2006	2005	**2006**	2005	**2006**	2005
Number of transactions	**448**	439	1	7	282	211
Notional amount (in EUR million)	**19 523**	21 442	30	450	18 533	14 554
Net discounted value (in EUR million)	**- 739**	- 153	2	25	- 452	450

The "fair value" of "plain vanilla" swap transactions is their market value. For structured deals, the "fair value" is computed using the income approach, using valuation techniques to convert future amounts to a single present amount (discounted). The estimate of fair value is based on the value indicated by marketplace expectations about those future amounts. Internal estimates and assumptions might be used in the valuation techniques when the market inputs are not directly available.

All option contracts embedded in, or linked with, borrowings are negotiated over the counter.

From the portfolio of structured deals with embedded options, 261 swaps amounting to EUR 3 791 million of notional are Power Reverse Dual Currency. Their "fair value" is EUR 306 million. These transactions are very dependent on the exchange rate USD/JPY. An appreciation of 5% of the USD with respect to JPY will imply a "fair value" of EUR 330 million and decrease of EUR 25 million as well as an increase of the probability of their early exercise. The rest of structured deals include a variety of transactions dependent on interest rates, FX rates, inflation rates, stock indexes and IR volatilities.

Collateral (EUR million)

The collateral received for derivatives business amounts to EUR 2 002 million, with the following composition:

Swap Collateral (in EUR million)						
	Bonds				**Cash**	**Total 2006**
Moody's or equivalent rating	Govt	Supranational	Agency	Secured Bonds (Pfandbriefe)		
Aaa	1 095	28	0	5	0	**1 128**
Aa1 to Aa3	21	0	0	0	0	**21**
A1	590	0	0	0	0	**590**
Below A1	50	0	0	0	0	**50**
Non-Rated	0	0	0	0	213	**213**
Total 2006	**1 756**	**28**	**0**	**5**	**213**	**2 002**

Swap Collateral (in EUR million)						
	Bonds				Cash	Total 2005
Moody's or equivalent rating	Govt	Supranational	Agency	Secured Bonds (Pfandbriefe)		
Aaa	2 491	21	381	19	0	**2 912**
Aa1 to Aa3	1 108	0	0	0	0	**1 108**
A1	412	0	0	0	0	**412**
Below A1	0	0	0	0	0	**0**
Non-Rated	0	0	0	0	386	**386**
Total 2005	**4 011**	**21**	**381**	**19**	**386**	**4 818**

Ratings exposure table:

The major part of new derivatives transactions are concluded with counterparties rated at least A1. With exceptional conditions of over-collateralisation, counterparties rated A2 or A3 have been also accepted. Consequently, most of the portfolio is concentrated on counterparties rated A1 or above.

Grouped Ratings	Percentage of Nominal		Net Market Exposure (in EUR million)		CRE BIS2 Swaps	
Moody's or equivalent rating	**2006**	2005	**2006**	2005	**2006**	2005
Aaa	**5.5%**	4.6%	**0**	80	**186**	425
Aa1 to Aa3	**74.2%**	61.7%	**563**	792	**3 843**	3 591
A1	**16.0%**	28.6%	**41**	64	**601**	3 562
A2 to A3	**4.3%**	5.0%	**2**	4	**370**	694
Non-rated	**0.0%**	0.1%	**0**	8	**2**	17
Total	**100.0%**	100.0%	**606**	948	**5 002**	8 289

The Net Market Exposure is the net present value of a swap portfolio net of collateral, if positive (zero if negative). It represents a measure of the losses the Group could incur in case of default of the counterparty, after application of netting and using the collateral.

The BIS Credit Risk Equivalent is the sum of the Net Present Value of the swap plus an Add-On equal to the Notional Amount multiplied by a coefficient dependent on the structure of the swap and its maturity (according to the Basel Agreement), meant to cover potential future increases in exposures due to changing market conditions over the residual life of the swap.

R.2. As part of liquidity management

The Group enters into short-term currency swap contracts in order to adjust currency positions in its operational treasury in relation to its benchmark currency, the euro, and to cater for demand for currencies in conjunction with loan disbursements.

The notional amount of short-term currency swaps and short term forward stood at EUR 5 602 million at 31 December 2006, against EUR 7 739 million at 31 December 2005.

Long-term futures are also used by the Group to adjust the medium-term (2y) interest rate exposure of its treasury bond portfolios. The notional amount of long-term futures stood at EUR 540 million at 31 December 2006 (2005: EUR 429 million).

R.3. ALM and derivatives

R.3.1. ALM derivatives

The Group's policy aims to maintain a high and stable level of income as well as to safeguard the economic value of the Group.

Accordingly, the Group:

- has adopted an own funds investment profile ensuring a stable and high flow of income
- manages residual interest rate risks in relation to this investment profile.

With a view to managing residual interest rate risks, the Group operates natural hedges in respect of loans and borrowings or concludes global hedging operations (interest rate swaps).

Macro-hedging swaps used as part of asset/liability management are marked to market (fair value) in accordance with IAS 39.

Changes in "fair value" are recorded in the consolidated income statement.

R.3.2. Derivatives

The vast majority of the Group's swaps are concluded with the aim to be associated with bond issues. These derivatives as well as the associated borrowings hedged are measured at fair value as allowed by the Fair Value Option.

The table below shows a summary of derivatives and financial instruments elected to the Fair Value Option.

Table of valuation details of derivatives and financial instruments elected to Fair Value Option as at December 31, 2006 (in EUR million)

Cumulative

Derivative Instruments

P&L impact

in which the

Positive

Negative

FX position on

fair value

fair value

currency swaps

Derivatives related to borrowings

5 429

-6 126

-920

223

Derivatives related to loans

352

-1 081

15

-744

Derivatives related to B1 portfolio

1

0

0

1

Derivatives related to Assets and Liabilities Management

178

-2 736

-2 105

-453

Forward foreign exchange contracts

5 556

- 5 604

-53

5

Futures contracts

3

0

0

3

Derivatives related to asset backed securities

1

0

0

1

End payments related to swaps

306

-115

0

0

Guarantees associated to derivatives

0

-1

0

-1

Total

11 826

-15 663

Accrual interest

2 490

226

Replacement values

14 316

-15 437

Cumulative

Derivative Instruments

P&L impact

in which the

Positive

Negative

FX position on

fair value

fair value

currency swaps

Derivatives related to borrowings

9 472

-5 867

-2 355

5 960

Derivatives related to loans

34

-2 085

9

-2 060

Derivatives related to B1 portfolio

7

-1

7

-1

Derivatives related to Assets and Liabilities Management

179

-753

-15

-559

Forward foreign exchange contracts

7 702

-7 707

-6

1

End payments related to swaps

325

0

0

0

Futures contracts

1

0

0

1

Total

17 720

-16 413

Accrual interest

2 830

-50

Replacement values

20 550

-16 463

Other financial instruments

Net fair value

Borrowings

-6 455

-6 455

Loans

2 287

2 287

B1 portfolio

1

1

Other financial instruments

Net fair value

Borrowings

-319

-319

Loans

1 107

1 107

B1 portfolio

2

2

Table of valuation details of derivatives and financial instruments elected to Fair Value Option as at December 31, 2005 (in EUR million

EIB Group – Financial Statements 2006 51

Note S – Accounting classifications and fair values of financial assets and liabilities *(in EUR million)*

The table below sets out the Group's classification of each class of financial assets and liabilities, and their fair values (in EUR million).

	Note	Trading	Designated at fair value	Held-to-maturity	Loans and receivables	Available-for-sale	Other financial liabilities	**Total carrying amount**	**Fair value**
31 December 2006									
Cash in hand, balance with central banks and post office banks		0	0	0	15	0	0	**15**	**15**
Debt securities portfolio	B	692	0	9 104	0	4 197	0	**13 993**	**13 994**
Loans and advances to credit institutions and to customers	C/D	0	31 868	0	240 526	0	0	**272 394**	**256 728**
Shares and other variable-yield securities	E	0	0	0	0	1 671	0	**1 671**	**1 671**
Positive replacement value	R	14 316	0	0	0	0	0	**14 316**	**14 316**
		15 008	**31 868**	**9 104**	**240 541**	**5 868**	**0**	**302 389**	**286 724**
Amounts owed to credit institutions		0	0	219	0	0	0	**219**	**219**
Debts evidenced by certificates	J	0	216 305	0	0	0	36 528	**252 833**	**247 825**
Negative replacement value	R	15 437	0	0	0	0	0	**15 437**	**15 437**
		15 437	**216 305**	**219**	**0**	**0**	**36 528**	**268 489**	**263 481**
31 December 2005									
Cash in hand, balance with central banks and post office banks		0	0	0	13	0	0	**13**	**13**
Debt securities portfolio	B	465	0	11 941	0	3 301	0	**15 707**	**15 828**
Loans and advances to credit institutions and to customers	C/D	0	26 008	0	245 897	0	0	**271 905**	**250 767**
Shares and other variable-yield securities	E	0	0	0	0	1 300	0	**1 300**	**1 300**
Positive replacement value	R	20 550	0	0	0	0	0	**20 550**	**20 550**
		21 015	**26 008**	**11 941**	**245 910**	**4 601**	**0**	**309 475**	**288 458**
Amounts owed to credit institutions		0	0	393	0	0	0	**393**	**393**
Debts evidenced by certificates	J	0	216 646	0	0	0	44 513	**261 159**	**258 303**
Negative replacement value	R	16 463	0	0	0	0	0	**16 463**	**16 463**
		16 463	**216 646**	**393**	**0**	**0**	**44 513**	**278 015**	**275 159**

Note T – Segment reporting

The Group considers that lending constitutes its main business segment: its organisation and entire management systems are designed to support the lending business.

Consequently, the determining factors for segment reporting are:
- primary determining factor: lending as the main business segment;
- secondary determining factor: lending in terms of geographical spread.

Information to be disclosed under the heading of geographical segment reporting is given in the following notes:
- interest and similar income by geographical area (Note M.2);
- lending by country in which projects are located (Note D.3);
- tangible and intangible assets by country of location (Note F).

Note U – Commitments, Contingent Liabilities and other memorandum items *(in EUR '000)*

The Group utilizes various lending-related financial instruments in order to meet the financial needs of its customers. The Group issues commitments to extend credit, standby and other letters of credit, guarantees, commitments to enter into repurchase agreements, note issuance facilities and revolving underwriting facilities. Guarantees represent irrevocable assurances, subject to the satisfaction of certain conditions, that the Group will make payment in the event that the customer fails to fulfill its obligation to third parties.

The contractual amount of these instruments is the maximum amount at risk for the Group if the customer fails to meet its obligations. The risk is similar to the risk involved in extending loan facilities and is monitored with the same risk control processes and specific credit risk policies.

As at December 31, 2006 and 2005, commitments, contingent liabilities and other memorandum items were as follows (in nominal amounts):

31.12.2006

31.12.2005

Commitments

– EBRD capital (Note E)• uncalled

442 500

442 500

– Undisbursed loans (Note D)• credit institutions

11 247 729

11 313 668

• customers

42 324 173

36 954 573

53 571 902

48 268 241

– Undisbursed venture capital operations

1 406 469

1 088 401

– Undisbursed infrastructure funds

121 283

0

Guarantees:

– In respect of loans granted by third parties

2 534 984

2 452 122

– In respect of venture capital operations

19 056

18 468

Fiduciary operations (Note A.4.19)

7 671 940

6 548 447

Assets held on behalf of third parties (Note A.4.20)

– SME Guarantee Facility

80 051

84 901

– European Technology Facility

79 689

111 096

– Map Equity

121 348

74 416

– Guarantee Fund treasury management

1 379 698

1 324 664

– Investment Facility – Cotonou

709 977

515 339

– Map guarantee

115 906

98 053

– Seed Capital Action

185

234

– Preparatory Action

2 035

1 984

– Special Section

1 982 216

2 169 497

– FEMIP

29 841

28 025

– BWMi

7

117

4 500 953

4 408 326

Special deposits for service of borrowings(*)

193 872

121 199

Securities portfolio

– Securities receivable

146 285

16 639

Interest-rate swap and deferred rate-setting contracts (Note R)

241 204 991

219 849 460

Currency swap contracts payable

67 706 110

66 249 027

Currency swap contracts receivable

64 658 046

63 908 357

Put option granted to EIF minority shareholders (Note A.4.21)

237 141

223 490

Borrowings arranged but not yet signed

313 396

122 707

Swaps arranged but not yet signed

0

359

Securities lent (Note A.4.6)

927 972

836 768

Future contracts

540 000

429 361

Forward rate agreements

822 861

839 450

FX Forwards

234 647

226 318

(*) This item represents the amount of coupons and bonds due, paid by the Group to the paying agents, but not yet presented for payment by the holders of bonds issued by the Group.

EIB Group – Financial Statements 2006 53

Note V – Capital and Reserves

V.1. Share capital and share premium

The European Investment Bank (EIB), the financing institution of the European Union, was created by the Treaty of Rome of 25 March 1957. The members of the EIB are the Member States of the European Union, who have all subscribed to the Bank’s capital.

New Member States or Member States that increase their share in the Bank’s subscribed capital pay their part of the called capital plus their part of the reserves, provisions equivalent to reserves and connexed amounts, normally in several equal instalments in the course of a pluriannual period. The Accession Treaties and/or the Board of Governors decisions to increase the Bank’s capital establish the specific modalities of such payments, including the calculation of the share of the new Member States in the Bank’s capital, which is normally based on the national GDP figures officially published by Eurostat.

Voting powers in the Bank’s Board of Governors and Board of Directors are established partly on the share of capital subscribed by each Member State, partly on different criteria, set forth in Articles 10 and 12 of the Bank’s statute, applied jointly or exclusively depending on the specific voting procedure. Voting powers in the Bank’s Management Committee are not based on the Bank’s capital criterion.

Withdrawal from the status of EU Member State or decrease of the subscribed capital amount for a Member State are not foreseen by the legal provisions currently in force.

V.2. Subscribed capital and receivable reserves, called but not paid

As a consequence of the increase in subscribed capital from EUR 150 000 000 000 to EUR 163 653 737 000 as at 1 May 2004, the total amount to be paid to capital and reserves by the ten new Member States and Spain of EUR 2 407 966 159 (composed of an amount of EUR 682 686 850 for the capital and EUR 1 725 279 309 for the reserve) is equally spread over 8 instalments: 30 September 2004, 30 September 2005, 30 September 2006, 31 March 2007, 30 September 2007, 31 March 2008, 30 September 2008 and 31 March 2009.

The instalments up to and including 30 September 2006 have been entirely settled.

The related net receivable from the Member States is shown in the consolidated balance sheet as follows under the caption Subscribed capital and receivable reserves, called but not paid:

In EUR ´000

31.12.2006

31.12.2005

Subscribed capital called but not paid (nominal value)

426 679

512 015

Net present value adjustment

-17 090

- 34 528

Subscribed capital called but not paid (carrying value)

409 589

477 487

Receivable reserve called but not paid (nominal value)

1 078 300

1 293 960

Net present value adjustment

-43 189

- 87 259

Receivable reserve called but not paid (carrying value)

1 035 111

1 206 701

1 444 700

1 684 188

Note W – Conversion rates

The following conversion rates were used for establishing the consolidated balance sheets at 31 December 2006 and 31 December 2005:

31.12.2006

31.12.2005

NON-EURO CURRENCIES OF EU MEMBER STATES

Pound sterling

0.6715

0.68530

Danish kroner

7.4560

7.46050

Swedish kronor

9.0404

9.388500

Cyprus pound

0.57820

0.57350

Czech koruna

27.485

29.000

Estonian kroon

15.6466

15.6466

Hungarian forint

251.77

252.87

Lithuanian litas

3.4528

3.4528

Latvian lats

0.6972

0.6962

Maltese lira

0.4293

0.4293

Polish zloty

3.8310

3.8600

Slovenian tolar

239.64

239.50

Slovak koruna

34.435

37.880

NON-COMMUNITY CURRENCIES

United States dollars

1.3170

1.1797

Swiss francs

1.6069

1.5551

Japanese yen

156.93

138.90

Canadian dollars

1.5281

1.3725

Australian dollars

1.6691

1.6109

Hong Kong dollars

10.2409

9.1474

New Zealand dollars

1.8725

1.7270

Iceland krona

93.13

74.57

Moroccan dirham

11.1256

10.8861

Mauritania ouguiya

351.51

323.13

Norvegian krone

8.2380

7.9850

South African rand

9.2124

7.4642

54 EIB Group

Note X – Post-Balance Sheet Events

As at 1 January 2007, the subscribed capital will increase from EUR 163 653 737 000 to EUR 164 808 169 000, by virtue of the contributions of two new Member States: Bulgaria and Romania.

As a consequence of this capital increase, the two new Member States have to contribute to their share of Paid-in capital (EUR 57 721 600), and also their share of the Reserves and General Provisions (EUR 172 931 917) for the amounts outstanding as of 31 December 2006. The total amount to be paid of EUR 230 653 517 has been equally spread over 8 instalments: 31 May 2007, 31 May 2008, 31 May 2009, 30 November 2009, 31 May 2010, 30 November 2010, 31 May 2011 and 30 November 2011.

On a proposal from the Management Committee, the Board of Directors reviewed these consolidated Financial Statements on 13 March 2007 and decided to submit them to the Governors for approval at their meeting to be held on 5 June 2007.

EIB Group – Financial Statements 2006 55

ADDITIONAL INFORMATION

STATEMENT OF SPECIAL SECTION (1) AS AT 31 DECEMBER 2006

In EUR ‘000

ASSETS

31.12.2006

31.12.2005

Turkey

From resources of Member States

Disbursed loans outstanding (2)

17 657

19 653

Mediterranean Countries

From resources of the European Community

Disbursed loans outstanding

161 441

171 803

Risk capital operations

– amounts to be disbursed

151 609

120 128

– amounts disbursed

210 891

223 893

362 500

344 021

Total (3)

523 941

515 824

African, Caribbean and Pacific State and Overseas Countries and Territories

From resources of the European Community

• Yaoundé Conventions

Loans disbursed

18 700

23 860

Contributions to the formation of risk capital

– amounts disbursed

419

611

Total (4)

19 119

24 471

• Lomé Conventions

Operations from risk capital resources:

– amounts to be disbursed

260 064

338 831

– amounts disbursed

1 147 689

1 263 070

1 407 753

1 601 901

Operations from other resources

– amounts to be disbursed

9 838

4 707

– amounts disbursed

3 908

2 941

13 746

7 648

Total (5)

1 421 499

1 609 549

TOTAL

1 982 216

2 169 497

56 EIB Group

LIABILITIES		31.12.2006	31.12.2005
Funds under trust management			
Under mandate from the European Communities			
– Financial Protocols with the Mediterranean Countries		372 332	395 696
– Yaoundé Conventions		19 119	24 471
– Lomé Conventions		1 147 689	1 263 070
– Other resources under the Lomé Conventions		3 908	2 941
		1 543 048	1 686 178
Under mandate from Member States		17 657	19 653
	Total	**1 560 705**	**1 705 831**
Funds to be disbursed			
On loans and risk capital operations in the Mediterranean countries		151 609	120 128
On operations from risk capital resources under the Lomé Conventions		260 064	338 831
On operations from other resources under the Lomé Conventions		9 838	4 707
	Total	**421 511**	**463 666**
	TOTAL	**1 982 216**	**2 169 497**

For information:

Total amounts disbursed and not yet repaid on loans on special conditions made available by the Commission in respect of which the Bank has accepted an EC mandate for recovering principal and interest:

a) Under the First, Second and Third Lomé Conventions: at 31.12.2006 = 835 003 (at 31.12.2005: 986 536)
b) Under Financial Protocols signed with the Mediterranean Countries: at 31.12.2006 = 122 412 (at 31.12.2005: 137 706)

Note (1): The Special Section was set up by the Board of Governors on 27 May 1963: under a Decision taken on 4 August 1977 its purpose was redefined as being that of recording financing operations carried out by the European Investment Bank for the account of and under mandate from third parties. However, for the Investment Facility under the Cotonou Agreement separate Financial Statements are presented. In addition, since 2005, the EIB also prepares financial statements of different types for other mandates.

The Statement of Special Section reflects amounts disbursed or to be disbursed, less cancellations and repayments, under mandate from the European Communities and the Member States. No account is taken in the Statement of Special Section of provisions or value adjustments, which may be required to cover risks associated with such operations. Amounts in foreign currency are translated at exchange rates prevailing on 31 December.

Note (2): Initial amount of contracts signed for financing projects in Turkey under mandate, for the account and at the risk of Member States.

Initial amount:			405 899
add:	exchange adjustments		22 867
less:	cancellations	215	
	repayments	410 894	
			- 411 109
			17 657

Note (3): Initial amount of contracts signed for financing projects in the Maghreb and Mashreq countries, Malta, Cyprus, Turkey and Greece (EUR 10 million lent prior to accession to the EC on 1 January 1981) under mandate, for the account and at the risk of the European Community.

Initial amount:			794 557
less:	exchange adjustments	11 166	
	cancellations	59 255	
	repayments	200 195	
			- 270 616
			523 941

Note (4): Initial amount of contracts signed for financing projects in the Associated African States, Madagascar and Mauritius and the Overseas Countries, Territories and Departments (AASMM-OCTD) under mandate, for the account and at the risk of the European Community:

– loans on special conditions		139 483	
– contributions to the formation of risk capital		2 503	
Initial amount:			141 986
add:	capitalised interest	1 178	
	exchange adjustments	9 838	
			11 016
less:	cancellations	1 758	
	repayments	132 125	
			- 133 883
			19 119

Note (5): Initial amount of contracts signed for financing projects in the African, Caribbean and Pacific States and the Overseas Countries and Territories (ACP-OCT) under mandate, for the account and at the risk of the European Community:

Loans from risk capital resources:			
– conditional and subordinated loans		3 121 877	
– equity participations		120 984	
Initial amount:			3 242 861
add:	capitalised interest		7 088
less:	cancellations	515 601	
	repayments	1 274 131	
	exchange adjustments	52 464	
			- 1 842 196
			1 407 753
Loans from other resources:			
Initial amount:			16 500
less:	cancellations	1 436	
	repayments	1 318	
			- 2 754
			13 746
			1 421 499

INDEPENDENT AUDITOR’S REPORT

To the chairman of the Audit Committee of EUROPEAN INVESTMENT BANK

Luxembourg

We have audited the accompanying consolidated financial statements of the European Investment Bank, which show a profit to be appropriated of EUR 3,234.612 million and a total balance sheet of EUR 304,432.951 million and which comprise the consolidated balance sheet as at December 31, 2006, the consolidated income statement, the statement of movements in consolidated own funds, the consolidated cash flow statement for the year then ended, and a summary of significant accounting policies and other explanatory notes to the consolidated financial statements.

Management Committee’s responsibility for the consolidated financial statements

The Management Committee is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards and with the general principles of the Directives of the European Union on the annual accounts and consolidated accounts of certain type of companies, banks and other financial institutions and insurance undertakings. This responsibility includes: designing, implementing and maintaining internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error, selecting and applying appropriate accounting policies, and making accounting estimates that are reasonable in the circumstances.

Responsibility of the “Réviseur d’Entreprises”

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with International Standards on Auditing as adopted by the Luxembourg “Institut des Réviseurs d’Entreprises”. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the judgement of the “Réviseur d’Entreprises”, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the “Réviseur d’Entreprises” considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the Management Committee, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements give a true and fair view of the consolidated financial position of the European Investment Bank as of December 31, 2006, of its consolidated financial performance, of its movements in consolidated own funds and of its consolidated cash flows for the year then ended in accordance with International Financial Reporting Standards and with the general principles of the Directives of the European Union on the annual accounts and consolidated accounts of certain types of companies, banks and other financial institutions and insurance undertakings.

ERNST & YOUNG Société Anonyme Réviseur d’Entreprises

March 13, 2007 Bernard LHOEST Alain KINSCH

58 EIB Group

THE AUDIT COMMITTEE

The Audit Committee reports to the Board of Governors, the following statement being communicated to the Governors prior to their approval of the Annual Report and the financial statements for the past financial year.

Statement by the Audit Committee on the EIB consolidated financial statements

The Committee, instituted in pursuance of Article 14 of the Statute and Article 25 of the Rules of Procedure of the European Investment Bank for the purpose of verifying that the operations of the Bank are conducted and its books kept in a proper manner, having

– designated Ernst & Young as external auditors, reviewed their audit planning process, examined and discussed their reports,

– noted that the opinion of Ernst & Young on the consolidated financial statements of the European Investment Bank for the financial period ending on 31 December 2006 is unqualified,

– convened on a regular basis with the Heads of Directorates and relevant services, met regularly the Head of Internal Audit and discussed the relevant internal audit reports, and studied the documents which it deemed necessary to examine in the discharge of its duties,

– received assurance from the Management Committee concerning the effectiveness of the internal control structure and internal administration,

and considering

– the consolidated financial statements for the financial year ending on 31 December 2006 as drawn up by the Board of Directors at its meeting on 13 March 2007,

– that the foregoing provides a reasonable basis for its statement and,

– Articles 22, 23 & 24 of the Rules of Procedure, to the best of its knowledge and judgement:

confirms that the consolidated financial statements, comprising the consolidated balance sheet, the consolidated income statement, the statement of movements in consolidated own funds, the consolidated cash flow statement and the notes to the consolidated financial statements give a true and fair view of the financial position of the Bank as at 31 December 2006 in respect of its assets and liabilities, and of the results of its operations and cash flows for the year then ended.

Luxembourg, 13 March 2007

The Audit Committee

R. POVEDA ANADÓN

EIB Group – Financial Statements 2006 59

EIB

Financial Statements

EIB – Financial Statements 2006 61

RESULTS FOR THE YEAR

2006 was marked by an increase in the profit for the financial year and stability in the balance sheet total. The profit for the financial year 2006 stands at EUR 2 566 million, an increase of EUR 1 177million (+85%). It includes, however, an exceptional item of EUR 975 million, due to the reversal of the Fund for general banking risks, which is proposed for appropriation to the Additional Reserves by the Board of Governors (see ‘appropriation’ below and note M).

Barring this special item, the profit before reversal of the Fund for general banking risks for 2006 amounts to EUR 1 591 million, an increase of EUR 202 million or 15%, as compared with the profit for the financial year 2005.

Several factors influenced the results either positively or negatively, the main ones being the following:

– The average interest rate on outstanding loans increased by 0.40% to 4.28%, whereas the average interest rate on outstanding debt increased by 0.53% to 4.03%.

– The average interest rate on outstanding treasury assets increased by 0.81% to 3.90%.

– Value adjustment on loans of EUR 3.8 million, down from EUR 37 million in 2005 (Note D.3.).

– An amount of EUR 189.2 million was released following the sale, during 2006, of loan assets for which a specific provision was established. This amount compares favourably with the credit loss expense of EUR 110 million resulting from the sale.

– The value adjustment on venture capital operations provided a profit of EUR 2.2 million, against a loss of EUR 23 million in 2005 (Note E).

– The cost of general administrative expenses, depreciations, amortisations and extraordinary charges increased by 6% to EUR 356 million (Notes F and P).

Other salient facts:

– The volume of loan signatures decreased by 3% to EUR 45.8 billion.

– The volume of borrowings before swaps signed in 2006 decreased by 14% versus 2005 to EUR 45.2 billion.

– The operating income increased by EUR 30.4 million to EUR 1 566 million.

Appropriation of the result for the year 2006 in 2007:

On the basis of the EIB statutory accounts and acting on a proposal from the Management Committee, the Board of Directors is recommending that the Board of Governors appropriate the balance of the profit and loss account for the year ended 31 December 2006, which amounts to EUR 2 565 910 664 after a release of EUR 975 000 000 from the Fund for general banking risks, as well as the contribution of Bulgaria and Romania to the balance of the profit to be appropriated, which amounts to EUR 18 115 329, to the Additional Reserves. This decision brings the balance of the Additional Reserves to EUR 5 272 897 061.

Furthermore, an amount of EUR 27 116 291 will be transferred from the Additional Reserves to the Funds allocated to venture capital operations, in view of the increase of the carrying amount of the venture capital operations. Following this transfer, the balance of the Funds allocated to venture capital operations stands at EUR 1 690 940 071 and the Additional Reserves at EUR 5 245 780 770.

EIB – Financial Statements 2006 63

BALANCE SHEET AS AT 31 DECEMBER 2006 (in EUR ‘ 000)

ASSETS

31.12.2006

31.12.2005

1.

Cash in hand, balances with central banks and

post office banks

14 676

13 168

2.

Treasury bills eligible for refinancing with central banks (Note B)

2 551 274

2 627 125

3.

Loans and advances to credit institutions

a) repayable on demand

139 428

260 538

b) other loans and advances (Note C)

14 497 629

23 440 276

c) loans (Notes D)

114 581 860

113 100 211

129 218 917

136 801 025

4.

Loans and advances to customers

a) loans (Notes D)

140 034 385

131 047 212

b) specific provisions (Notes A.8.1 and D.3)

- 86 917

- 272 000

139 947 468

130 775 212

5.

Debt securities including fixed-income securities (Notes B)

a) issued by public bodies

548 751

1 403 966

b) issued by other borrowers

10 278 098

11 106 443

10 826 849

12 510 409

6.

Shares and other variable-yield securities (Note E.1)

1 223 151

1 058 681

7.

Participating Interests (Note E.2)

276 989

280 157

8.

Intangible assets (Note F)

5 131

6 146

9.

Property, furniture and equipment (Note F)

214 597

174 375

10.

Other assets

a) sundry debtors (Note H)

589 321

512 938

589 321

512 938

11.

Subscribed capital and receivable reserves, called but not paid

(Note X)

1 504 979

1 805 975

12.

Prepayments and accrued income (Note I)

2 784 222

2 465 661

289 157 574

289 030 872

OFF-BALANCE-SHEET ITEMS

31.12.2006

31.12.2005

Commitments

- EBRD capital (Note E)

· uncalled

442 500

442 500

- EIF capital (Note E)

· uncalled

979 200

990 400

- Undisbursed loans (Note D and U)

· credit institutions

11 247 729

11 313 668

· customers

42 324 173

36 954 573

53 571 902

48 268 241

- Undisbursed venture capital operations

1 255 633

985 374

- Undisbursed infrastructure funds

121 283

0

Guarantees (Note D)

- In respect of loans granted by third parties

48 500

116 702

- In respect of venture capital operations

19 056

18 468

EIF treasury management

543 168

533 347

Guarantee Fund treasury management

1 379 698

1 324 664

The bracketed notes refer to the notes to the Financial Statements

64	EIB Group

LIABILITIES

31.12.2006

31.12.2005

1.

Amounts owed to credit institutions (Note J)

a) with agreed maturity dates or periods of notice

218 927

393 025

218 927

393 025

2.

Debts evidenced by certificates (Note K)

a) debt securities in issue

245 485 435

247 144 963

b) others

1 090 202

1 138 266

246 575 637

248 283 229

3.

Other liabilities

a) interest subsidies received in advance (Note G)

209 438

237 765

b) sundry creditors (Note H)

1 335 969

1 443 281

c) sundry liabilities

15 332

13 917

d) foreign exchange neutralization on currency swap contracts (Note K)

3 062 164

2 372 585

4 622 903

4 067 548

4.

Accruals and deferred income (Note I)

4 153 356

4 400 785

5.

Provisions for liabilities and charges

a) staff pension fund (Note L)

903 676

793 106

b) provision for guarantees issued in respect of venture capital operations

5 781

6 796

909 457

799 902

6.

Fund for general banking risks (Note M)

0

975 000

7.

Capital (Note X)

- Subscribed

163 653 737

163 653 737

- Uncalled

- 155 471 050

- 155 471 050

8 182 687

8 182 687

8.

Reserves

a) reserve fund

16 365 374

16 365 374

b) additional reserves

2 649 498

1 995 112

19 014 872

18 360 486

9.

Funds allocated to structured finance facility

1 250 000

500 000

10.

Funds allocated to venture capital operations

1 663 824

1 679 333

11.

Profit for the financial year

2 565 911

1 388 877

289 157 574

289 030 872

OFF-BALANCE-SHEET ITEMS

31.12.2006

31.12.2005

Special deposits for service of borrowings (Note Q)

193 872

121 199

Securities portfolio - securities receivable

146 285

16 639

Nominal value of interest-rate swap contracts (Note T)

241 204 991

219 849 460

Nominal value of currency swap contracts payable

67 706 110

66 249 027

Nominal value of currency swap contracts receivable

64 658 046

63 908 357

Nominal value of put option granted to EIF minority shareholders (Note E.2)

237 141

223 490

Borrowings arranged but not yet signed

313 396

122 707

Swaps arranged but not yet signed

0

359

Securities lending (Note B)

842 740

799 081

Futures contracts (Note T)

540 000

429 361

Forward rate agreement (Note T)

822 861

839 450

FX Forward (Note T)

234 647

226 318

EIB – Financial Statements 2006 65

STATEMENT OF SPECIAL SECTION (1) AS AT 31 DECEMBER 2006

In EUR ‘000

ASSETS

31.12.2006

31.12.2005

Turkey

From resources of Member States

Disbursed loans outstanding (2)

17 657

19 653

Mediterranean Countries

From resources of the European Community

Disbursed loans outstanding

161 441

171 803

Risk capital operations

– amounts to be disbursed

151 609

120 128

– amounts disbursed

210 891

223 893

362 500

344 021

Total (3)

523 941

515 824

African, Caribbean and Pacific State and Overseas Countries and Territories

From resources of the European Community

• Yaoundé Conventions

Loans disbursed

18 700

23 860

Contributions to the formation of risk capital

– amounts disbursed

419

611

Total (4)

19 119

24 471

• Lomé Conventions

Operations from risk capital resources:

– amounts to be disbursed

260 064

338 831

– amounts disbursed

1 147 689

1 263 070

1 407 753

1 601 901

Operations from other resources

– amounts to be disbursed

9 838

4 707

– amounts disbursed

3 908

2 941

13 746

7 648

Total (5)

1 421 499

1 609 549

TOTAL

1 982 216

2 169 497

66 EIB Group

LIABILITIES		31.12.2006	31.12.2005
Funds under trust management			
Under mandate from the European Communities			
– Financial Protocols with the Mediterranean Countries		372 332	395 696
– Yaoundé Conventions		19 119	24 471
– Lomé Conventions		1 147 689	1 263 070
– Other resources under the Lomé Conventions		3 908	2 941
		1 543 048	1 686 178
Under mandate from Member States		17 657	19 653
	Total	**1 560 705**	**1 705 831**
Funds to be disbursed			
On loans and risk capital operations in the Mediterranean countries		151 609	120 128
On operations from risk capital resources under the Lomé Conventions		260 064	338 831
On operations from other resources under the Lomé Conventions		9 838	4 707
	Total	**421 511**	**463 666**
	TOTAL	**1 982 216**	**2 169 497**

For information:

Total amounts disbursed and not yet repaid on loans on special conditions made available by the Commission in respect of which the Bank has accepted an EC mandate for recovering principal and interest:

a) Under the First, Second and Third Lomé Conventions: at 31.12.2006 = 835 003 (at 31.12.2005: 986 536)
b) Under Financial Protocols signed with the Mediterranean Countries: at 31.12.2006 = 122 412 (at 31.12.2005: 137 706)

Note (1): The Special Section was set up by the Board of Governors on 27 May 1963: under a Decision taken on 4 August 1977 its purpose was redefined as being that of recording financing operations carried out by the European Investment Bank for the account of and under mandate from third parties. However, for the Investment Facility under the Cotonou Agreement separate Financial Statements are presented. In addition, since 2005, the EIB also prepares financial statements of different types for other mandates.

The Statement of Special Section reflects amounts disbursed or to be disbursed, less cancellations and repayments, under mandate from the European Communities and the Member States. No account is taken in the Statement of Special Section of provisions or value adjustments, which may be required to cover risks associated with such operations. Amounts in foreign currency are translated at exchange rates prevailing on 31 December.

Note (2): Initial amount of contracts signed for financing projects in Turkey under mandate, for the account and at the risk of Member States.

Initial amount:			405 899
add:	exchange adjustments		22 867
less:	cancellations	215	
	repayments	410 894	
			- 411 109
			17 657

Note (3): Initial amount of contracts signed for financing projects in the Maghreb and Mashreq countries, Malta, Cyprus, Turkey and Greece (EUR 10 million lent prior to accession to the EC on 1 January 1981) under mandate, for the account and at the risk of the European Community.

Initial amount:			794 557
less:	exchange adjustments	11 166	
	cancellations	59 255	
	repayments	200 195	
			- 270 616
			523 941

Note (4): Initial amount of contracts signed for financing projects in the Associated African States, Madagascar and Mauritius and the Overseas Countries, Territories and Departments (AASMM-OCTD) under mandate, for the account and at the risk of the European Community:

– loans on special conditions		139 483	
– contributions to the formation of risk capital		2 503	
Initial amount:			141 986
add:	capitalised interest	1 178	
	exchange adjustments	9 838	
			11 016
less:	cancellations	1 758	
	repayments	132 125	
			- 133 883
			19 119

Note (5): Initial amount of contracts signed for financing projects in the African, Caribbean and Pacific States and the Overseas Countries and Territories (ACP-OCT) under mandate, for the account and at the risk of the European Community:

Loans from risk capital resources:			
– conditional and subordinated loans		3 121 877	
– equity participations		120 984	
Initial amount:			3 242 861
add:	capitalised interest		7 088
less:	cancellations	515 601	
	repayments	1 274 131	
	exchange adjustments	52 464	
			- 1 842 196
			1 407 753
Loans from other resources:			
Initial amount:			16 500
less:	cancellations	1 436	
	repayments	1 318	
			- 2 754
			13 746
			1 421 499

PROFIT AND LOSS ACCOUNT

for the year ended 31 December 2006 in EUR ‘000

31.12.2006

31.12.2005

1.

Interest and similar income [Note N]

12 297 048

10 288 931

2.

Interest and similar charges [Note N]

- 10 533 970

- 8 542 980

3.

Income from securities with variable yield

33 343

16 717

a) income from participating interests

10 376

6 472

b) income from shares and variable yield securities.

22 967

10 245

4.

Commission income [Note O]

53 443

56 116

5.

Commission expense [Note O]

- 9 046

- 8 545

6.

Result on financial operations

- 3 030

1 076

7.

Other operating income

23 598

13 278

8.

General administrative expenses [Note P]

- 338 847

- 317 722

a) staff costs [Note L]

- 269 481

- 253 658

b) other administrative costs

- 69 366

- 64 064

9.

Depreciation and amortization [Note F]

- 17 193

- 17 100

a) intangible assets

- 3 250

- 3 558

b) tangible assets

- 13 943

- 13 542

10.

Result on sale of loans and advances

- 109 816

0

11.

Value adjustments on loans and advances [Note D.3]

185 404

- 37 000

12.

Value adjustments on shares and other variable-yield securities and participating interests [Note E]

8 374

- 22 818

13.

Release from provision for guarantees issued

1 603

18 924

14.

Release from (+) Transfer to (-) Fund for general banking risks [Note M]

975 000

- 60 000

15.

Profit for the financial year

2 565 911

1 388 877

The bracketed notes refer to the notes to the Financial Statements

68 EIB Group

OWN FUNDS AND APPROPRIATION OF PROFIT

In EUR ‘000

At its annual meeting on 7 June 2006, the Board of Governors decided the following appropriation of the balance of the profit and loss account for the year ended 31 December 2005, which, after transfer of EUR ‘000 60 000 to the account ‘Fund for general banking risks’, amounted to EUR ‘000 1 388 877:

• EUR ‘000 888 877, as an increase to the account ‘Additional Reserves’

• EUR ‘000 500 000, as an increase to the account ‘Funds Allocated to Structured Finance Facility’

An amount of EUR ‘000 15 509 resulting from the value adjustment on venture capital operations has also been transferred from the Funds allocated to venture capital operations to the Additional Reserves. On the 28 April 2006 the Board of Governors decided to transfer EUR ‘000 250 000 from the Additional reserves to the Funds allocated to structured finance facility. Following those transfers, the Funds allocated to venture capital operations amount to EUR ‘000 1 663 824, the fund allocated to structured finance facility to EUR ‘000 1 250 000 and the Additional Reserves to EUR ‘000 2 649 498.

STATEMENT OF MOVEMENTS IN OWN FUNDS _IN EUR ‘000_

31.12.2006

31.12.2005

Share Capital

– Subscribed capital

163 653 737

163 653 737

– Uncalled

- 155 471 050

- 155 471 050

– Called capital

8 182 687

8 182 687

– Less: Capital called but not paid

- 426 679

- 512 015

– Paid in capital

7 756 008

7 670 672

Reserves and profit for the year:

Reserve Fund

– Balance at end of the year

16 365 374

16 365 374

– Less: Receivable from Member States

- 1 078 300

- 1 293 960

– Paid-in balance at end of the year

15 287 074

15 071 414

Additional reserves

– Balance at beginning of the year

1 995 112

538 361

– Appropriation of prior year’s profit

888 877

1 381 017

– Transfer from Funds allocated to venture capital operations

15 509

75 734

– Transfer to Funds allocated to structured finance facility

- 250 000

0

Balance at end of the year

2 649 498

1 995 112

Fund for general banking risks

– Balance at beginning of the year

975 000

915 000

– Appropriation of current year’s profit

0

60 000

– Transfer to current year’s profit

- 975 000

0

– Balance at end of the year

0

975 000

Funds allocated to structured finance facility

– Balance at beginning of the year

500 000

500 000

– Appropriation of prior year’s profit

500 000

0

– Transfer from additional reserves

250 000

0

Balance at end of the year

1 250 000

500 000

Funds allocated to venture capital operations

– Balance at beginning of the year

1 679 333

1 755 067

– Transfer to Additional reserves

- 15 509

- 75 734

– Balance at end of the year

1 663 824

1 679 333

Profit for the financial year

2 565 911

1 388 877

Reserves and profit for the year

23 416 307

21 609 736

Total own funds

31 172 315

29 280 408

EIB – Financial Statements 2006 69

STATEMENT OF SUBSCRIPTIONS TO THE CAPITAL OF THE BANK

AS AT 31 DECEMBER 2006 (in EUR)

Paid-in and to be

paid-in capital at

MEMBER STATES

Subscribed capital

Uncalled capital (*)

31.12.2006(**)

GERMANY

26 649 532 500

25 316 065 017

1 333 467 483

FRANCE

26 649 532 500

25 316 065 017

1 333 467 483

ITALY

26 649 532 500

25 316 065 017

1 333 467 483

UNITED KINGDOM

26 649 532 500

25 316 065 017

1 333 467 483

SPAIN

15 989 719 500

15 191 419 977

798 299 523

NETHERLANDS

7 387 065 000

7 018 606 548

368 458 452

BELGIUM

7 387 065 000

7 018 606 548

368 458 452

SWEDEN

4 900 585 500

4 655 556 231

245 029 269

DENMARK

3 740 283 000

3 553 721 865

186 561 135

AUSTRIA

3 666 973 500

3 483 624 843

183 348 657

POLAND

3 411 263 500

3 240 700 325

170 563 175

FINLAND

2 106 816 000

2 001 475 188

105 340 812

GREECE

2 003 725 500

1 903 781 233

99 944 267

PORTUGAL

1 291 287 000

1 226 879 033

64 407 967

CZECH REPUBLIC

1 258 785 500

1 195 846 225

62 939 275

HUNGARY

1 190 868 500

1 131 325 075

59 543 425

IRELAND

935 070 000

888 429 814

46 640 186

SLOVAK REPUBLIC

428 490 500

407 065 975

21 424 525

SLOVENIA

397 815 000

377 924 250

19 890 750

LITHUANIA

249 617 500

237 136 625

12 480 875

LUXEMBOURG

187 015 500

177 687 377

9 328 123

CYPRUS

183 382 000

174 212 900

9 169 100

LATVIA

152 335 000

144 718 250

7 616 750

ESTONIA

117 640 000

111 758 000

5 882 000

MALTA

69 804 000

66 313 800

3 490 200

TOTAL

163 653 737 000

155 471 050 150

8 182 686 850

(*) Could be called by decision of the Board of Directors to such extent as may be required for the Bank to meet its obligations towards those who have made loans to it. (**) Refer to Note X for details on the payment schedule on capital to be paid-in.

70 EIB Group

CASH FLOW STATEMENT AS AT 31 DECEMBER 2006

In EUR '000

	31.12.2006	31.12.2005
A. Cash flows from operating activities:		
Profit for the financial year	**2 565 911**	**1 388 877**
Adjustments:		
Transfer from/to Fund for general banking risks	- 975 000	60 000
Value adjustments on tangible and intangible assets	17 193	17 100
Value adjustments on shares and other variable yield securities and participating interests	- 8 374	22 818
Decrease/Increase in accruals and deferred income	- 247 429	196 060
Increase in prepayments and accrued income	- 318 561	- 7 837
Investment portfolio amortisation	- 17 886	19 406
Profit on operating activities	**1 015 854**	1 696 424
Net loan disbursements	-35 391 121	- 38 532 747
Repayments	21 143 605	22 997 158
Effects of exchange rate changes on loans	3 778 695	- 6 636 861
Decrease/Increase in treasury portfolios	6 445	- 1 656 631
Increase in venture capital operations	- 132 330	- 132 421
Specific provisions on loans and advances	- 185 083	37 000
Increase in shares and other variable yield securities	- 23 766	- 1 268
Increase in other assets	- 76 383	- 96 787
Net cash from operating activities	**- 9 864 084**	**- 22 326 133**
B. Cash flows from investing activities:		
EBRD shares paid up [Note E]	0	- 8 437
Sales/Purchases of EIF shares	3 168	- 17 325
Sales of securities	395 894	292 587
Purchases of securities	- 249 029	- 314 549
Increase in asset backed securities	- 937 679	- 865 105
Increases in property, furniture and equipment	- 54 165	- 55 095
Increases in intangible fixed assets	- 2 235	- 3 135
Net cash from investing activities	**- 844 046**	**- 971 059**
C. Cash flows from financing activities:		
Issue of borrowings	45 549 825	52 627 352
Redemption of borrowings	- 39 904 317	- 32 061 496
Effects of exchange rate changes on borrowings & swaps	- 4 709 148	7 796 711
Decrease in currency swaps payable	- 1 747 097	- 1 844 093
Paid in by Member States	300 996	297 637
Decrease/Increase in commercial paper	- 207 278	2 734 713
Decrease/Increase in amounts owed to credit institutions	- 174 098	5 420
Decrease/Increase in other liabilities	- 24 668	355 634
Net cash from financing activities	**- 915 785**	**29 911 878**
Summary statement of cash flows:		
Cash and cash equivalents at beginning of financial year	**29 745 700**	**23 131 014**
Net cash from:		
(1) operating activities	- 9 864 084	- 22 326 133
(2) investing activities	- 844 046	- 971 059
(3) financing activities	- 915 785	29 911 878
Cash and cash equivalents at end of financial year	**18 121 785**	**29 745 700**
Cash analysis (excluding investment and hedging portfolios):		
Cash in hand, balances with central banks and post office banks	**14 676**	13 168
Bills maturing within three months of issue [Note B ; See A1 portfolio]	**3 470 052**	6 031 718
Loans and advances to credit institutions:		
Accounts repayable on demand	**139 428**	260 538
Term deposit accounts	**14 497 629**	23 440 276
	18 121 785	**29 745 700**

The bracketed notes refer to the notes to the Financial Statements

EUROPEAN INVESTMENT BANK

NOTES TO THE FINANCIAL STATEMENTS AS AT 31 DECEMBER 2006

Note A – Significant accounting policies

A.1. Accounting standards

The unconsolidated financial statements (the ‘Financial Statements’) of the European Investment Bank (the ‘Bank’ or ‘EIB’) have been prepared in accordance with the general principles of the Directive 86/635/EEC of the Council of the European Communities of 8 December 1986 on the annual accounts and consolidated accounts of banks and other financial institutions (the ‘Directive’), as amended by Directive 2001/65/EC of 27 September 2001 and by Directive 2003/51/EC of 18 June 2003 on the annual and consolidated accounts of certain types of companies, banks and other financial institutions and insurance undertakings (the ‘Directives’). However, the Financial Statements do not include any management report. The Bank prepares an Activity Report which is presented separately from the Financial Statements and its consistency with the Financial Statements is not audited.

On a proposal from the Management Committee, the Board of Directors decided on 13 March 2007 to submit the Financial Statements to the Governors for approval at their meeting on 5 June 2007.

In preparing the Financial Statements, the Management Committee is required to make estimates and assumptions that affect reported income, expenses, assets, liabilities and disclosure of contingent assets and liabilities. Use of available information and application of judgement are inherent in the formation of estimates. Actual results in the future could differ from such estimates and the resulting differences may be material to the Financial Statements.

The Bank also publishes consolidated Financial Statements.

A.2. Foreign currency translation

In accordance with Article 4(1) of its Statute, the EIB uses the euro, the single currency of the Member States participating in the third stage of Economic and Monetary Union, as the unit of measure for the capital accounts of Member S tates and for presenting its Financial Statements. The Bank conducts its operations in the currencies of its Member States, in euro and in non-Community currencies.

Its resources are derived from its capital, borrowings and accumulated earnings in various currencies and are held, invested or lent in the same currencies.

Foreign currency transactions are translated at the exchange rate prevailing on the date of the transaction.

The Bank’s assets and liabilities denominated in currencies other than in euro are translated at closing exchange rates prevailing at the balance sheet date. The gain or loss arising from such translation is recorded in the profit and loss account.

The elements of the profit and loss accounts are translated into euro monthly on the basis of the exchange rates prevailing at the end of each month.

A.3. Derivatives

The Bank uses derivative instruments, i.e. mainly currency and interest rate swaps, as part of its asset and liability management activities to manage exposures to interest rate and foreign currency risks, including exposures arising from forecast transactions.

The majority of the Bank’s swaps are concluded with a view to hedging specific bond issues. The Bank enters into currency swaps, in which, at inception the proceeds of a borrowing are converted into a different currency, mainly as part of its resource-raising operations, and, thereafter, the Bank will obtain the amounts needed to service the borrowing in the original currency. The amounts corresponding to these operations are booked as off-balance sheet items at the date of the transaction.

The Bank also enters into currency and interest rate swaps as part of its hedging operations on loans or for the global ALM position. The corresponding interest is accounted for on a prorata temporis basis. The nominal amounts of these swaps are booked as off-balance sheet items at the date of the transaction.

The bank also enters into short-term currency swap contracts in order to adjust currency positions in its operational treasury in relation to its benchmark currency, the euro, and to cater for demand for currencies in conjunction with loan disbursements.

The Bank also enters into credit default swaps as part of its credit risk mitigation. The corresponding amounts are booked as off-balance sheet items at the date of the transaction.

A.4. Financial assets

Financial assets are accounted for using the settlement date basis.

A.5. Cash and Cash Equivalents

The Bank defines cash equivalents as short-term, highly liquid securities and interest-earning deposits with original maturities of 90 days or less.

A.6. Treasury bills and other bills eligible for refinancing with central banks and debt securities including fixed-income securities

With a view to clarifying management of its liquid assets and consolidating its solvency, the Bank has established the following portfolio categories: A.6.1. Investment portfolio The investment portfolio consists of securities purchased with the intention of holding them to maturity. These securities are issued or guaranteed by:

– Governments of the European Union, G10 countries and their agencies;

– Supranational public institutions, including multinational development banks.

These securities are initially recorded at purchase price or more exceptionally at transfer price. The difference between entry price and redemption value is accounted for prorata temporis over the remaining life of the securities.

During 2006, the Bank has decided to phase out the investment portfolio. The bank will not make any new addition to the investment portfolio and will keep the existing portfolio lines until final maturity upon which the redemption proceeds of such matured securities will be invested in the operational portfolios described in paragraph A.6.2.

A.6.2. Operational portfolios

– Operational money market portfolios A1 and A2

In order to maintain an adequate level of liquidity, the Bank purchases money market products with a maximum maturity of twelve months, in particular Treasury bills and negotiable debt securities issued by credit institutions. The securities in the A1 portfolio are held until their final maturity and presented in the financial statements at their nominal value. The securities in the A2 portfolio are available for sale and presented in the accounts at the lower of cost or market value. Value adjustments are recorded under item 6. Result on financial operations in the profit and loss account. During 2005, the securities in the previous A2 portfolio matured and were reinvested in the A2 AFS portfolio, which was renamed A2 as at December 31, 2005 (see note B).

Treasury bills appear on the assets side of the balance sheet under item 2. Treasury bills eligible for refinancing with central banks.

Negotiable debt securities issued by credit institutions appear on the assets side of the balance sheet under item 5. Debt securities including fixed-income securities—b) issued by other borrowers.

72 EIB Group

– Operational bond portfolios B1, B2 and B3

The B1 ‘Credit Spread’ portfolio comprises floating-rate and fixed-rate bonds issued or guaranteed by national governments, supranational institutions, financial institutions and corporations with a maximum residual maturity of 5 years. As at 31 December 2005, the securities in the portfolio were presented in the financial statements at their amortised cost and were held until their final maturity. As from 1 July 2006, the securities were converted into available for sale securities, and the related realised result from the conversion has been recognized in the profit and loss account under item 6. Result on financial operations. The securities are presented in the financial statements at the lower of cost or market value. Value adjustments are recorded under item 6. Result on financial operations in the profit and loss account.

The B2 ‘Alternative investment’ portfolio comprises capital guaranteed notes, by issuers which meet the Bank’s Treasury investment criteria and with coupons linked to the performance of underlying Funds of Hedge Funds with initial maturities of approximately five years. The securities are available for sale and presented in the accounts at the lower of cost or market value. Value adjustments are recorded under item 6. Result on financial operations in the profit and loss account.

The B3 ‘Global Fixed income’ portfolio comprises listed securities with a maximum residual maturity of 10 years, issued and guaranteed by financial institutions. Securities held in this portfolio are marked to market value in the balance sheet; the corresponding value adjustment is recorded under item 6. Result on financial operations in the profit and loss account.

A.7. Securities borrowing and lending

In April 2003, the Bank signed an agreement for securities lending with Northern Trust Global Investment acting as an agent to lend securities from the Investment Portfolio, the B1 ‘Credit Spread’ portfolio and the B3 ‘Global Fixed income’ portfolio.

Securities borrowed and securities lent are recorded at the amount of cash collateral advanced or received, plus accrued interest. Securities borrowed and securities received as collateral under securities lending transactions are not recognized in the balance sheet unless control of the contractual rights that comprise these securities received is gained. Securities lent and securities provided as collateral under securities borrowing transactions are not derecognised from the balance sheet unless control of the contractual rights that comprise these securities transferred is relinquished. The Bank monitors the market value of the securities borrowed and lent on a daily basis and provides or requests additional collateral in accordance with the underlying agreements.

Fees and interest received or paid are recorded as interest income or interest expense, on an accrual basis.

A.8. Loans and advances to credit institutions and customers

A.8.1. Loans and advances

Loans and advances are included in the assets of the Bank at their net disbursed amounts. Specific value adjustments have been made for loans and advances outstanding at the end of the financial year and presenting risks of non-recovery of all or part of their amounts. Such value adjustments are held in the same currency as the asset to which they relate. Value adjustments are accounted for in the profit and loss account as ‘Value adjustments on loans and advances’ and are deducted from the appropriate asset items on the balance sheet.

A.8.2. Interest on loans

Interest on loans is recorded in the profit and loss account on an accruals basis, i.e. over the life of the loans. On the balance sheet, accrued interest is included in ‘Prepayments and accrued income’ under assets. Value adjustments to interest amounts on these loans are determined on a case-by-case basis by the Bank’s Management and recorded under ‘Specific provisions’ under assets together with the relevant line item under assets.

A.8.3. Reverse repurchase and repurchase operations (reverse repos and repos)

The Bank enters into tripartite reverse repos for the purpose of optimising credit risk usage involved an assets held in operational portfolios. Under a Tripartite repo a custodian/clearing agency arranges for custody, clearing and settlement of repos transactions between the Bank and a third party. They operate under a standard global master purchase agreement and provides for delivery against payment system, substitution of securities, automatic marking to market, reporting and daily administration by single agency which takes care of the risk on itself and automatic rollovers while does not insist on disclosing the identities by counterparties.

This type of operation is considered for the purposes of the Bank to be a loan (borrowing) at a guaranteed rate of interest. They are carried at the amounts of cash advanced or received, plus accrued interest and are entered on the assets side of the balance sheet under asset item 3. Loans and advances to credit institutions – b) other loans and advances or liability item 1. Amounts owed to credit institutions – with agreed maturity dates or periods of notice.

Interest earned on reverse repurchase agreements and interest incurred on repurchase agreements is recognised as interest income or interest expense, over the life of each agreement.

A.8.4. Interest subsidies

Interest subsidies received in advance (see Note G) are deferred and recognised in the profit and loss account over the period from disbursement to repayment of the subsidised loan.

A.9. Shares, other variable-yield securities and participating interests

A.9.1. Shares and other variable-yield securities

Shares and other variable-yield securities are recorded at acquisition cost. At the balance sheet date, their carrying value is adjusted to the lower of cost or market value. The Bank acquires shares and other variable-yield securities when it enters into venture capital operations or infrastructure funds under the S tructured Finance Facility (see Note A.15).

Investments in venture capital enterprises and infrastructure funds represent shares and other variable-yield securities acquired for the longer term in the normal course of the Bank’s activities and are initially shown in the balance sheet at their original purchase cost. Based on the reports received from fund managers up to the balance sheet date, the portfolios of investments are valued on a line-by-line basis at the lower of cost or attributable net asset value (‘NAV’), thus excluding any attributable unrealised gain that may be prevailing in the portfolio. The attributable NAV is determined through applying either the Bank’s percentage ownership in the underlying vehicle to the NAV reflected in the most recent report or, to the extent available, the value per share at the same date, submitted by the respective Fund Manager. The attributable NAV is adjusted for events having occurred between the date of the latest available NAV and the balance sheet date to the extent that such adjustment is considered to be material. Unrealised losses due solely to administrative expenses and management fees of venture capital or infrastructure funds in existence for less than two years at the balance sheet date are not taken into consideration in determining the attributable NAV.

A.9.2. Participating interests

Participating interests held represent medium and long-term investments and are accounted for at cost. Value impairments are accounted for, if these are other than temporary.

A.10. Property, furniture and equipment

Property, furniture and equipment include land, Bank-occupied properties, other machines and equipment.

Land and buildings are stated at acquisition cost less accumulated depreciation. The value of the Bank’s headquarters building in Luxembourg-Kirchberg and its buildings in Luxembourg-Hamm, Luxembourg-Weimershof and Lisbon is depreciated on the straight-line basis as set out below. Office furniture and equipment were, until end-1997, depreciated in full in the year of acquisition. With effect from 1998, permanent equipment, fixtures and fittings, furniture, office equipment and vehicles have been recorded in the balance sheet at their acquisition cost, less accumulated depreciation.

EIB – Financial Statements 2006 73

Depreciation is calculated on the straight-line basis over the estimated life of each item purchased, as set out below:

– Buildings in Kirchberg, Hamm and Weimershof

30 years

– Building in Lisbon

25 years

– Permanent equipment, fixtures and fittings

10 years

– Furniture

5 years

– Office equipment and vehicles

3 years

Works of art are depreciated in full in the year of acquisition.

A.11. Intangible assets

Intangible assets comprise computer software. Software development costs are capitalized if they meet certain criteria relating to identifiability, to the probability that future economic benefits will flow to the enterprise and to the reliability of cost measurement.

Internally developed software meeting these criteria is carried at cost less accumulated depreciation calculated on the straight-line basis over three years from completion.

Software purchased is depreciated on the straight-line basis over its estimated life (2 to 5 years).

A.12. Staff pension fund and health insurance scheme

A.12.1. Pension fund

The Bank’s main pension scheme is a defined benefit pension scheme funded by contributions from staff and from the Bank which covers all employees. All contributions of the Bank and its staff are invested in the assets of the Bank. These annual contributions are set aside and accumulated as a specific provision on the liabilities side of the Bank’s balance sheet, together with annual interest.

Commitments for retirement benefits are valued at least every year using the projected unit credit method, in order to ensure that the provision entered in the accounts is adequate. The latest valuation was carried out as at 30 September 2006. The main actuarial assumptions used by the actuary are set out in Note L. Actuarial surpluses do not influence provisioning and deficits result in an additional specific provision.

The main pension scheme of the European Investment Fund (‘EIF’) is a defined benefit scheme funded by contributions from staff and from the EIF which covers all employees. The scheme entered into force in March 2003, replacing the previous defined contribution scheme. The funds allocated to the pension scheme are in the custody of and invested by the EIB, following the rules and principles applied by EIB for its own pension scheme.

A.12.2. Health insurance scheme

The Bank has set up its own health insurance scheme for the benefit of staff, financed by contributions from the Bank and its employees. The health insurance scheme is managed under the same principles as the pension scheme. The latest valuation was carried out as at 30 S eptember 2006.

A.13. Debts evidenced by certificates

Debts evidenced by certificates are presented in this account at their redemption amounts. Transaction costs and premiums/ discounts are amortized in the profit and loss account on a straight line basis over the life of the debt through ‘accruals and deferred income’ or ‘prepayments and accrued income’.

Interest expense on debt instruments is included in ‘Interest and similar charges’ in the profit and loss account.

A.14. Fund for general banking risks and provision for guarantees issued

A.14.1. Fund for general banking risks

Until 31 December 2005, the Bank identified, as a separate balance sheet item, the amounts it decided to put aside to cover risks associated with loans and other financial operations, having regard to the particular risks attached to such operations.

Starting from 2006, the Bank no longer identifies such separate balance sheet item. The decision to release it completely does not affect the ability of the Bank to cover its risks. The Bank will continue to compute the amount corresponding to the general banking risks for internal and disclosure purposes (see Note M), according to the existing methodology (see Notes S and T).

The amount corresponding to the general banking risks with respect to operations of the Structured Finance Facility is disclosed in ‘Funds allocated to Structured Finance Facility’ on the balance sheet.

A.14.2. Provision for guarantees issued

This provision is intended to cover risks inherent in the Bank’s activity of issuing guarantees in favour of financial intermediaries or issued in respect of loans granted by third parties. A provision for credit losses is established if there is objective evidence that the Bank will have to incur a credit loss in respect of a given guarantee granted.

A.15. Funds allocated to structured finance facility and to venture capital operations

A.15.1. Funds allocated to structured finance facility

This item comprises the cumulative amount of appropriations from the annual result of the Bank, determined each year by the Board of Governors to facilitate the implementation of operations with a greater degree of risk for this new type of instrument.

A.15.2. Funds allocated to venture capital operations

This item comprises the cumulative amount of appropriations from the annual result of the Bank, determined each year by the Board of Governors to facilitate instruments providing venture capital in the context of implementing the European Council Resolution on Growth and Employment. Value adjustments on venture capital and structured finance operations are accounted for in the profit and loss account. Upon appropriation of the Bank’s result, such value adjustments are taken into consideration for determining the amounts to be recorded in ‘Funds allocated to structured finance facility’ and ‘Funds allocated to venture capital operations’.

A.16. Taxation

The Protocol on the Privileges and Immunities of the European Communities, appended to the Treaty of 8 April 1965 establishing a Single Council and a Single Commission of the European Communities, stipules that the assets, revenues and other property of the Bank are exempt from all direct taxes.

A.17. Prepayments and accrued income—Accruals and deferred income

These accounts comprise:

Prepayments and accrued income: Expenditure incurred during the financial year but relating to a subsequent financial year, together with any income which, though relating to the financial year in question, is not due until after its expiry (principally interest on loans).

Accruals and deferred income: Income received before the balance sheet date but relating to a subsequent financial year, together with any charges which, though relating to the financial year in question, will be paid only in the course of a subsequent financial year (principally interest on borrowings).

A.18. Interest and similar income

In addition to interest and commission income on loans and deposits and other revenue from the securities portfolio, the ‘Interest and similar income’ includes the indemnities received by the Bank for prepayments made by its borrowers. In order to maintain equivalent accounting treatment between income on loans and the cost of borrowings, the Bank amortises prepayment indemnities received over the remaining life of the loans concerned.

74 EIB Group

A.19. **Management of third-party funds**

A.19.1. EIF treasury

The EIF treasury is managed by the Bank in accordance with the treasury management agreement signed between the two parties in December 2000.

A.19.2. Guarantee Fund treasury

The Commission entrusted financial management of the Guarantee Fund to the EIB under an agreement signed between the two parties in November 1994.

A.20. **Reclassification of prior year figures**

Certain prior-year figures have been reclassified to conform with the current year's presentation.

Note B – Debt securities portfolio *(in EUR '000)*

In addition to asset backed securities, which represent acquisitions of interests pools of loans or receivables in connection with securitisation transactions, the debt securities portfolio is composed of the investment portfolio, the operational money market portfolios A1 and A2 and the operational bonds B1 'Credit Spread', B2 'Alternative Investment' and B3 'Global Fixed Income' portfolios. As from 1 July 2006, the securities in the operational portfolio B1 were converted into Available for sale securities (Note A.6.2). The detail of these portfolios and their classification as at 31 December 2006 and 2005 are as follows:

	31.12.2006	31.12.2005
Treasury bills eligible for refinancing with central banks (of which EUR '000 12 711 unlisted in 2006 and EUR '000 12 701 in 2005)	2 551 274	2 627 125
Debt securities including fixed-income securities (listed)	10 826 849	12 510 409
	13 378 123	**15 137 534**

At 31.12.2006	Classification	Purchase price	Book value	Premiums/ Discounts to be amortized	Value at final maturity	Market value
Investment portfolio	Held to Maturity	2 427 072	2 386 442	- 38 510	2 347 932	2 455 978
Operational money market portfolios:						
– A1: money market securities with a max. 3 month maturity	Held to Maturity	3 470 052	3 470 052	0	3 470 052	3 470 052
– A2: money market securities with a max. 18 month maturity	Available for sale	2 673 394	2 672 224	0	2 672 010	2 672 530
Operational bond portfolios:						
– B1: CreditSpread	Available for sale	1 297 378	1 296 718	0	1 296 677	1 297 022
– B2: Alternative Investment	Available for sale	150 000	150 000	0	150 000	155 315
– B3: Global Fixed Income	Trading	689 674	680 290	0	684 300	680 290
Asset backed securities (Note D)	Held to Maturity	2 722 397	2 722 397	0	2 722 397	2 718 430
TOTAL		**13 429 967**	**13 378 123**	**- 38 510**	**13 343 368**	**13 449 617**

At 31.12.2005	Classification	Purchase price	Book value	Premiums/ Discounts to be amortized	Value at final maturity	Market value
Investment portfolio	Held to Maturity	2 573 937	2 515 421	- 51 488	2 463 933	2 692 153
Operational money market portfolios:						
– A1: money market securities with a max. 3 month maturity	Held to Maturity	6 031 718	6 031 718	0	6 031 718	6 031 718
– A2: money market securities with a max. 18 month maturity	Available for sale	3 093 938	3 093 938	0	3 092 164	3 093 938
Operational bond portfolios:						
– B1: CreditSpread	Held to Maturity	1 106 482	1 106 122	- 443	1 105 679	1 108 124
– B2: Alternative Investment	Available for sale	150 000	150 000		150 000	150 655
– B3: Global Fixed Income	Trading	463 244	455 617	0	446 800	455 617
Asset backed securities [Note D]	Held to Maturity	1 784 718	1 784 718	0	1 784 718	1 784 718
TOTAL		**15 204 037**	**15 137 534**	**- 51 931**	**15 075 012**	**15 316 923**

The Bank enters into collateralized securities lending transactions that may result in credit exposure in the event that the counterparty to the transaction is unable to fulfill its contractual obligations. The Bank controls credit risk associated with these activities by monitoring counterparty credit exposure and collateral values on a daily basis and requiring additional collateral to be deposited with or returned to the Bank when deemed necessary.

The security lending activity amounts to EUR '000 842 740 at the end of December 2006 (2005: EUR '000 799 081).

Note C – Loans and advances to credit institutions – other loans and advances *(in EUR '000)*

The Bank enters into collateralized reverse repurchase and repurchase agreements transactions that may result in credit exposure in the event that the counterparty to the transaction is unable to fulfil its contractual obligations. The Bank controls credit risk associated with these activities by monitoring counterparty credit exposure and collateral values on a daily basis and requiring additional collateral to be deposited with or returned to the Bank when deemed necessary.

	31.12.2006	31.12.2005
Term deposits	8 957 707	12 640 381
Tripartite reverse repos(*)	5 539 922	10 799 895
	14 497 629	**23 440 276**

(*) These operations are carried out with a third-party custodian who undertakes, on the basis of a framework contract, to guarantee compliance with the contractual terms and conditions, notably with respect to:

- *delivery against payment,*
- *verification of collateral,*
- *the collateral margin required by the lender which must always be available and adequate, with the market value of the securities being verified daily by the said custodian,*
- *organisation of substitute collateral provided that this meets all the contractual requirements.*

Note D – Summary statement of loans and guarantees

D.1. Aggregate loans granted *(in EUR '000)*

Aggregate loans granted comprise both the disbursed and undisbursed portions of loans. The analysis is as follows:

	To intermediary credit institutions	Directly to final beneficiaries	Total 2006	Total 2005
Disbursed portion	114 581 860	140 034 385	254 616 245	244 147 423
Undisbursed loans	11 247 729	42 324 173	53 571 902	48 268 241
Aggregate loans granted	**125 829 589**	**182 358 558**	**308 188 147**	**292 415 664**
Asset backed securities [Note B]			2 722 397	1 784 718
Aggregate loans including asset backed securities [Note U]			**310 910 544**	**294 200 382**

D.2. Statutory ceiling on lending and guarantee operations *(in EUR '000)*

Under the terms of Article 18 (5) of the Statute, the aggregate amount outstanding at any time of loans and guarantees granted by the Bank must not exceed 250% of its subscribed capital.

The present level of capital implies a ceiling of EUR 409 billion in relation to aggregate loans and guarantees furnished; these currently total EUR 314 billion and are broken down as follows:

	31.12.2006	31.12.2005
Aggregate loans granted	308 188	292 416
Aggregate venture capital operations	2 605	2 204
Aggregate guarantees furnished in respect of loans granted by third parties and venture capital operations	68	135
Aggregate asset backed securities	2 722	1 785
Aggregate infrastructure funds	145	0
	313 728	**296 540**

D.3. Specific provision for loans *(in EUR million)*

Movements in the specific provision are detailed below:

	31.12.2006	31.12.2005
Provision at beginning of the year	272 000	235 000
Use for the year	- 189 171 (**)	0
Allowance during the year	3 767	37 000 (*)
Foreign exchange adjustment	321	0
Provision at end of the year	**86 917**	**272 000**

(*) *the amount of EUR '000 37 000 comprises EUR '000 15 000 for additional specific provisions for loan and EUR '000 22 000 with regards for an existing provision for guarantees issued which have been converted into loans during 2005.*

(**) *the amount of EUR '000 189 171 was released following the sale during 2006 of loan assets for which a specific provision has previously been established. The sale of those loan assets resulted in a realised loss of EUR '000 109 816.*

Note E – Shares and other variable-yield securities and participating interests

E.1. Shares and other variable-yield securities *(in EUR '000)*

This item comprises:

	Venture Capital Operations	EBRD Shares	Shares acquired to guarantee recovery of loans and advances	Infrastructure funds	TOTAL
Cost					
At 1 January 2006	1 218 873	157 500	42 794	0	1 419 167
Net additions	132 330	0	0	23 447	155 777
Foreign exchange adjustments	0	0	319	0	319
At 31 December 2006	**1 351 203**	**157 500**	**43 113**	**23 447**	**1 575 263**
Value adjustments					
At 1 January 2006	- 333 181	0	- 27 305	0	- 360 486
Net additions	2 227	0	6 147	0	8 374
At 31 December 2006	**- 330 954**	**0**	**- 21 158**	**0**	**- 352 112**
Net book value					
At 31 December 2006	**1 020 249**	**157 500** (1)	**21 955** (2)	**23 447** (3)	**1 223 151**
At 31 December 2005	885 692	157 500	15 489	0	1 058 681

(1) *The amount of EUR '000 157 500 (2005: EUR '000 157 500) corresponds to the capital paid in by the Bank as at 31 December 2006 with respect to its subscription of EUR '000 600 000 to the capital of the EBRD. The Bank holds 3.03% of the subscribed capital.*

As at 31 December 2006 the share of underlying net equity of the Bank in EBRD amounts to EUR 298.5 million (2005: 208.5 million). This is based on the audited 2005 financial statements prepared in accordance with International Financial Reporting Standards.

In EUR million	% held	Total own funds	Total net result	Balance sheet
EBRD (31.12.2004)	3.03	6 882.7	401.6	22 031.5
EBRD (31.12.2005)	3.03	9 852.8	1 525.6	28 378.5

(2) The total number of Eurotunnel shares held by the Bank as at 31.12.06 is 58 971 193, valued at EUR '000 21 955.

(3) The amount EUR '000 23 447 net additions in 2006 includes an amount of EUR '000 850, which was previously classified as loans and advances to credit institutions.

E.2. Participating interests

The account 'participating interests' for an amount of EUR '000 276 989 (2005 – EUR '000 280 157) corresponds to the capital paid in by the Bank in respect of its subscription (EUR '000 1 224 000) to the capital of the European Investment Fund, with its registered office in Luxembourg.

The Bank holds 61.20% (2005 – 61.90%) of the subscribed capital of the EIF.

During 2006, the Bank sold a total of 14 EIF shares. With regard to the remaining 776 EIF shares, the EIB is offering to buy these shares from the EIF's other shareholders under a Replacement Share Purchase Undertaking at a price per share of EUR '000 306. This price corresponds to the part of each share in the called capital of the EIF, increased by the share premium account, the statutory reserves, the disclosed unrealised gains in venture capital operations, the profit brought forward and the profit of the year. Given that the dividend for the year will still be due to the other shareholders, the dividend decided will be deducted from the price determined as described above.

The nominal value of the put option granted to EIF minority shareholders, shown as an off – balance sheet item, EUR '000 237 141 has been calculated on the basis of the 2005 audited EIF statutory accounts.

Note F – Property, furniture, equipment and intangible assets *(in EUR '000)*

	Land	Luxembourg buildings	Lisbon building	Furniture and equipment	Total Property, furniture and equipment	Total intangible assets
Historical cost						
At 1 January 2006	10 085	207 141	349	43 686	261 261	11 155
Additions	0	40 709	0	13 456	54 165	2 235
Disposals	0	0	0	- 4 643	- 4 643	- 6 350
At 31 December 2006	**10 085**	**247 850**	**349**	**52 499**	**310 783**	**7 040**
Accumulated depreciation						
At 1 January 2006	0	- 70 953	- 280	- 15 653	- 86 886	- 5 009
Depreciation	0	- 4 734	- 14	- 9 195	- 13 943	- 3 250
Disposals	0	0	0	4 643	4 643	6 350
At 31 December 2006	**0**	**- 75 687**	**- 294**	**- 20 205**	**- 96 186**	**- 1 909**
Net book value						
At 31 December 2006	**10 085**	**172 163**	**55**	**32 294**	**214 597**	**5 131**
At 31 December 2005	10 085	136 188	69	28 033	174 375	6 146

All of the land and buildings are used by the Bank for its own activities. The Luxembourg buildings category includes cost relating to the construction of the new building for EUR '000 105 843 (2005: EUR '000 65 134), expected to be completed in 2008.

Note G – Interest subsidies received in advance *(in EUR '000)*

Part of the amounts received from the European Commission through EMS (European Monetary System) arrangements has been made available as a long-term advance which is entered on the liabilities side under item 3. Other liabilities - a) interest subsidies received in advance, and comprises:

- amounts in respect of interest subsidies for loans granted for projects outside the Union, under Conventions signed with the ACP States and Protocols concluded with the Mediterranean Countries;
- interest subsidies, concerning certain lending operations put in place within the Union from the Bank's own resources, made available in conjunction with the EMS under Council Regulation (EEC) No 1736/79 of 3 August 1979 and in conjunction with the financial mechanism established by the EFTA Countries under the EFTA Agreement signed on 2 May 1992;
- amounts received in respect of interest subsidies for loans granted from EC resources under Council Decisions 78/870/EEC of 16 October 1978 (New Community Instrument), 82/169/EEC of 15 March 1982 and 83/200/EEC of 19 April 1983 and under Council Regulation (EEC) No 1736/79 of 3 August 1979 as amended by Council Regulation (EEC) No 2790/82 of 18 October 1982.

Note H – Sundry debtors and sundry creditors *(in EUR '000)*

Sundry debtors	**31.12.2006**	**31.12.2005**
Staff housing loans and advances (*)	26 406	31 533
Loan instalments receivable	167 797	76 182
End payment receivable on swap	305 989	325 051
Venture capital current account	44 528	35 280
Advances on salaries and allowances	10 492	10 078
Other	34 109	34 814
	589 321	**512 938**

Sundry creditors	**31.12.2006**	**31.12.2005**
European Community accounts:		
- For Special Section operations and related unsettled amounts	416 478	589 147
- Deposit accounts	428 025	514 019
Optional Supplementary Provident Scheme (Note L)	187 532	184 176
Health Insurance Scheme (Note L)	76 151	67 671
Swaps payables	115 341	36 810
Receipts on loans to be identified	95 694	36 317
Other	16 748	15 141
	1 335 969	**1 443 281**

(*) The Bank has entered into arrangements with an external financial institution, whereby permanently employed staff members may be granted staff loans in accordance with the Bank's staff regulations. The same interest rates, terms and conditions are applicable to all said employees.

Note I – Prepayments and accrued income – Accruals and deferred income *(in EUR '000)*

	31.12.2006	31.12.2005
Prepayments and accrued income:		
Interest and commission receivable	2 209 892	2 076 357
Deferred borrowing charges	538 062	354 413
Investment Facility's commission receivable	33 912	32 455
Other	2 356	2 436
	2 784 222	**2 465 661**

	31.12.2006	31.12.2005
Accruals and deferred income:		
Interest and commission payable	2 889 142	3 088 445
Deferred loan proceeds	258 232	332 074
Deferred borrowing proceeds	919 042	892 569
HIPC initiative	50 460	55 145
Personnel costs payable	5 266	4 443
External mobility costs	0	654
Other	31 214	27 455
	4 153 356	**4 400 785**

Note J – Amounts owed to credit institutions with agreed maturity dates or periods of notice *(in EUR '000)*

	31.12.2006	31.12.2005
Short-term borrowings	212 852	382 900
Promissory notes issued in respect of paid-in capital of EBRD	6 075	10 125
	218 927	**393 025**

Note K – Debts evidenced by certificates as at 31 December *(in EUR '000)*

In its financing activity, one of the Bank's objectives is to align its funding strategy with the funds required for the loans granted, notably in terms of currencies. The below table discloses the details per currency of debts outstanding at December 31, 2006, together with the cumulated notional amount of currency swaps associated with the debts issued, whose goal is to transform the initial currency of the debt into a new currency in line with the currency of the loan. The last column of the table indicates the total amount of debts per currency, taking into account the economic effect brought by the currency swaps in order to disclose a net exposure per currency of the debts outstanding at December 31, 2006.

	BORROWINGS					CURRENCY SWAPS AMOUNTS payable (+) / or receivable (-)				NET AMOUNT	
Payable in	Outstanding at 31.12.2005	Average rate	Outstanding at 31.12.2006	Average rate	Due dates	31.12.2005	Average rate	31.12.2006	Average rate	Outstanding at 31.12.2005	Outstanding at 31.12.2006
EUR	97 603 483	4.30	101 037 680	4.12	2007/2045	38 997 550 +	2.51	48 677 053 +	3.50	136 601 033	149 714 733
GBP	58 797 480	5.40	58 233 751	5.28	2007/2054	16 770 035 -	5.25	17 192 832 -	5.40	42 027 445	41 040 919
DKK	53 616	5.00	402 360	2.40	2010/2026	510 722 +	2.16	252 499 +	3.52	564 338	654 859
SEK	954 892	4.34	1 235 012	4.31	2007/2025	809 960 +	1.67	563 888 +	3.01	1 764 852	1 798 900
USD	67 957 589	4.03	60 291 687	4.40	2007/2045	10 975 898 -	4.19	12 528 476 -	5.05	56 981 691	47 763 211
CHF	2 958 009	3.35	3 288 692	3.12	2007/2036	368 555 -	0.00	1 063 521 -	0.00	2 589 454	2 225 171
JPY	7 082 923	1.87	6 619 308	1.15	2007/2036	1 856 928 -	0.17	5 826 549 -	0.27	5 225 995	792 759
NOK	425 798	6.03	782 957	4.99	2007/2025	226 675 -	2.41	410 529 -	3.56	199 123	372 428
CAD	400 729	6.20	261 763	5.80	2008/2045	69 289 -	0.00	55 625 -	0.00	331 440	206 138
AUD	2 365 138	5.29	3 592 062	5.45	2007/2021	2 325 719 -	0.00	3 545 929 -	0.00	39 419	46 133
CZK	1 232 383	4.73	1 193 006	4.68	2007/2030	1 177 699 +	2.01	1 837 287 +	2.43	2 410 082	3 030 293
HKD	714 961	5.57	1 038 975	4.24	2007/2019	714 961 -	0.00	1 030 698 -	0.00	0	8 277
NZD	1 576 144	6.22	2 142 056	6.25	2007/2014	1 576 144 -	0.00	2 142 056 -	0.00	0	0
ZAR	1 501 592	9.36	1 254 633	8.97	2007/2018	846 867 -	9.53	697 015 -	10.64	654 725	557 618
HUF	1 265 472	7.59	1 187 592	7.57	2007/2015	966 721 -	6.09	725 837 -	7.98	298 751	461 755
PLN	621 526	6.43	594 075	6.12	2008/2026	116 726 +	4.40	307 098 +	4.04	738 252	901 173
MXN	190 973	9.25	135 967	9.13	2007/2015	190 973 -	0.00	135 967 -	0.00	0	0
TWD	693 026	2.25	375 134	1.03	2007/2013	693 026 -	0.00	375 134 -	0.00	0	0
TRY	1 449 861	12.70	2 034 897	12.64	2007/2016	1 449 861 -	0.00	2 034 897 -	0.00	0	0
ISK	241 384	7.17	563 728	7.53	2007/2011	241 384 -	0.00	563 728 -	0.00	0	0
BGN	51 117	4.88	153 390	4.14	2009/2009	51 117 -	0.00	153 390 -	0.00	0	0
MTL	23 294	3.80	23 294	3.80	2009/2009	23 294 -	0.00	23 294 -	0.00	0	0
SIT	16 701	4.75	16 692	4.75	2014/2014	16 701 -	0.00	16 692 -	0.00	0	0
SKK	105 138	4.90	116 926	4.84	2023/2028	124 076 +	8.29	53 492 -	0.00	229 214	63 434
Total	**248 283 229**		**246 575 637**			**2 372 585+**		**3 062 164+**			

The redemption of certain borrowings is indexed to stock exchange indexes (historical value: EUR 30 million). All such borrowings are hedged in full through swap operations.

Note L – Provisions for liabilities and charges – staff pension fund and health insurance scheme *(in EUR '000)*

The Defined Benefit Obligation in respect of future retirement and health insurance benefits was valued as at 30 September 2006 by an independent actuary using the projected unit credit method. The actuarial valuation was updated as at 31 December 2006 with an extrapolation ('roll forward' method) for the last 3 months of 2006, using the prevailing market rates of 31 December 2006 and following assumptions (for the staff pension and medical plan):

- a discount rate of 4.76% (2005: 4.31%) for determining the actuarial present value of benefits accrued in the pension and health insurance schemes, corresponding to a 14.9 year duration (2005:15.4 year duration);
- a retirement age of 62 (same as 2005);

- a combined average impact of the increase in the cost of living and career progression of 3.5% (same as 2005);
- probable resignation of 3% up to age 55 (same as 2005);
- a rate of adjustment of pensions of 1.5% per annum (same as 2005);
- in the light of past experience, the Bank estimates that the overall expected remuneration of post-employment reserves are set as a rate of 1.5% above the discount rate (same as 2005);
- use of the LPP 2000 actuarial tables (same as 2005);
- a medical cost inflation rate of 3.5% per annum (same as 2005).

The provisions for liabilities and charges for these schemes are adjusted when needed (Note A.12.1) according to the actuarial valuation, as per the tables below. These adjustments have been accounted for in 2006 and are disclosed in the Profit and Loss account under staff costs.

The staff pension fund provision is as follows (in EUR '000):

	31.12.2006	31.12.2005
Staff Pension Plan:		
Provision at beginning of the year	764 628	647 724
Payments made during the year	- 28 191	- 25 791
Provision for actuarial deficit	0	53 612
Contribution arising from measures with a social character	10 800	11 300
Annual contributions and interest	125 264	77 783
Sub Total	**872 501**	**764 628**
Management Committee Pension Plan	31 175	28 478
Provision at 31 December	**903 676**	**793 106**

The above figures do not include the liability towards members of staff in respect of the Optional Supplementary Provident Scheme (a contributory defined benefit pension scheme). The corresponding amount of EUR 188 million (2005: EUR 184 million) is classified under 'Sundry creditors' (Note H).

The health insurance scheme provision is as follows (in EUR '000):

	31.12.2006	31.12.2005
Provision at beginning of the year	67 671	60 829
Payments made during the year	- 6 474	- 6 887
Provision for actuarial deficit	0	1 337
Contribution arising from measures with a social character	1 000	0
Annual contributions and interest	13 954	12 392
Provision at 31 December	**76 151**	**67 671**

Note M – Fund for general banking risks *(in EUR '000)*

Movements in the Fund for general banking risks are detailed below:

	31.12.2006	31.12.2005
Fund at beginning of the year	975 000	915 000
Transfer for the year	-975 000	60 000
Fund at end of the year	**0**	**975 000**

In line with Note A.14.1, the Bank no longer identifies the fund for general banking risks as a separate balance sheet item but continues to compute the amount corresponding to the fund, accordingly to last year methodology for disclosure purpose.

Evaluation of the amount representative of general banking risks:

31.12.2006	31.12.2005
1 000 000 (*)	975 000 (**)

(*) Of which EUR '000 35 700 for Structured Finance Facility operations
(**) Of which EUR '000 40 000 for Structured Finance Facility operations

Note N – 'Interest and similar income' and 'Interest and similar charges'

N.1. Net interest income *(in EUR '000)*

	31.12.2006	31.12.2005
Interest and similar income		
Cash in hand, balance with central banks and post office banks	1 029	428
Treasury bills eligible for refinancing with central banks and debt securities including fixed income securities	480 963	357 502
Loans and advances to credits institutions and customers	11 590 380	9 736 069
Other	224 676	194 932
TOTAL	**12 297 048**	**10 288 931**
Interest expense and similar charges		
Amounts owed to credit institutions	- 9 782	- 13 624
Debts evidenced by certificates	- 10 286 744	- 8 368 903
Other	- 237 444	- 160 453
TOTAL	**- 10 533 970**	**- 8 542 980**
Net interest income	**1 763 078**	**1 745 951**

N.2. Geographical analysis of 'Interest and similar income' *(in EUR '000)*

(item 1 of the profit and loss account)	31.12.2006	31.12.2005
Germany	2 064 696	1 700 037
Spain	1 383 077	1 074 982
France	1 268 043	1 105 099
Italy	1 109 762	916 899
United Kingdom	1 049 415	1 046 542
Portugal	637 323	589 135
Greece	514 423	487 562
Austria	231 919	164 940
Poland	213 364	143 044
Finland	183 542	148 818
Denmark	157 826	153 270
Belgium	156 679	137 666
Netherlands	148 943	128 037
Czech Republic	145 099	117 627
Ireland	124 705	100 789
Hungary	124 049	73 339
Sweden	106 849	108 983
Slovenia	43 865	38 336
Slovak Republic	41 617	40 898
Luxembourg	36 915	24 732
Cyprus	25 426	20 969
Latvia	11 773	7 126
Lithuania	7 621	8 150
Estonia	5 688	5 078
Malta	339	366
	9 792 958	**8 342 424**
Outside the European Union	792 035	719 131
	10 584 993	**9 061 555**
Income not analysed (1)	1 712 055	1 227 376
	12 297 048	**10 288 931**

(1) Income not analysed:

Revenue from investment portfolio securities	202 150	176 264
Revenue from short-term securities	352 995	255 740
Revenue from money-market operations	1 156 910	795 372
	1 712 055	**1 227 376**

Note O – 'Commission income' and 'Commission expense'
(in EUR '000)

(item 4 of the profit and loss account)	31.12.2006	31.12.2005
Commission income		
Investment Facility / Cotonou	33 912	32 455
Other Community institutions	19 531	23 661
	53 443	**56 116**
Commission expense	**-9 046**	**-8 545**

Note P – General administrative expenses (in EUR '000)

(item 8 of the profit and loss account)	31.12.2006	31.12.2005
Salaries and allowances (*)	145 715	138 360
Welfare contributions and other social costs	123 766	115 298 (**)
Staff costs	269 481	253 658
Other general administrative expenses	69 366	64 064
	338 847	**317 722**

The number of persons employed by the Bank was 1 369 at 31 December 2006 (1 324 at 31 December 2005).

(*) *of which the amount for members of the Management Committee is EUR '000 2 597 at 31 December 2006 and EUR '000 2 634 at 31 December 2005.*

(**) *of which an amount of EUR '000 40 520 that was provisioned due to actuarial gains and losses in the post – employment benefit plans and health medical scheme.*

Note Q – Special deposits for service of borrowings

This item represents the amount of coupons and bonds due, paid by the Bank to the paying agents, but not yet presented for payment by the holders of bonds issued by the Bank.

Note R – Estimated present value of financial instruments

The Bank records balance sheet financial instruments on the basis of their historical cost in foreign currency (apart from the operational portfolio) representing the amount received in the case of a liability or the amount paid to acquire an asset. The present value of the financial instruments (mainly loans, treasury, securities and borrowings after long-term interest rate or currency swaps) entered under assets and liabilities compared with their accounting value is shown in the table below:

	ASSETS		LIABILITIES	
At 31 December 2006 (in EUR million)	net accounting value	present value	accounting value	present value
Loans	257 339	256 728		
Investment portfolio	2 386	2 456		
Liquid assets	14 530	14 615		
Borrowings after swaps			241 833	241 387
Total 2006	**274 255**	**273 799**	**241 833**	**241 387**

	ASSETS		LIABILITIES	
At 31 December 2005 (in EUR million)	net accounting value	present value	accounting value	present value
Loans	245 932	250 767		
Investment portfolio	2 515	2 692		
Liquid assets	25 696	25 698		
Borrowings after swaps			242 679	246 619
Total 2005	**274 143**	**279 157**	**242 679**	**246 619**

The method of calculation of the present value of the financial instruments making up the assets and liabilities is based on the cash flows of the instruments and of the funding curve of the Bank. The curve reflects the cost of financing of the Bank at the end of the year.

Note S – Financial risk management

This section presents information about the Bank's exposure to and its management and control of risks, in particular the primary risks associated with its use of financial instruments. These are:

- credit risk,
- interest rate risk,
- liquidity risk,
- exchange rate risk.

S.1. Credit risk

Credit risk concerns mainly the Bank's lending activity and, to a lesser extent, treasury instruments such as fixed-income securities held in the investment and operational portfolios, certificates of deposit and interbank term deposits.

The credit risk associated with the use of derivatives is also analysed hereafter in the 'Derivatives' section (Note T).

Management of credit risk is based, firstly, on the degree of credit risk vis-à-vis counterparties and, secondly, on an analysis of the solvency of counterparties.

As regards lending, treasury and derivatives operations, credit risk is managed by an independent Risk Management Directorate under the direct responsibility of the Management Committee. The Bank has thus established an operationally independent structure for determining and monitoring credit risk.

S.1.1. Loans

In order to limit the credit risk on its loan portfolio, the Bank lends only to counterparties with demonstrated creditworthiness over the longer term and sound guarantees.

In order efficiently to measure and manage credit risk on loans, the Bank has graded its lending operations according to generally accepted criteria, based on the quality of the borrower, the guarantee and, where appropriate, the guarantor.

The structure of guarantors and borrowers relating to the loan portfolio as at 31 December 2006 is analysed below (in EUR million), including undisbursed portions:

Within the European Union

Borrower \ Guarantor (1)	Member States	Public institutions	Zone 'A' banks	Corporates	Total 2006	Total 2005
Member States	20 867	0	0	0	**20 867**	21 342
Public institutions	17 498	30 505	1 585	3 938	**53 526**	52 487
Zone 'A' banks	12 462	43 809	43 823	17 023	**117 117**	114 015
Corporates	16 949	5 498	28 881	39 269	**90 597**	78 785
Total 2006 (1)	**67 776**	**79 812**	**74 289**	**60 230**	**282 107(2)**	
Total 2005 (1)	**67 182**	**78 354**	**68 067**	**53 026**		**266 629**

(1) This amount includes loans for which no formal guarantee independent from the borrower and the loan itself was required for a total of EUR 73 905 million as at 31 December 2006 (2005: EUR 49 108 million), the borrower's level of solvency itself representing adequate security. In the event of certain occurrences, appropriate contractual clauses ensure the Bank's right to access independent security.

(2) This amount includes loans (EUR 2 911 million) authorised under the second paragraph of Article 18(1) of the Statute, located outside the territory of Member States of the Union, but offering benefits for the Union are considered as related to loans within the Union.

It also excludes EUR 2 470 million of loans in the 10 new Member States, which remain under the EC Mandates (2005: EUR 3 064 million).

Outside the European Union

Secured by:	31.12.2006	31.12.2005
Member States	1 339	1 503
Community budget	24 735(*)	25 233(*)
Facilities	2 730	835
Total	**28 804(**)**	**27 571(**)**

(*) of which EUR 2 763 million in risk-sharing operations as explained below (2005: EUR 2 862 million).

(**) which includes EUR 2 470 million of loans in the 10 new Member States which remain under the EC Mandates (2005: EUR 3 064 million).

Loans outside the Community (apart from those under the Pre-Accession Facility and the Mediterranean Partnership Facility – the "Facilities") are, in the last resort, secured by guarantees of the Community budget or the Member States (loans in the ACP Countries and the OCT). In all regions (South Africa, non-member Mediterranean Countries, Central and Eastern Europe, Asia and Latin America), apart from the ACP Countries and the OCT, in the case of loans secured by a sovereign guarantee, all risks are, in the last resort, covered by the Community budget.

The agreements decided by the Council of the European Union on 14 April 1997 (Decision 97/256/EC) introduced the concept of risk sharing whereby certain Bank loans are secured by third-party guarantees with respect to the commercial risk, the budgetary guarantee applying in the case of political risks solely arising from currency non-transferability, expropriation, war and civil disturbance.

Loans granted under the Facilities (EUR 2 730 million) are not secured by guarantees of the Community budget or the Member States. Therefore, lending under the Facilities is from the Bank's own resources and at the Bank's own risk.

LOANS FOR PROJECTS OUTSIDE THE UNION (in EUR million)

(including loans in the new Member States before accession)

BREAKDOWN OF LOANS BY GUARANTEE AS AT 31 DECEMBER

AGREEMENT	Outstanding 31.12.2006	Outstanding 31.12.2005
75% Member States global guarantee		
– ACP/OCT Group 3rd Lomé Convention	12	31
– ACP/OCT Group 4th Lomé Convention	290	390
– ACP/OCT Group 4th Lomé Convention / 2nd Financial Protocol	657	862
Total 75% Member States global guarantee	**959**	**1 283**
75% Member States guarantee		
– Cotonou partnership agreement	380	220
Total 75% Member States guarantee	**380**	**220**
Total Member States guarantee	**1 339**	**1 503**
100% Community budget guarantee		
– South Africa - 300m - BG Decision 19.06.95	103	130
– ALA I - 750m	177	244
– ALA interim (100% guarantee) - 153m	40	65
– CEEC - 1bn - BG Decision 29.11.89	169	226
– CEEC - 3bn - BG Decision 02.05.94	930	1 092
– CEEC - 700m - BG Decision 18.04.91	36	71
– Russia - 100 m - 2/2002-2/2004	84	85
Total 100% Community budget guarantee	**1 539**	**1 913**
75% Community budget guarantee		
– Mediterranean Protocols	1 431	1 906
– Yugoslavia - Art 18 (1984)	3	4
– Yugoslavia - 1st Protocol	6	7
– Yugoslavia - 2nd Protocol	71	98
– Slovenia - 1st Protocol	81	91
Total 75% Community budget guarantee	**1 592**	**2 106**

AGREEMENT	Outstanding 31.12.2006	Outstanding 31.12.2005
70% Community budget guarantee		
– South Africa - 375m - Decision 29.01.97	197	239
– ALA II - 900m	313	428
– ALA interim (70% guarantee: risk sharing) - 122m	35	52
– Bosnia-Herzegovina - 100m 99/2001	97	99
– Euromed (EIB) - 2 310m - Decision 29.01.97	1 162	1 355
– FYROM - 150m - 1998/2000	133	139
– CEEC - 3 520m - Decision 29.01.97	2 022	2 276
Total 70% Community budget guarantee	**3 959**	**4 588**
65% Community budget guarantee		
– South Africa - 825m - 7/2000-7/2007	690	736
– ALA III - 2 480m - 2/2000-7/2007	1 528	1 374
– Euromed II - 6 520m - 2/2000-1/2007	6 024	6 019
– South Eastern Neighbours - 9 185m 2/2000-7/2007	8 458	7 477
– Turkey special action - 450m - 2001-2006	356	424
– Turkey TERRA- 600m - 11/1999-11/2002	589	596
Total 65% Community budget guarantee	**17 645**	**16 626**
Total Community budget guarantee	**24 735**	**25 233**
Facilities		
– Pre-Accession Facility II - 2000/2006	2 730	835
Total Facilities	**2 730**	**835**
TOTAL	**28 804**	**27 571**

Collateral on loans (EUR million)

Among other credit mitigant instruments, the Bank also uses pledges of financial securities. These pledges are formalized through a Pledge Agreement, enforceable in the relevant jurisdiction. The portfolio of collateral received in pledge contracts amounts to EUR 8 940 million, with the following composition:

Loan Financial Collateral (in EUR million) (1)

	Bonds						Equities & Funds	Cash	Total 2006
Moody's or equivalent rating	Govt	Supranational	Agency	Secured Bonds (Pfandbriefe, Cedulas)	Bank and Corporate Bonds	ABS			
Aaa	1 192	6	77	139	336	610	0	0	**2 360**
Aa1 to Aa3	1 168	0	0	0	913	0	0	0	**2 081**
A1	1 668	0	576	0	658	0	0	0	**2 902**
Below A1	1 002	0	0	0	55	0	0	0	**1 057**
Non-Rated	0	0	0	0	236	0	151	153	**540**
Total 2006	**5 030**	**6**	**653**	**139**	**2 198**	**610**	**151**	**153**	**8 940**

(1) *Bonds are valued at their market value.*

Loan Financial Collateral (in EUR million) [1]

Moody's or equivalent rating	Bonds						Equities & Funds	Cash	Total 2005
	Govt	Supranational	Agency	Secured Bonds (Pfandbriefe, Cedulas)	Bank and Corporate Bonds	ABS			
Aaa	1 136	229	91	119	310	2 397	0	0	**4 282**
Aa1 to Aa3	2 245	0	666	14	117	0	0	0	**3 042**
A1	96	0	0	0	8	0	0	0	**104**
Below A1	1 162	0	0	0	0	0	0	0	**1 162**
Non-Rated	155	0	0	0	276	0	141	172	**744**
Total 2005	**4 794**	**229**	**757**	**133**	**711**	**2 397**	**141**	**172**	**9 334**

(1) Bonds are valued at their market value.

A breakdown of disbursed loans outstanding, including assets backed securities (in EUR million) at 31 December according to the sectors in which borrowers are engaged is set out below:

	Maturity				
Sector:	not more than 1 year	1 year to 5 years	more than 5 years	**Total 2006**	Total 2005
Energy	2 288	9 464	12 906	**24 658**	24 983
Transport	3 276	16 486	60 651	**80 413**	75 893
Telecommunications	1 748	4 186	1 927	**7 861**	7 714
Water, sewerage	1 175	4 744	9 776	**15 695**	14 391
Miscellaneous infrastructure	769	3 553	11 317	**15 639**	15 388
Agriculture, forestry, fisheries	19	113	106	**238**	295
Industry	1 804	8 902	4 432	**15 138**	15 262
Services	202	1 829	6 438	**8 469**	7 800
Global loans	5 425	30 470	39 737	**75 632**	72 108
Health, education	175	2 231	11 190	**13 596**	12 098
TOTAL 2006	**16 881**	**81 978**	**158 480**	**257 339**	
TOTAL 2005	17 280	78 503	150 149		245 932

S.1.2. Treasury

The credit risk associated with treasury (securities, commercial paper, term accounts, etc.) is rigorously managed through selecting first-class counterparties and issuers.

Limits governing the structure of the securities portfolio and outstanding treasury instruments have been laid down by Management, in particular on the basis of the ratings awarded to counterparties by the rating agencies (these limits are reviewed regularly by the Risk Management Directorate).

The table below provides a percentage breakdown of the credit risk associated with the securities portfolio and treasury instruments in terms of the credit rating of counterparties and issuers (as at 31 December):

Moody's or equivalent rating	**Securities portfolio %**		**Treasury instruments %**	
Long-term rating:	**2006**	2005	**2006**	2005
Aaa	**53**	57	**2**	5
Aa1 to Aa3	**40**	33	**68**	51
A1	**5**	2	**18**	16
Below A1	**2**	5	**0**	20
Short-term rating:				
A-1+P-1	**0**	3	**12**	8
Total	**100**	100	**100**	100

As part of its treasury management activities, the Bank holds investments in capital guarantee notes, the coupons of which embed options on the performance of funds of hedge funds. At 31 December 2006, the total nominal amount of such notes stood at EUR 150 million and are part of the Securities portfolio.

Collateral on Treasury transactions (EUR million)

Part of the Treasury transactions are tripartite reverse repos, for an amount of EUR 5 540 million (2005: EUR 10 800 million). These transactions are governed by a Tripartite Agreement, the exposure is fully collateralised, with daily margin calls. The market value of the collateral portfolio at 31 December 2006 amounts to EUR 5 886 million (2005: EUR 11 610 million), with the following classification:

Tripartite Agreements Collateral (in EUR million)

Bonds

Total 2006

Moody’s or equivalent rating

Govt

Supranational

Agency

Secured Bonds (Pfandbriefe, Cedulas)

Bank and Corporate Bonds

ABS

Aaa

281

699

68

40

806

1 243

3 137

Aa1 to Aa3

206

0

113

0

2 094

7

2 420

A1

12

0

0

0

226

1

239

Below A1

30

0

0

0

60

0

90

Non-Rated

0

0

0

0

0

0

0

Total 2006

529

699

181

40

3 186

1 251

5 886

Tripartite Agreements Collateral (in EUR million)

Bonds

Total 2005

Moody’s or equivalent rating

Govt

Supranational

Agency

Secured Bonds (Pfandbriefe, Cedulas)

Bank and Corporate Bonds

ABS

Aaa

729

780

324

150

2 021

2 083

6 087

Aa1 to Aa3

927

0

520

22

2 246

46

3 761

A1

288

0

1

0

760

4

1 053

Below A1

603

0

0

0

104

2

709

Non-Rated

0

0

0

0

0

0

0

Total 2005

2 547

780

845

172

5 131

2 135

11 610

S.1.3. Securities lending

The market value of the bonds lent in the securities lending activities amounts to EUR 851 million at 31 December 2006 (2005: 851 million). These transactions are governed by an agreement signed with Northern Trust Global Investment, the exposure is fully collateralised, with daily margin calls. The market value of the collateral portfolio at 31 December 2006 amounts to EUR 877 million (2005: 861 million), with the following classification:

Securities Lending Collateral (in EUR million)

Bonds

Time Deposit

Total 2006

At 31.12.06 Moody’s or equivalent rating

Govt

Supranational

Agency

Secured Bonds (Pfandbriefe, Cedulas)

Certificate of Deposits

Aaa

457

0

0

0

27

9

493

Aa1 to Aa3

13

0

0

0

18

224

255

A1

2

0

0

0

27

100

129

Below A1

0

0

0

0

0

0

0

Non-Rated

0

0

0

0

0

0

0

Total 2006

472

Securities Lending Collateral (in EUR million)

Bonds

Time Deposit

Total 2005

At 31.12.05

Moody’s or equivalent rating

Govt

Supranational

Agency

Secured Bonds (Pfandbriefe, Cedulas)

Certificate of Deposits

Aaa

518

0

0

0

0

0

518

Aa1 to Aa3

0

0

0

0

65

254

319

A1

0

0

0

0

24

0

24

Below A1

0

0

0

0

0

0

0

Non-Rated

0

0

0

0

0

0

0

Total 2005

518

0

0

0

89

254

861

0

0

0

72

333

877

84 EIB Group

5.2. Interest rate risk

The Bank has established an organisational structure for the asset-liability function, applying best practices in the financial industry, and, in particular, an Asset-Liability Management Committee (ALCO) under the direct responsibility of the Bank's Management Committee. Accordingly, it has decided on an asset-liability management strategy which involves maintaining an own funds duration of around 5 years, thereby safeguarding the Bank against substantial fluctuations in its long-term revenues.

As a result of the above objective of an own funds duration equal to around 5 years, an increase in interest rates of 0.01% on all currencies would result in a decrease of EUR 15.5 million in the net present value of the Bank's own funds.

The following table illustrates the Bank's exposure to interest rate risk. It presents the nominal amounts according to maturities affected by the incidence of interest rate changes, as regards the main balance sheet items subject to reindexation:

Reindexation interval (in EUR million)

At 31.12.2006	not more than 3 months	3 months to 6 months	6 months to 1 year	1 year to 5 years	more than 5 years	Total 31.12.2006
Assets:						
Loans	162 379	6 169	5 075	33 479	50 237	**257 339**
Net liquidity	14 050	- 322	161	1 865	1 162	**16 916**
	176 429	5 847	5 236	35 344	51 399	**274 255**
Liabilities:						
Borrowings after swaps	177 230	4 381	1 791	24 168	34 263	**241 833**
Interest rate risk	**- 801**	**1 466**	**3 445**	**11 176**	**17 136**	

At 31.12.2005	not more than 3 months	3 months to 6 months	6 months to 1 year	1 year to 5 years	more than 5 years	Total 31.12.2005
Assets:						
Loans	155 467	3 709	6 138	35 651	44 967	**245 932**
Net liquidity	25 865	- 586	179	1 619	1 134	**28 211**
	181 332	3 123	6 317	37 270	46 101	**274 143**
Liabilities:						
Borrowings after swaps	177 675	3 610	4 858	27 215	29 321	**242 679**
Interest rate risk	**3 657**	**- 487**	**1 459**	**10 055**	**16 780**	

5.3. Liquidity risk

The table hereafter analyses assets and liabilities by maturity on the basis of the period remaining between the balance sheet date and the contractual maturity date.

Assets and liabilities for which there is no contractual maturity date are classified under "Maturity undefined".

Liquidity Risk (in EUR million)

Maturity (at 31.12.2006)	not more than 3 months	3 months to 1 year	1 year to 5 years	more than 5 years	maturity undefined	Total 2006
ASSETS						
Cash in hand, central banks and post office banks	15	0	0	0	0	**15**
Treasury bills eligible for refinancing with central banks	100	142	1 191	1 118	0	**2 551**
Other loans and advances:						
- Current accounts	139	0	0	0	0	**139**
- Others	14 470	28	0	0	0	**14 498**
	14 609	28	0	0	0	**14 637**
Loans:						
- Credit institutions	2 226	6 051	41 002	65 303	0	**114 582**
- Customers	1 555	7 046	39 935	91 411	0	**139 947**
	3 781	13 097	80 937	156 714	0	**254 529**
Debt securities including fixed-income securities	4 149	1 508	2 955	2 215	0	**10 827**
Other assets	0	0	0	0	6 599	**6 599**
TOTAL assets	**22 654**	**14 775**	**85 083**	**160 047**	**6 599**	**289 158**
LIABILITIES						
Amounts owed to credit institutions	213	3	3	0	0	**219**
Debts evidenced by certificates	20 123	21 579	97 551	107 323	0	**246 576**
Foreign exchange neutralization on currency swap contracts	1 325	35	919	783	0	**3 062**
Capital, reserves and profit	0	0	0	0	32 677	**32 677**
Other liabilities	0	0	0	0	6 624	**6 624**
TOTAL liabilities	**21 661**	**21 617**	**98 473**	**108 106**	**39 301**	**289 158**

Maturity (at 31.12.2005)	not more than 3 months	3 months to 1 year	1 year to 5 years	more than 5 years	maturity undefined	Total 2005
ASSETS						
Cash in hand, central banks and post office banks	13	0	0	0	0	**13**
Treasury bills eligible for refinancing with central banks	156	259	1 172	1 040	0	**2 627**
Other loans and advances:						
– Current accounts	261	0	0	0	0	**261**
– Others	23 412	28	0	0	0	**23 440**
	23 673	28	0	0	0	**23 701**
Loans:						
– Credit institutions	1 712	6 013	38 683	66 692	0	**113 100**
– Customers	1 426	8 126	39 170	82 053	0	**130 775**
	3 138	14 139	77 853	148 745	0	**243 875**
Debt securities including fixed-income securities	6 679	1 661	2 721	1 449	0	**12 510**
Other assets	0	0	0	0	6 305	**6 305**
TOTAL assets	**33 659**	**16 087**	**81 746**	**151 234**	**6 305**	**289 031**
LIABILITIES						
Amounts owed to credit institutions	383	4	6	0	0	**393**
Debts evidenced by certificates	14 537	32 327	109 361	92 058	0	**248 283**
Foreign exchange neutralization on currency swap contracts	369	874	889	241	0	**2 373**
Capital, reserves and profit	0	0	0	0	31 086	**31 086**
Other liabilities	0	0	0	0	6 896	**6 896**
TOTAL liabilities	**15 289**	**33 205**	**110 256**	**92 299**	**37 982**	**289 031**

The 'investment portfolio' [Note B] consists mainly of fixed-income securities issued by first-class counterparties, largely bonds issued by Member States, acquired with the intention of holding them until final maturity. See also Note A.6.1.
Some of the borrowings and associated swaps include early termination triggers or call options granted to the investors or the hedging swap counterparties. Certain liabilities could therefore be redeemed at an earlier stage than their maturity date.
If all calls were to be exercised at their next contractual exercise date, cumulated early redemptions for the period 2007 - 2009 would amount to EUR 12.3 billion.

5.4. Foreign exchange rate risk

The sources of foreign exchange rate risk are to be found in the margins on operations and in general expenses incurred in non-euro currencies. The Bank's objective is to eliminate exchange risk by reducing net positions per currency through operations on the international foreign exchange markets.

An FX hedging program exists in order to protect the known loan margins in USD and in GBP for the next 3 years.

Foreign exchange position (in EUR million)

Currency at 31.12.2006

EURO

Pounds Sterling

US Dollars

Other currencies

Sub-Total except Euros

Total 2006

ASSETS

Cash in hand, central banks and postoffice banks

1

14

0

0

14

15

Treasury bills eligible for refinancing withcentral banks

2 551

0

0

0

0

2 551

Other loans and advances:

– Current accounts

106

2

13

18

33

139

– Others

8 063

195

4 740

1 500

6 435

14 498

8 169

197

4 753

1 518

6 468

14 637

Loans:

– Credit institutions

61 412

21 814

29 278

2 078

53 170

114 582

– Customers

103 540

17 212

11 684

7 511

36 407

139 947

164 952

39 026

40 962

9 589

89 577

254 529

Debt securities including fixed-incomesecurities

6 849

1 873

2 056

49

3 978

10 827

Other assets

4 993

813

397

396

1 606

6 599

TOTAL assets

187 515

41 923

48 168

11 552

101 643

289 158

LIABILITIES

Amounts owed to credit institutions

215

0

4

0

4

219

Debts evidenced by certificates:

– Debt securities in issue

100 733

57 634

60 292

26 827

144 753

245 486

– Others

305

599

0

186

785

1 090

101 038

58 233

60 292

27 013

145 538

246 576

Foreign exchange neutralizationon currency swap contracts

48 677

- 17 193

- 12 528

- 15 894

- 45 615

3 062

Capital, reserves and profit

32 677

0

0

0

0

32 677

Other liabilities

4 914

885

396

429

1 710

6 624

TOTAL liabilities

187 521

41 925

48 164

11 548

101 637

289 158

Net position as at 31.12.2006

- 6

- 2

4

4

Currency at 31.12.2005

EURO

Pounds Sterling

US Dollars

Other currencies

Sub-Total except Euros

Total 2005

ASSETS

Cash in hand, central banks and postoffice banks

1

12

0

0

12

13

Treasury bills eligible for refinancing withcentral banks

2 627

0

0

0

0

2 627

Other loans and advances:

– Current accounts

225

2

15

19

36

261

– Others

5 817

1 414

11 118

5 091

17 623

23 440

6 042

1 416

11 133

5 110

17 659

23 701

Loans:

– Credit institutions

58 489

21 686

31 121

1 804

54 611

113 100

– Customers

94 228

15 901

13 465

7 181

36 547

130 775

152 717

37 587

44 586

8 985

91 158

243 875

Debt securities including fixed-incomesecurities

7 178

3 089

1 203

1 040

5 332

12 510

Other assets

4 979

717

464

145

1 326

6 305

TOTAL assets

173 544

42 821

57 386

15 280

115 487

289 031

LIABILITIES

Amounts owed to credit institutions

393

0

0

0

0

393

Debts evidenced by certificates:

– Debt securities in issue

97 299

58 210

67 958

23 678

149 846

247 145

– Others

305

587

0

246

833

1 138

97 604

58 797

67 958

23 924

150 679

248 283

Foreign exchange neutralizationon currency swap contracts

38 998

- 16 770

- 10 976

- 8 879

- 36 625

2 373

Capital, reserves and profit

31 086

0

0

0

0

31 086

Other liabilities

5 473

795

398

230

1 423

6 896

TOTAL liabilities

173 554

42 822

57 380

15 275

115 477

289 031

Net position as at 31.12.2005

- 10

-1

6

5

EIB – Financial Statements 2006 87

Note T – Derivatives

Derivatives are contractual financial instruments, the value of which fluctuates according to trends in the underlying assets, interest rates, exchange rates or indices.

T.1. As part of funding and hedging activity

The Bank uses derivatives mainly as part of its funding strategy in order to bring the characteristics of the funds raised, in terms of currencies and interest rates, into line with those of loans granted and also to reduce funding costs. It uses also long-term swaps to hedge certain treasury transactions and for ALM purposes.

Long-term derivatives transactions are not used for trading, but only in connexion with fund-raising and for the reduction of market risk exposure. All interest rate and currency swaps linked to the borrowing portfolio have maturities matching the corresponding borrowings and are therefore of a long-term nature.

The derivatives most commonly used are:—Currency swaps;—Interest rate swaps;—Asset swaps.

T.1.1. Currency swaps

Currency swaps are contracts under which it is agreed to convert funds raised through borrowings into another currency and, simultaneously, a forward exchange contract is concluded to re-exchange the two currencies in the future in order to be able to repay the funds raised on the due dates.

T.1.2. Interest rate swaps

Interest rate swaps are contracts under which, generally, it is agreed to exchange floating-rate interest for fixed-rate interest or vice versa.

T.1.3. Asset swaps

Asset swaps are arranged for investments in bonds, included in the B1 portfolio, that do not have the desired cash-flow features. Specifically, swaps are used to convert investments into floating-rate instruments with 3-month coupon payment and reset frequency. Thus, the Bank eliminates interest-rate and/or exchange risk, while retaining, as intended, the credit risk.

Interest rate or currency swaps allow the Bank to modify the interest rate and currency structure of its borrowing portfolio in order to accommodate requests from its clients and also to reduce funding costs by exchanging its advantageous access conditions to certain capital markets with its counter-parties.

– Derivatives credit risk mitigation policy:

The credit risk with respect to derivatives lies in the loss, which the Bank would incur where a counterparty would be unable to honour its contractual obligations.

In view of the special nature and complexity of the derivatives transactions, a series of procedures has been put in place to safeguard the Bank against losses arising out of the use of such instruments.

– Contractual framework:

All the EIB’s long-term derivatives transactions are concluded in the contractual framework of Master Swap Agreements and, where non-standard structures are covered, of Credit Support Annexes, which specify the conditions of exposure collateralisation. These are generally accepted and practised contract types.

– Counterparty selection:

The minimum rating at the outset is set at A1, but exceptionally certain counterparties rated A2/A3 have also been authorised, all their exposure being fully collateralised. The EIB has the right of early termination if the rating drops below a certain level.

– Limits:

Limits have been set in terms of:

• Total net present value of derivatives exposure with a counterparty; • Unsecured exposure to a counterparty; • Specific concentration limits expressed as nominal amount.

All limits are dynamically adapted to the credit quality of the counterparty. – Monitoring: The derivatives portfolio is regularly valued and compared against limits. – Collateralisation:

• Derivatives exposure exceeding the limit for unsecured exposure is collateralised by cash and first-class bonds. • Very complex and illiquid transactions require collateralisation over and above the current market value.

• Both the derivatives portfolio with individual counterparties and the collateral received are regularly valued, with a subsequent call for additional collateral or release.

The credit risk associated with derivatives varies according to a number of factors (such as interest and exchange rates) and generally corresponds to only a small portion of their notional value. In the Bank’s case, where only mutually agreed derivatives are negotiated, the credit risk is evaluated on the basis of the ‘current exposure’ method recommended by the Bank for International Settlements (BIS). Hence, the credit risk is expressed in terms of the positive ‘fair value’ or replacement value of the contracts, increased by the potential risks, contingent on the duration and type of transaction, weighted by a coefficient linked to the category of counterparty (BIS I weighted risk).

88 EIB Group

The following tables show the maturities of currency swaps (excluding short-term currency swaps – see T.2 below) and interest rate swaps, sub-divided according to their notional amount and the associated credit risk. The notional amounts are disclosed off balance sheet.

Currency swaps at 31.12.2006 (in EUR million)	less than 1 year	1 year to 5 years	5 years to 10 years	more than 10 years	**Total 2006**
Notional amount	8 888	23 471	15 784	11 148	**59 291**
Net discounted value	- 1 215	- 908	- 447	- 6	**- 2 576**
Credit risk (BIS I weighted)	49	250	256	289	**844**

Currency swaps at 31.12.2005 (in EUR million)	less than 1 year	1 year to 5 years	5 years to 10 years	more than 10 years	**Total 2005**
Notional amount	13 951	24 858	8 144	9 443	**56 396**
Net discounted value	-1 135	-429	168	66	**- 1 330**
Credit risk (BIS I weighted)	81	416	166	251	**914**

Interest rate swaps at 31.12.2006 (in EUR million)	less than 1 year	1 year to 5 years	5 years to 10 years	more than 10 years	**Total 2006**
Notional amount	37 278	84 434	60 180	59 313	**241 205**
Net discounted value (*)	178	156	- 1 175	2 148	**1 307**
Credit risk (BIS I weighted)	70	334	327	1 085	**1 816**

Interest rate swaps at 31.12.2005 (in EUR million)	less than 1 year	1 year to 5 years	5 years to 10 years	more than 10 years	**Total 2005**
Notional amount	26 921	91 742	49 637	51 549	**219 849**
Net discounted value	412	943	473	3 271	**5 099**
Credit risk (BIS I weighted)	105	470	479	1 360	**2 414**

(*) The net discounted value of Credit Default Swaps (CDS) has been included with the rest of derivatives, since according to IAS39, CDS are treated as derivatives, however, these transactions have not been included in the BIS computations, since in the Basel Agreement BIS I, they are assimilated to guarantees and their capital charge is computed in the loan portfolio.

Notional amounts of EUR 540 million of futures contracts and EUR 823 million of Forward Rate Agreements, with respective fair values of EUR 2.6 million and EUR 0.2 million and a maturity less than 1 year are outstanding as at December 31, 2006.

The Bank does not generally enter into any options contracts in conjunction with its risk hedging policy. However, as part of its strategy of raising funds on the financial markets at a lesser cost, the Bank enters into borrowing contracts encompassing notably interest rate or stock exchange index options. Such borrowings are entirely covered by swap contracts to hedge the corresponding market risk.

Tabulated below are the number and notional amounts of the various types of options embedded in borrowings:

	Option embedded		**Stock exchange index**		**Special structure coupon or similar**	
	2006	2005	**2006**	2005	**2006**	2005
Number of transactions	**448**	439	**1**	7	**282**	211
Notional amount (in EUR million)	**19 523**	21 442	**30**	450	**18 533**	14 554
Net discounted value (in EUR million)	**- 739**	- 153	**2**	25	**- 452**	450

The 'fair value' of 'plain vanilla' swap transactions is their market value. For structured deals, the 'fair value' is computed using the income approach, using valuation techniques to convert future amounts to a single present amount (discounted). The estimate of fair value is based on the value indicated by marketplace expectations about those future amounts. Internal estimates and assumptions might be used in the valuation techniques when the market inputs are not directly available.

All option contracts embedded in, or linked with, borrowings are negotiated over the counter. From the portfolio of structured deals with embedded options, 261 swaps amounting to EUR 3 791 million of notional are Power Reverse Dual Currency. Their 'fair value' is EUR 306 million. These transactions are very dependent on the exchange rate USD/JPY. An appreciation of 5% of the USD with respect to JPY will imply a 'fair value' of EUR 330 million and decrease of EUR 25 million as well as an increase of the probability of their early exercise. The rest of structured deals include a variety of transactions dependent on interest rates, FX rates, inflation rates, stock indexes and IR volatilities.

Generally, there is a reduced credit risk on these swaps, because security exists in the form of regularly monitored collateral.

Collateral (EUR million)

The collateral received for derivatives business amounts to EUR 2 002 million, with the following composition:

Swap Collateral (in EUR million)						
	Bonds				Cash	Total 2006
Moody's or equivalent rating	Govt	Supranational	Agency	Secured Bonds (Pfandbriefe)		
Aaa	1 095	28	0	5	0	**1 128**
Aa1 to Aa3	21	0	0	0	0	**21**
A1	590	0	0	0	0	**590**
Below A1	50	0	0	0	0	**50**
Non-Rated	0	0	0	0	213	**213**
Total 2006	**1 756**	**28**	**0**	**5**	**213**	**2 002**

Swap Collateral (in EUR million)						
	Bonds				Cash	Total 2005
Moody's or equivalent rating	Govt	Supranational	Agency	Secured Bonds (Pfandbriefe)		
Aaa	2 491	21	381	19	0	**2 912**
Aa1 to Aa3	1 108	0	0	0	0	**1 108**
A1	412	0	0	0	0	**412**
Below A1	0	0	0	0	0	**0**
Non-Rated	0	0	0	0	386	**386**
Total 2005	**4 011**	**21**	**381**	**19**	**386**	**4 818**

Ratings exposure table: The major part of new derivatives transactions are concluded with counterparties rated at least A1. With exceptional conditions of over-collateralisation, counterparties rated A2 or A3 have been also accepted. Consequently, most of the portfolio is concentrated on counterparties rated A1 or above.

Grouped Ratings	Percentage of Nominal		Net Market Exposure (in EUR million)		CRE BIS2 Swaps	
Moody's or equivalent rating	**2006**	2005	**2006**	2005	**2006**	2005
Aaa	**5.5%**	4.6%	**0**	80	**186**	425
Aa1 to Aa3	**74.2%**	61.7%	**563**	792	**3 843**	3 591
A1	**16.0%**	28.6%	**41**	64	**601**	3 562
A2 to A3	**4.3%**	5.0%	**2**	4	**370**	694
Non-rated	**0.0%**	0.1%	**0**	8	**2**	17
Total	**100.0%**	100.0%	**606**	948	**5 002**	8 289

The Net Market Exposure is the net present value of a swap portfolio net of collateral, if positive (zero if negative). It represents a measure of the losses the Bank could incur in case of default of the counterparty, after application of netting and using the collateral.

The BIS Credit Risk Equivalent is the sum of the Net Present Value of the swap plus an Add-On equal to the Notional Amount multiplied by a coefficient dependent on the structure of the swap and its maturity (according to the Basel Agreement), meant to cover potential future increases in exposures due to changing market conditions over the residual life of the swap.

T.2. As part of liquidity management

The Bank also enters into short-term currency swap contracts in order to adjust currency positions in its operational treasury in relation to its benchmark currency, the euro, and to cater for demand for currencies in conjunction with loan disbursements.

The notional amount of short-term currency swaps and short term forwards stood at EUR 5 602 million at 31 December 2006, against EUR 7 739 million at 31 December 2005.

Long-term futures are also used by the Bank to adjust the medium-term (2y) interest rate exposure of its treasury bond portfolios. The notional amount of long-term futures stood at EUR 540 million at 31 December 2006 (2005: EUR 429 million).

Note U – Geographical breakdown of lending by country in which projects are allocated (in EUR ‘000)

U.1. Loans for projects within the Union and related loans

Countries and territories in which projects

Number

Aggregate

Undisbursed

Disbursed

% of total

% fin year

are located

of loans

loans granted

portion

portion

2006

2005

Germany

817

46 610 173

1 925 396

44 684 777

15.00%

15.07%

France

384

33 607 617

4 661 459

28 946 158

10.81%

10.87%

Italy

626

38 892 321

5 133 135

33 759 186

12.51%

12.91%

United Kingdom

214

27 619 656

6 007 019

21 612 637

8.88%

8.76%

Spain

585

45 525 030

4 103 173

41 421 857

14.65%

14.12%

Belgium

74

4 752 683

797 080

3 955 603

1.53%

1.50%

Netherlands

56

4 577 622

1 600 850

2 976 772

1.47%

1.30%

Sweden

82

3 393 690

924 981

2 468 709

1.09%

1.47%

Denmark

68

3 407 578

471 011

2 936 567

1.10%

1.55%

Austria

178

6 429 389

450 000

5 979 389

2.07%

1.92%

Poland

112

10 614 149

4 404 188

6 209 961

3.41%

3.04%

Finland

98

5 515 513

716 910

4 798 603

1.77%

1.76%

Greece

137

12 695 647

1 317 133

11 378 514

4.08%

4.09%

Portugal

239

16 695 212

1 572 517

15 122 695

5.37%

5.85%

Czech Republic

80

6 602 858

1 730 116

4 872 742

2.12%

1.97%

Hungary

74

5 334 848

1 785 198

3 549 650

1.72%

1.48%

Ireland

58

3 427 148

899 208

2 527 940

1.10%

1.05%

Slovak Republic

35

1 188 719

454 559

734 160

0.38%

0.45%

Slovenia

33

1 756 282

552 488

1 203 794

0.56%

0.51%

Lithuania

15

187 158

62 775

124 383

0.06%

0.06%

Luxembourg

32

818 788

172 952

645 836

0.26%

0.32%

Cyprus

25

1 249 353

580 000

669 353

0.40%

0.41%

Latvia

22

492 104

155 000

337 104

0.16%

0.18%

Estonia

13

255 432

105 000

150 432

0.08%

0.09%

Malta

3

16 943

10 200

6 743

0.01%

0.01%

TOTAL

4 060

281 665 913

40 592 348

241 073 565

90.59%

90.74%

EIB – Financial Statements 2006 91

U.2. Loans for projects outside the Union

U.2.1. ACP Countries/OCT

Countries and territories in which projects are located	Number of loans	Aggregate loans granted	Undisbursed portion	Disbursed portion	% of total 2006	% fin year 2005
Ghana	6	147 176	115 000	32 176		
Mauritius	13	129 735	83 448	46 287		
Namibia	10	104 660	-	104 660		
Nigeria	3	87 903	30 972	56 931		
Mozambique	6	87 826	-	87 826		
Dominican Republic	4	83 256	80 000	3 256		
Kenya	6	63 813	-	63 813		
Barbados	5	53 476	11 250	42 226		
Regional – Africa	3	48 924	-	48 924		
Swaziland	3	48 150	30 944	17 206		
Jamaica	6	46 686	-	46 686		
Regional – Caribbean	2	45 821	40 000	5 821		
Botswana	5	43 649	4 621	39 028		
Lesotho	3	39 744	-	39 744		
ACP Group	3	37 830	-	37 830		
Regional – West Africa	2	37 289	3 000	34 289		
Senegal	1	32 891	-	32 891		
Fiji Islands	2	30 500	30 500	-		
Mauritania	2	27 537	-	27 537		
Zimbabwe	7	21 332	-	21 332		
Cape Verde	1	20 000	-	20 000		
Zambie	1	18 000	18 000	-		
Bahamas	2	14 429	-	14 429		
Trinidad and Tobago	3	14 389	-	14 389		
Saint Vincent and The Grenadines	2	9 514	2 653	6 861		
Saint Lucia	3	8 583	5 000	3 583		
Gabon	1	6 071	-	6 071		
Côte-d'Ivoire	3	4 552	-	4 552		
Papua New Guinea	2	4 348	-	4 348		
French Polynesia	2	3 748	-	3 748		
Malawi	1	3 339	-	3 339		
British Virgin Islands	3	2 788	-	2 788		
New Caledonia and Dependencies	2	1 749	-	1 749		
Regional PTOM	1	1 546	-	1 546		
Grenada	1	1 435	-	1 435		
Cayman Islands	1	980	-	980		
Falkland Islands	2	808	-	808		
Belize	1	762	-	762		
Tonga	1	466	-	466		
Netherlands Antilles	1	89	-	89		
SUB-TOTAL	**126**	**1 335 794**	**455 388**	**880 406**	**0.43%**	**0.51%**

U.2.2. South Africa

Countries and territories in which projects are located	Number of loans	Aggregate loans granted	Undisbursed portion	Disbursed portion	% of total 2006	% fin year 2005
South Africa	32	993 980	268 287	725 693		
SUB-TOTAL	**32**	**993 980**	**268 287**	**725 693**	**0.32%**	**0.38%**

U.2.3. Euro-Mediterranean Partnership Countries and the Balkans

Countries and territories in which projects are located

Number of loans

Aggregate loans granted

Undisbursed portion

Disbursed portion

% of total 2006

% fin year 2005

Turkey

58

5 635 095

2 778 062

2 857 033

Egypt

41

2 628 417

725 632

1 902 785

Morocco

47

2 188 446

756 000

1 432 446

Tunisia

53

1 988 811

932 024

1 056 787

Serbia and Montenegro

36

1 176 217

710 157

466 060

Croatia

19

969 570

500 931

468 639

Syria

10

929 981

670 196

259 785

Lebanon

18

585 940

255 776

330 164

Bosnia-Herzegovina

13

481 185

283 557

197 628

Jordan

22

333 321

38 806

294 515

Israel

5

298 270

275 000

23 270

Albania

11

229 607

149 778

79 829

FYROM

8

164 310

39 190

125 120

Gaza-West Bank

7

81 773

45 000

36 773

Algeria

3

45 423

—

45 423

SUB_TOTAL

351

17 736 366

8 160 109

9 576 257

5.71%

5.41%

U.2.4. Russian Federation

Countries and territories in which projects are located

Number of loans

Aggregate loans granted

Undisbursed portion

Disbursed portion

% of total 2006

% fin year 2005

Russian Federation

3

84 246

20 375

63 871

SUB_TOTAL

3

84 246

20 375

63 871

0.03%

0.03%

U.2.5. Acceding Countries and Accession Countries

Countries and territories in which projects are located

Number of loans

Aggregate loans granted

Undisbursed portion

Disbursed portion

% of total 2006

% fin year 2005

Romania

56

4 130 848

2 420 053

1 710 795

Bulgaria

25

813 630

443 782

369 848

SUB_TOTAL

81

4 944 478

2 863 835

2 080 643

1.59%

1.51%

U.2.6. EFTA Countries

Countries and territories in which projects are located

Number of loans

Aggregate loans granted

Undisbursed portion

Disbursed portion

% of total 2006

% fin year 2005

Norway

11

1 041 463

278 379

763 084

Switzerland

1

275 686

—

275 686

Island

9

248 523

—

248 523

SUB_TOTAL

21

1 565 672

278 379

1 287 293

0.50%

0.51%

EIB – Financial Statements 2006 93

U.2.7. Asia and Latin American Countries

Countries and territories in which projects are located	Number of loans	Aggregate loans granted	Undisbursed portion	Disbursed portion	% of total 2006	% fin year 2005
Brazil	21	590 341	94 034	496 307		
China	4	574 888	319 628	255 260		
Sri Lanka	4	157 522	94 000	63 522		
Indonesia	4	145 625	38 290	107 335		
Philippines	5	114 747	55 443	59 304		
Mexico	3	107 154	-	107 154		
Vietnam	3	105 555	39 908	65 647		
Argentina	4	100 386	-	100 386		
Colombia	1	100 000	100 000	-		
Pakistan	4	91 643	-	91 643		
Peru	3	82 049	10 000	72 049		
Regional - Central America	3	70 128	47 029	23 099		
Regional - Andean Pact	2	57 103	40 000	17 103		
Maldives	1	50 035	34 849	15 186		
Equator	1	40 000	40 000	-		
Panama	1	37 965	-	37 965		
Thailand	1	35 443	-	35 443		
Laos	1	35 131	-	35 131		
Bangladesh	1	26 575	-	26 575		
Costa Rica	1	21 819	-	21 819		
Honduras	1	20 000	20 000	-		
India	1	18 320	-	18 320		
Uruguay	1	1 666	-	1 666		
SUB-TOTAL	**71**	**2 584 095**	**933 181**	**1 650 914**	**0.83%**	**0.91%**
Total	**685**	**29 244 631**	**12 979 554**	**16 265 077**	**9.41%** (1)	**9.24%**
TOTAL	**4 745**	**310 910 544**	**53 571 902**	**257 338 642** (2)	**100.00%**	**100.00%**

(1) 8.57% excluding Pre-Accession Facility.
(2) including asset backed securities [Note B and D.1]

Note V – Segment reporting

The Bank considers that lending constitutes its main business segment: its organisation and entire management systems are designed to support the lending business.
Consequently, the determining factors for segment reporting are:

- primary determining factor: lending as the main business segment;
- secondary determining factor: lending in terms of geographical spread.

Information to be disclosed under the heading of geographical segment reporting is given in the following notes:

- interest and similar income by geographical area [Note N.2];
- lending by country in which projects are located [Note U];
- tangible and intangible assets by country of location [Note F].

Note W – Conversion rates

The following conversion rates were used for establishing the balance sheets at 31 December 2006 and 31 December 2005:

	31.12.2006	31.12.2005
NON-EURO CURRENCIES OF EU MEMBER STATES		
Pound sterling	0.6715	0.68530
Danish kroner	7.4560	7.46050
Swedish kronor	9.0404	9.388500
Cyprus pound	0.57820	0.57350
Czech koruna	27.485	29.000
Estonian kroon	15.6466	15.6466
Hungarian forint	251.77	252.87
Lithuanian litas	3.4528	3.4528
Latvian lats	0.6972	0.6962
Maltese lira	0.4293	0.4293
Polish zloty	3.8310	3.8600
Slovenian tolar	239.64	239.50
Slovak koruna	34.435	37.880
NON-COMMUNITY CURRENCIES		
United States dollars	1.3170	1.1797
Swiss francs	1.6069	1.5551
Japanese yen	156.93	138.90
Canadian dollars	1.5281	1.3725
Australian dollars	1.6691	1.6109
Hong Kong dollars	10.2409	9.1474
New Zealand dollars	1.8725	1.7270
Iceland krona	93.13	74.57
Moroccan dirham	11.1256	10.8861
Mauritania ouguiya	351.51	323.13
Norvegian krone	8.2380	7.9850
South African rand	9.2124	7.4642

Note X – Subscribed capital and receivable reserves, called but not paid

As a consequence of the increase in subscribed capital from EUR 150 000 million to EUR 163 654 million as at 1 May, 2004, the total amount to be paid to capital and reserves by the ten new member States and Spain of EUR 2 408 million (composed of an amount of EUR 683 million for the capital and an amount of EUR 1 725 million for the reserves) is equally spread over 8 installments: 30 September 2004, 30 September 2005, 30 September 2006, 31 March 2007, 30 September 2007, 31 March 2008, 30 September 2008 and 31 March 2009.

The instalments up to and including 30 September 2006 have been entirely settled.

The related net receivable from the Member States is shown in the balance sheet as follows under the caption Subscribed capital and receivable reserves, called but not paid:

(in EUR '000)

	31.12.2006	31.12.2005
Receivable reserves called but not paid:	1 078 300	1 293 960
Subscribed capital called but not paid:	426 679	512 015
	1 504 979	**1 805 975**

Note Y – Post-Balance Sheet Events

As at 1 January 2007, the subscribed capital will increase from EUR 163 653 737 000 to EUR 164 808 169 000, by virtue of the contributions of two new Member States: Bulgaria and Romania.

As a consequence of this capital increase, the two new Member States have to contribute to their share of Paid-in capital (EUR 57 721 600), and also their share of the Reserves and General Provisions (EUR 172 931 917) for the amounts outstanding as of 31 December 2006. The total amount to be paid of EUR 230 653 517 has been equally spread over 8 instalments: 31 May 2007, 31 May 2008, 31 May 2009, 30 November 2009, 31 May 2010, 30 November 2010, 31 May 2011 and 30 November 2011.

On a proposal from the Management Committee, the Board of Directors reviewed the Financial Statements on 13 March 2007 and decided to submit them to the Governors for approval at their meeting to be held on 5 June 2007.

INDEPENDENT AUDITOR’S REPORT

To the chairman of the Audit Committee of EUROPEAN INVESTMENT BANK

Luxembourg

We have audited the accompanying financial statements of the European Investment Bank, which show a profit of EUR 2,565.911 million and a total balance sheet of EUR 289,157.574 million and which comprise the balance sheet as at December 31, 2006, the profit and loss account, the statement of Special Section, the own funds and appropriation profit, the statement of subscriptions to the capital of the Bank, the cash flow statement for the year then ended, and a summary of significant accounting policies and other explanatory notes to the financial statements.

Management Committee’s responsibility for the financial statements

The Management Committee is responsible for the preparation and fair presentation of these financial statements in accordance with the general principles of the Directives of the European Union on the annual accounts and consolidated accounts of certain type of companies, banks and other financial institutions and insurance undertakings. This responsibility includes: designing, implementing and maintaining internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error, selecting and applying appropriate accounting policies, and making accounting estimates that are reasonable in the circumstances.

Responsibility of the “Réviseur d’Entreprises”

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with International Standards on Auditing as adopted by the Luxembourg “Institut des Réviseurs d’Entreprises”. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the judgement of the “Réviseur d’Entreprises”, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the “Réviseur d’Entreprises” considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the Management Committee, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements give a true and fair view of the financial position of the European Investment Bank as of December 31, 2006, of its financial performance, of its own funds and appropriation profit, of its statement of Special Section, of its subscriptions to the capital of the Bank and of its cash flows for the year then ended in accordance with the general principles of the Directives of the European Union on the annual accounts and consolidated accounts of certain types of companies, banks and other financial institutions and insurance undertakings.

ERNST & YOUNG Société Anonyme Réviseur d’Entreprises

March 13, 2007 Bernard LHOEST Alain KINSCH

96	EIB Group

THE AUDIT COMMITTEE

The Audit Committee reports to the Board of Governors, the following statement being communicated to the Governors prior to their approval of the Annual Report and the financial statements for the past financial year.

Statement by the Audit Committee on the Bank unconsolidated financial statements

The Committee, instituted in pursuance of Article 14 of the Statute and Article 25 of the Rules of Procedure of the European Investment Bank for the purpose of verifying that the operations of the Bank are conducted and its books kept in a proper manner, having

– designated Ernst & Young as external auditors, reviewed their audit planning process, examined and discussed their reports,

– noted that the opinion of Ernst & Young on the financial statements of the European Investment Bank for the financial period ending on 31 December 2006 is unqualified,

– convened on a regular basis with the Heads of Directorates and relevant services, met regularly the Head of Internal Audit and discussed the relevant internal audit reports, and studied the documents which it deemed necessary to examine in the discharge of its duties,

– received assurance from the Management Committee concerning the effectiveness of the internal control structure and internal administration,

and considering

– the financial statements for the financial year ending on 31 December 2006 as drawn up by the Board of Directors at its meeting on 13 March 2007,

– that the foregoing provides a reasonable basis for its statement and,

– Articles 22, 23 & 24 of the Rules of Procedure, to the best of its knowledge and judgement:

confirms that the activities of the Bank are conducted in a proper manner, in particular with regard to risk management and monitoring;

has verified that the operations of the Bank have been conducted and its books kept in a proper manner and that to this end, it has verified that the Bank’s operations have been carried out in compliance with the formalities and procedures laid down by the Statute and Rules of Procedure;

confirms that the financial statements, comprising the balance sheet, the statement of special section, the profit and loss account, the statement of own funds and appropriation of profit, the statement of subscriptions to the capital of the Bank, the cash flow statement and the notes to the financial statements give a true and fair view of the financial position of the Bank as at 31 December 2006 in respect of its assets and liabilities, and of the results of its operations and cash flows for the year then ended.

Luxembourg, 13 March 2007

The Audit Committee

R. POVEDA ANADÓN M. DAllOCChIO

EIB – Financial Statements 2006 97

Risk Management

The Bank aligns its risk management systems to changing economic conditions and evolving regulatory standards. It adapts them on an ongoing basis as best market practice develops. Systems are in place to control and report on the main risks inherent in its operations, i.e. credit, market and operational risks.

The Bank applies best market practice in order to analyse and manage risks so as to obtain the strongest protection for its assets, its financial result, and consequently its capital. While the Bank is not subject to regulation, it aims to comply in substance with the relevant EU banking directives and the recommendations of the banking supervisors of the EU Member States, EU legislation and the competent supranational bodies, such as the Basel Committee on Banking Supervision (BCBS).

1 Risk Management Organisation

The Risk Management Directorate (RM) has, since November 2003, been structured around two departments – namely the Credit Risk (CRD) and ALM, Derivatives, Financial and Operational Risks (FRD) Departments – and a Coordination Division. In 2006, the Bank formalised credit risk policies for own resource operations outside the European Union, expanding CRD’s remit. Simultaneously, a new Financial Monitoring and Restructuring Division was established essentially to monitor the Bank’s signed EU loans and carry out financial restructuring. RM independently identifies, assesses, monitors and reports the credit, market and operational risks to which the Bank is exposed in a comprehensive and consistent way and under a common approach. Within a commonly defined framework, whereby the segregation of duties is preserved, RM is independent of the Front Offices. The Director General of RM reports, for credit, market and operational risks, to the designated Vice-President. The designated Vice-President meets regularly with the Audit Committee to discuss topics relating to credit, market and operational risks. He is also responsible for overseeing risk reporting to the Management Committee and the Board of Directors.

To support the implementation of the Bank’s risk policies, two risk-oriented committees have been created.

The Credit Risk Assessment Group (CRAG) is a high-level forum for discussing relevant credit risk issues arising in the course of the Bank’s activities and for advising the Management Committee on these. Its members are the Directors General of the Operations, Projects, Risk Management, Finance, Strategy and Corporate Centre and Legal Affairs Directorates. The CRAG is intended to complement, and does not replace, the existing case-by-case review of lending operations, which remains central to the loan approval process.

An ALM Committee (ALCO), made up of the Directors General of the Operations, Finance and Risk Management Directorates, provides a high-level forum for debating the Bank’s ALM policy and for making proposals in this field to the Management Committee. It promotes and facilitates the dialogue among the Directorates represented in it, while providing a wider perspective on, and enhancing their understanding of, the main financial risks.

2 Credit Risk Management

2.1 Credit risk policies for loans

The EIB’s policies on credit risk are approved by the Bank’s governing bodies. They set out minimum credit quality levels for both borrowers and guarantors in lending operations and identify the types of security that are deemed acceptable. They also detail the minimum requirements which loan contracts must meet in terms of key legal clauses and other contractual stipulations to ensure that the Bank’s position ranks at least as high as that of other senior lenders, with prompt access to security when required. In addition, via a counterpart and sector limit system, the credit policies ensure an acceptable degree of diversification in the Bank’s loan portfolio. The Bank’s limit system draws its inspiration from the traditional prudential regulations on concentration and large exposure management contained in the EU banking directives, though the Bank generally adopts a more restrictive approach to risk-taking than commercial banks.

Credit policies undergo periodic adaptations to incorporate evolving operational circumstances and respond to new mandates that the Bank may receive from its shareholders.

2.2	Credit risk measurement

In line with best practice in the banking sector, an internal loan grading system (based on the expected loss methodology) is implemented for lending operations. This has become an important part of the loan appraisal process and of credit risk monitoring, as well as providing a reference point for pricing credit risk when appropriate.

A loan grading (LG) system comprises the methodologies, processes, databases and IT systems supporting the assessment of credit risk in lending operations and the quantification of expected loss estimates. It summarises a large amount of information with the purpose of offering a relative ranking of loans’ credit risks. At the EIB, LGs reflect the present value of the estimated level of the “expected loss”, this being the product of the probability of default of the main obligors, the exposure at risk and the loss severity in the case of default. LGs are used for the following purposes: • as an aid to a finer and more quantitative assessment of lending risks • as help in distributing monitoring efforts • as a description of the loan’s portfolio quality at any given date • as a benchmark for calculating the annual additions to the Fund for general banking risks • as one input in risk-pricing decisions based on the expected loss.

Financial report 2006 149

The following factors enter into the determination of an LG: I) The borrower’s creditworthiness: RM/CRD independently reviews borrowers and assesses their creditworthiness based on internal methodologies and external data.

II) The default correlation: it quantifies the chances of simultaneous financial difficulties arising for both the borrower and the guarantor. The higher the correlation between the borrower and the guarantor’s default probabilities, the lower the value of the guarantee and therefore the lower the LG. III) The value of guarantee instruments and of securities: this value is assessed on the basis of the combination of the issuer’s creditworthiness and the type of instrument used. IV) The contractual framework: a sound contractual framework will add to the loan’s quality and enhance its internal grading.

V) The loan’s duration: all else being equal, the longer the loan, the higher the risk of incurring difficulties in the servicing of the loan.

A loan’s expected loss is computed by combining the five elements discussed above. Depending on the level of this loss, a loan is assigned to one of the following LG classes listed below:

A Prime quality loans: there are three sub-categories. A° comprises EU sovereign risks, that is loans granted to – or fully, explicitly and unconditionally guaranteed by – Member States where no repayment difficulties are expected. A+ denotes loans granted to (or guaranteed by) entities other than Member States, with no expectation of deterioration over their duration.

B High quality loans: these represent an assets class with which the EIB feels comfortable, although a minor deterioration is not ruled out in the future. B+ and B- are used to denote the relative likelihood of the possibility of such deterioration occurring.

C Good quality loans: an example could be unsecured loans to solid banks and corporates with a 7-year bullet, or equivalent amortising, maturity at disbursement.

D This rating class represents the borderline between “acceptable quality” loans and those that have experienced some difficulties. This watershed in loan grading is more precisely determined by the sub-classifications D+ and D-. Loans rated D- require heightened monitoring.

E This LG category includes loans that in the course of their lives have experienced severe problems and their sliding into a situation of loss cannot be excluded. For this reason, they require careful, close and high monitoring. The sub-classes E+ and E- differentiate the intensity of this special monitoring process, with those operations graded E- being in a position where there is a strong possibility that debt service cannot be maintained on a timely basis and therefore some form of debt restructuring is required, possibly leading to an impairment loss.

F F (fail) denotes loans representing unacceptable risks. F-graded loans can only arise out of outstanding transactions that have experienced, after signature, unforeseen, exceptional and dramatic adverse circumstances. All operations where there is a loss of principal to the Bank are graded F and a specific provision is applied.

Generally, loans internally graded D- or below are placed on the Watch List. However, under the SFF/SFE programme, a limited amount of credit exposures with an original LG of D- or less can be accepted. A dedicated reserve of EUR 1 250m is set aside to meet the higher credit risks implied by such operations.

In addition to the deal-by-deal analysis of each loan, the Bank, using an external credit software package, also develops a portfolio view of credit exposures, integrating the concentration and correlation effects created by the dependence of various exposures on common risk factors. By adding a portfolio dimension of credit risks, it is possible to complement the LG’s deal-by-deal approach and thus provide a finer and more comprehensive risk assessment of the credit risks in the Bank’s loan book. The EIB has also developed an internal rating methodology (IRM) to determine the internal ratings of all its counterpart exposures. The methodology is based on a system of scoring sheets.

2.3 Analysis of EIB lending credit risk exposure 2.3.1 Credit quality

The overall credit quality of the EU (plus Art. 18) lending portfolio, as exemplified by its LG distribution, continues to present an excellent profile, with loans internally graded A to C representing 96.9% of the total, compared with 96.7% at end-2005. The share of loans internally graded D+, the lowest acceptable internal grading for standard loan operations, was 2.7% of the loan portfolio, corresponding to EUR 7.7bn.

The chart below shows the distribution of outstanding loans within the EU broken down by major types of obligors’ exposure. It can be seen that banks’ and corporates’ exposures represent 42% and 32% of the total EU portfolio respectively.

Distribution of Outstanding Loans – inside EU 2006

7.39%

Member States

18.96%

Public Institutions

41.51%

Banks

32.15%

Corporates

150 EIB Group

5.69%

7.59%	1. 18%

2.3.2 Geographical analysis of the banking book

.00%

84.20%

Loans on the banking book amounted to EUR 311bn at the financial year-end. A geographical analysis of these exposures, based on the location of the project, is shown in the chart

AC CE S S ION CANDIDATE E U Old Members (15)

Member States below.

EU New Members (10) P AR TNE R S

Geographical breakdown by project’s location

43.00%

4.4%

Enlargement countries

4.6%

Partner countries

0.9%

Art. 18

90.1%

EU (25)

2.3.3	Industry analysis

A critical element of risk management is to ensure adequate diversification of credit exposures. The EIB tracks its global exposure by industry (shown in the following chart), paying particular attention to industries that might be cyclical, volatile or undergoing substantial changes. Industry classifications refer to the project sector.

Industry Analysis – 2006(*)

3.50%

Telecommunications

9.18%

Energy

30.63%

Other

25.87%

Transport

18.70%

Urban and social

6.11%

Water and environmental protection

6.00%

Primary production and industry

(*) Excluding operations under mandates

10.02%

30.32% 4.06%

Transport

2.3.4 Portfolio concentration analysis

Urban and social

The principle of risk diversification is at the core of sound banking Water and environmental protection practices. The EIB places limits on the maximum amount that

Primary production can be lent to a single borrower, group of debtors or sectors. In and industry

5.99%	addition, it follows the evolution of credit risk concentration using Other
6.01%	18.35% 25.26%

the concept of Credit Value at Risk (CVaR).

The table below shows that, over the last few years, the concentration indexes the Bank generally follows have slightly risen or been stable. Increases in such indexes are due to mergers taking place in the EU banking sector.

End-of-Period

2003

2004

2005

2006

Largest Nominal Group Exposures

Nominal Exposures (% of EIB Loan Portfolio)

– Top 3

6.7%

7.1%

7.3%

8.5%

– Top 5

9.9%

10.4%

10.8%

12.1%

– Top 10

16.4%

17.3%

18.2%

19.4%

N° of Exposures (% of EIB Own Funds)

– over 10%

13

13

15

13

– over 15%

5

4

8

6

– over 20%

1

2

3

3

Largest Risk-Weighted Group Exposures

Risk-Weighted Exposures (% of EIB Own Funds)

– Top 3

28.9%

26.9%

27.2%

33.5%

– Top 5

45.4%

42.1%

41.4%

48.8%

N° of Risk-Weighted Exposures (% of EIB Own Funds)

– over 5%

13

12

13

11

– over 10%

1

—

—

1

N° of SSSR Corporate Exposures (over 5% of EIB Own Funds)1)

1

1

1

1

Sum of all Large Exposures (% of EIB Own Funds) 2)

93%

82%

91%

86%

1) The terms “single signature” and “single risk” (or for brevity, “unsecured” or “SSSR”) loans are used to indicate those lending operations where the EIB, irrespective of the number of signatures provided, has no genuine recourse to an independent third party, or to other forms of autonomous security.

2) The EIB defines a Large Individual Exposure as a consolidated group exposure that, when computed in risk-weighted terms, is at or above 5% of the EIB’s own funds. This definition applies to single individual borrowers or guarantors, excluding loans to Member States and loans fully covered by an explicit guarantee from, or secured by bonds issued by, Member States.

Financial report 2006 151

2.3.5 Maturity analysis

The analysis of the Bank’s loan portfolio by residual contractual maturity is shown in the table below. It indicates that about half of the outstanding loans in the EIB’s loan portfolio (including those outside the EU) have a remaining maturity of more than 10 years, in line with the long-term nature of the EIB.

Maturity analysis of loans(EUR m)

Maturity

Banks

Nature of Exposure Corporates

Public Inst.

States

Total

0-1 year

4 926

2 059

275

107

7 368

1-5 years

47 995

25 115

6 131

5 566

84 807

5-10 years

31 599

13 600

8 186

3 255

56 641

10-20 years

22 930

22 300

18 453

20 701

84 384

> 20 years

9 668

24 704

20 312

23 583

78 267

Total

117 119

87 779

53 357

53 212

311 466

2.4 Estimation of the EIB’s Capital Ratio according to BASEL I rules

In order to arrive at an estimation of the EIB’s “Basel I” capital adequacy ratio, on and off-balance-sheet credit exposures have been grouped in classes representing similar credit risks. To each of these classes a standard risk weight (e.g. 0%, 20%, 50% or 100%) has been assigned following the risk-weighting scheme provided for in the 1988 Basel Capital Accord (Basel I). In so doing, certain prudent and simplifying assumptions have been used.

All these various classes of risk-weighted credit exposures are then summed up to obtain the overall risk-weighted assets for the EIB for the period 2002-2006, as shown in the table below.

The resulting estimate of the Basel I ratio for the period under review ranges from 35% to 41%, to be compared with the minimum 8% ratio.

Although not required to do so, the Bank is considering the possibility of implementing the “Advanced Internal Ratings Based Approach (Advanced IRB)” for credit risk in the context of Basel II7 (the “New Basel Accord”). The Advanced IRB reflects best banking practices and provides a risk-sensitive measure accounting for the particular long-term profile of EIB business. The decision to align the Bank with the New Basel Accord has not yet been taken.

EUR m

Risk-weighted Assets*

Year-end

2002

2003

2004

2005

2006

Loans

60 453

58 141

59 826

67 264

79 375

Treasury Assets

5 467

4 975

6 334

10 006

7 440

Derivatives and Guarantees

957

878

588

1 748

1 035

Total Risk-Weighted Assets

66 877

63 994

66 748

79 018

87 850

Capital

24 615

25 984

27 534

29 280

31 172

BIS I ratio

36.81%

40.60%

41.25%

37.05%

35.48%

* Risk classes for 2003 and 2004 have been harmonized to the classification adopted in 2005.

2.5 General and specific provisioning policies

The Bank decided to transfer the FGBR from the Bank’s own funds to the Additional Reserves. It decided, however, to continue with the prudential calculations that currently lead to the determination of the FGBR. The results of these calculations will, from now on, be disclosed in the notes to the financial statements. The general provisioning rates by Loan Grading categories are as follows:

Loan Grading

Provisioning Rate

A°

0.00%

A+

0.10%

A—

0.20%

B+

0.30%

B—

0.50%

C

1.00%

D+

2.00%

D—

3.00%

E+

10.00%

E—

25.00%

7 “International Convergence of Capital Measurement and Capital Standards, A Revised Framework”, Basel Committee on Banking Supervision (June 2004).

Specific provisioning

A specific provision is created against all F-graded loans, as well as against E- graded ones when an impairment loss is assessed. The amount of such provisioning reflects the difference between the loan’s nominal value and the present value of all the expected future cash flows generated by the impaired asset.

The table below illustrates the evolution of general and specific provisioning.

Evolution of EIB general and specific provisioning

1400 1200 1000 800

600 400 200 0

1998 1999 2000 2001 2002 2003 2004 2005 2006

General provisions

Specific provisions

152 EIB Group

2.6	Structured Finance Facility/Special FEMIP Envelope

The Structured Finance Facility (SFF) and the Special FEMIP Envelope (SFE) enable the Bank to provide finance for higher risk projects. The overall capacity to undertake transactions within the SFF/SFE is limited by the amount of a dedicated capital reserve (currently EUR 1 250m) against which capital and expected loss are allocated for each individual transaction based on its loan grade and riskiness. A loan-grade-dependent transaction size limit applies to individual transactions.

2.7	Venture capital operations

EIB Group (EIB and EIF) resources for venture capital are managed by the EIF as part of the Amsterdam Special Action Programme (ASAP) and the Innovation 2010 Initiative (i2i). The maximum amount of financial resources available for VC investments in VC funds by the EIF under the Risk Capital Mandate (RCM) from the EIB, and on which the Bank takes the risks, is determined by the application of the Gearing Ratio (currently 200%) to the level of Dedicated Total Funds (about EUR 1.5bn at 2006 year-end). Taking account of this mechanism, the EIF undertakes new VC investments under the RCM with the objective of ensuring that the total portfolio of such operations is balanced in terms of investee, sector, stage, geographical focus and vintage. An internal risk-grading methodology for VC funds has been developed by the EIF and is used in deciding on new investments and monitoring the quality of VC assets.

3	ALM and Financial Risk Management
3.1	Financial risk policies

As is the case with the “four-eyes principle” applied in lending activities via the Bank’s credit policies, so the market risk policy of the Bank establishes that RM shall provide an opinion with respect to all financial activities of the Bank that introduce material market risks, and with respect to financial transactions that may create credit risk, such as treasury hedging or derivatives operations.

Market risks are identified, measured, managed and reported according to a set of policies and procedures updated on a regular basis called the “Financial Risk and ALM Policy Guidelines” (FRPG). The general principles underpinning these policies are described below.

3.1.1	Sustainability of revenue and self-financing capacity

The Bank’s ALM policy forms an integral part of the Bank’s overall financial risk management. It reflects the expectations of the three main stakeholders of the Bank (i.e. the Bank’s shareholders, the Bank’s borrowers and the financial markets) in terms of stability of earnings, preservation of the economic value of own funds, and the self-financing of the Bank’s growth in the long term.

To achieve these aims, the ALM policy employs medium to long-term indexation for the investment of own funds to promote stability of revenues and enhance overall returns.

This indexation policy implies an exposure to medium to long-term yields and is not influenced by any short-term views on trends in interest rates. This is accomplished by targeting a duration for the Bank’s own funds of between 4.5-5.5 years (down from the objective of 5-6 years until end-2000). The following graph shows the evolution of the duration of the own funds, which remains a key ALM strategic indicator for the Bank.

Evolution of the duration of the Bank’s own funds

6.10 5.90 5.70 5.50 5.30 5.10 4.90 4.70 4.50 4.30

31/12/98 31/12/99 31/12/00 31/12/01 31/12/02 31/12/03 31/12/04 31/12/05 31/12/06

The stability of revenues is evidenced, in the following chart, by the linear increase of the book value of own funds, accomplished by the systematic annual transfer of the annual surplus into reserves, which in turn allows for the self-financing of the paid-in component of future increases in subscribed capital.

Evolution of the book value and economic value of own funds

34.0 32.0 30.0 28.0 26.0 24.0 22.0 20.0 18.0 16.0

Dec- 96 Jun- 97 Dec- 97 Jun- 98 Dec- 98 Jun- 99 Dec- 99 Jun- 00 Dec- 00 Jun- 01 Dec- 01 Jun- 02 Dec- 02 Jun- 03 Dec- 03 Jun- 04 Dec- 04 Jun- 05 Dec- 05 Jun- 06 Dec- 06

The graph also shows (upper line) that the economic value of the Bank is exposed to interest rate variations. However, in spite of the interest rate cycles which generally occur, the economic value of the Bank’s own funds has increased over time.

3.1.2	EIB’s financial risk appetite

As a public institution, the Bank does not aim to make profits from speculative exposures to financial risks, sets its financial risk tolerance to a minimum level as defined by approved limits, and applies a conservative financial framework. As a consequence, the Bank does not view its treasury or funding activities as profit- maximising centres, even though performance objectives are attached to those activities. Investment activities are conducted within the primary objective of protection of the capital invested. With respect to exposures arising from the Bank’s lending and borrowing operations, the main principle of the Bank’s financial risk policy is therefore that all material financial risks are hedged.

Following best market practice, all new types of transaction introducing operational or financial risks must be authorised by the Management Committee, after the approval of the New Products Committee, and are managed within approved limits.

Financial report 2006 153

Such positions may include strategic activities in line with the Bank's mission, such as venture capital operations or equity participations.

3.1.3 Interest rate setting

A new loan rate-setting methodology approved by the Board of Directors entered into application as from January 2006. This methodology relies on the use of a new indicator – the "Net Funding Result" (NFR) – to monitor both the funding and lending activities of the Bank from a financial risk perspective. The NFR is a synthetic indicator of the funding performance of the Bank versus a Euribor benchmark. It quantifies in net present value terms the funding advantage realised, through borrowing operations, by the Bank. This funding advantage is then passed on to the borrowers when setting the base rates of new loans.

3.2 Risk management of derivatives

The use of derivatives by the EIB is limited to the hedging of individual transactions in the area of borrowing and treasury activities and, to a minor degree, to asset and liability management.

The risk policy for derivative transactions is based on the definition of eligibility conditions and rating-related limits for swap counterparties. In order to reduce credit exposures, the Bank has signed Credit Support Annexes with the majority of its swap counterparts and receives collaterals when the exposure exceeds certain contractually defined thresholds.

Nominal derivative amounts have been growing, generally in line with the size of the EIB's operations. Exposures at risk (measured as BIS credit equivalent and Net Market Exposure) depend on the market evolution; in particular, they are very sensitive to interest rate and exchange rate movements. The increase in EU interest rates and the depreciation of USD against EUR explain the major part of their decrease during 2006.

Derivatives Operations Overview

	(EUR m)			
End of Period	2003	2004	2005	2006
Nominal Value of O/S Swaps and DRS	194 045	222 505	267 207	293 624
Total BIS Credit Risk Equivalent	4 715	5 459	8 290	5 002
Weighted BIS Credit Risk Equivalent	1 475	1 384	1 642	985
Total Net Market Exposure[1]	655	334	949	606

(1) Positive exposure net of collaterals received.

3.3 Treasury Risk Management

Treasury investments are divided into three categories: (i) monetary treasury, with the primary objective of maintaining liquidity; (ii) operational bond treasury, as a second liquidity line; and (iii) an investment portfolio, almost exclusively composed of EU sovereign bonds. In September 2006, the Management Committee decided to gradually phase out the investment portfolio (see A.6.1. for details).

Credit risk policy for treasury transactions is monitored through the attribution of credit limits to the counterparts for monetary and bond transactions and short-term derivatives. The weighted exposure for each counterpart must not exceed the authorised limits.

The table below provides an illustration of the nominal credit exposure of the Bank's various treasury portfolios as at end-2006, including FX swaps and FX forwards.

	Nominal exposure (EUR m)					
	Short-Term External Rating	Long-Term External Rating				
Type of Operation	A-1+/P-1	< A or NR	A	AA	Aaa	Total
Total Monetary Treasury Assets	2 852	46	4 346	15 731	397	23 372
Total Operational Bond Portfolio'	0	0	203	2 336	2 804	5 343
Investment Portfolio	0	116	219	703	1 310	2 348
Cash held as Collateral on L-T Der. Oper.	0	0	4	209	0	213
Total Nominal Treasury Funds	2 852	161	4 772	18 979	4 510	31 275
Securities Lending	-	-	-	-	-	1 688

4 Operational Risk Management

At the EIB, the management of operational risk is performed at all levels within the organisation and is a responsibility of all the various departments of the Bank. RM is responsible for defining the operational risk framework and related policies while the responsibility for implementing the framework as well as day-to-day operational risk management lies with the Bank's operational departments.

The EIB employs an assessment methodology that takes into account all available information including loss history, results of risk self-assessment and the risk/control environment of the various business processes and business lines. A set of Key Risk Indicators (KRIs) organised in an Operational Risk Scorecard, and a statistical model based on historical data, complete the operational risk environment.

Information concerning operational risk events, losses and KRIs, and updates on the activities of the New Products Committee, are regularly forwarded to the Bank's senior management and the Management Committee.

Audit and Control

Audit Committee – The Audit Committee is an independent statutory body, appointed by, and answerable directly to, the Board of Governors. In compliance with formalities and procedures defined in the Statute and Rules of Procedure, the Audit Committee’s role is to verify that the Bank’s operations have been conducted and its books kept in a proper manner and to obtain assurance on the effectiveness of the internal control systems, risk management and internal administration. The Audit Committee has overall responsibility for the auditing of the Bank’s accounts. The Committee provides statements each year on whether the financial statements, as well as any other financial information contained in the annual accounts drawn up by the Board of Directors give a true and fair view of the financial position of the Bank, the EIB Group, the Investment Facility and the FEMIP Trust Fund. The Governors take note of the statements by the Committee and of the conclusions in the annual reports of the Audit Committee when reviewing the Annual Report of the Board of Directors.

In fulfilling its role, the Committee meets with representatives of the other statutory bodies and with key staff members, reviews the financial statements and accounting policies, takes note of the work performed by the internal auditors, oversees and supervises the external auditors, safeguards the independence and integrity of the audit function, and coordinates audit work in general and understands and monitors how Management is providing for adequate and effective internal control systems, risk management and internal administration.

External Auditors – The external auditors report directly to the Audit Committee, which is empowered to delegate the day-to-day work concerning the audit of the financial statements to the external auditors. The Audit Committee designated the firm Ernst & Young in 2004, after consultation with the Management Committee. The contract will expire on the date on which the Board of Governors approves the 2008 financial statements. The external auditors are not allowed to carry out any work of an advisory nature or act in any other capacity that could compromise their independence when performing their audit tasks.

Inspectorate General – In 2005 the Inspectorate General for the EIB Group was created as an autonomous department. This underlined the importance that the Bank attaches to the main internal, ex post functions.

Internal audit. Catering for audit needs at all levels of management of the EIB Group and acting with the guarantees of independence and of professional standards conferred upon it by its Charter revised in 2001, Internal Audit examines and evaluates the relevance and effectiveness of the internal control systems and the procedures involved. It is also introducing an internal control framework based on BIS guidelines. Action Plans agreed with the Bank’s departments are a catalyst for improving procedures and strengthening controls. Hence, Internal Audit reviews and tests controls in critical banking, information technology and administrative areas on a rotational basis using a risk-based approach.

Ex post evaluation. Ex post evaluations cover the EIB’s activities and have been extended to the Group through the evaluation of the venture capital activities of the EIF and an interim evaluation of the FEMIP Trust Fund. The evaluation studies and reports enable the EIB Group to learn from past experience. Ex post evaluations are published on the website of the Bank (or EIF), thereby contributing to the transparency and accountability of the EIB Group.

Investigation. Under internal procedures to combat fraud, the Inspector General has authority to conduct inquiries. The Bank may also call upon external assistance or experts in accordance with the requirements of the inquiry, and works closely with the services of the European Anti-Fraud Office (OLAF). In addition, the Inspector General provides, when required, an independent recourse mechanism for investigating complaints that the European Ombudsman considers to be outside his remit.

Management Control – Within the new Strategy and Corporate Centre Directorate (created on 1 January 2007), the Strategy, Management Control and Financial Control Department brings together the functions responsible for Management Control

(Financial Control and Accounting; Planning, Budget and Control and units responsible for relations with the EIF and the European Court of Auditors and for Bank-wide organisational aspects) and integrates them with teams responsible for macro-economic research and corporate responsibility policies and corporate governance issues. This structure covers the entire process of defining the Bank’s strategy, co-ordinating its implementation and ultimately monitoring the results achieved. Key tools include the Corporate Operational Plan, financial control and accounting, and the budget and associated control systems. A suite of integrated reports facilitates evaluation of both the financial position and cash flows in relation to strategy, institutional and operational objectives and business plans. Management Control provides an opinion on any proposal to the Management Committee that may have a financial, accounting, budgetary or organisational impact.

Financial report 2006 155

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